EXHIBIT 99.1

AAMES MORTGAGE INVESTMENT TRUST 2006-1, as Issuer

FINANCIAL ASSET SECURITIES CORP., as Depositor

WELLS FARGO BANK, N.A., as Trust Administrator and Master Servicer

AAMES FUNDING CORPORATION, as Servicer

AAMES INVESTMENT CORPORATION, as Sponsor

and

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee

___________________________

TRANSFER AND SERVICING AGREEMENT

Dated as of April 1, 2006
___________________________

AAMES MORTGAGE INVESTMENT TRUST 2006-1

MORTGAGE BACKED NOTES

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01.	Definitions
Section 1.02.	Calculations With Respect to the Mortgage Loans
Section 1.03.	Calculations With Respect to Accrued Interest

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS

Section 2.01.	Creation and Declaration of Trust Estate; Conveyance of Mortgage Loans.
Section 2.02.	Acceptance of Trust Estate; Review of Documentation.
Section 2.03.	Grant Clause.
Section 2.04.	Option to Contribute Derivative Instrument.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.	Representations and Warranties of the Depositor and the Sponsor.
Section 3.02.	Discovery of Breach
Section 3.03.	Repurchase, Purchase or Substitution of Mortgage Loans.

ARTICLE IV

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS BY THE SERVICER

Section 4.01.	Sponsor’s Engagement of Servicer to Perform Servicing Responsibilities.
Section 4.02.	Servicing of the Mortgage Loans.
Section 4.03.	Payments To the Master Servicer.
Section 4.04.	General Servicing Procedures.
Section 4.05.	Representations, Warranties and Agreements.
Section 4.06.	The Servicer.
Section 4.07.	Termination for Cause.
Section 4.08.	Successor to Servicer, Miscellaneous Provisions.
Section 4.09.	Sub-Servicers and Sub-Servicing Agreements.
Section 4.10.	Miscellaneous Servicing Provisions.
Section 4.11.	Advance Facility.

ARTICLE V

ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS BY THE MASTER SERVICER AND THE TRUST ADMINISTRATOR

Section 5.01.	Duties of the Master Servicer; Representations and Warranties.
Section 5.02.	Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.
Section 5.03.	Master Servicer’s Financial Statements and Related Information
Section 5.04.	Power to Act; Procedures.
Section 5.05.	Enforcement of Servicer’s and Master Servicer’s Obligations.
Section 5.06.	[Reserved]
Section 5.07.	Collection Account.
Section 5.08.	Application of Funds in the Collection Account
Section 5.09.	Reports to Indenture Trustee and Noteholders.
Section 5.10.	Termination of Servicer; Successor Servicers.
Section 5.11.	Master Servicer Liable for Enforcement
Section 5.12.	Assumption of Master Servicing by Indenture Trustee.
Section 5.13.	[Reserved]
Section 5.14.	Release of Mortgage Files.
Section 5.15.	Documents, Records and Funds in Possession of Master Servicer To Be Held for Indenture Trustee.
Section 5.16.	Opinion
Section 5.17.	[Reserved]
Section 5.18.	[Reserved]
Section 5.19.	[Reserved]
Section 5.20.	Indenture Trustee To Retain Possession of Certain Insurance Policies and Documents
Section 5.21.	Compensation to the Master Servicer
Section 5.22.	[Reserved]
Section 5.23.	Reports to the Indenture Trustee.
Section 5.24.	[Reserved]
Section 5.25.	[Reserved]
Section 5.26.	Merger or Consolidation
Section 5.27.	Resignation of Master Servicer
Section 5.28.	Assignment or Delegation of Duties by the Master Servicer
Section 5.29.	Limitation on Liability of the Master Servicer and Others.
Section 5.30.	Indemnification; Third Party Claims
Section 5.31.	Alternative Index
Section 5.32.	Transfer of Servicing

ARTICLE VI

DEPOSITS AND PAYMENTS TO HOLDERS

Section 6.01.	The Collection Account.
Section 6.02.	Payments from the Collection Account.
Section 6.03.	Allocation of Realized Losses.
Section 6.04.	Control of the Trust Account and Deferred Interest.
Section 6.05.	Advances by Master Servicer and Servicer.
Section 6.06.	The Interest Rate Swap Agreement.
Section 6.07.	Commission Reporting.

ARTICLE VII

ADMINISTRATION OF THE AGREEMENTS

Section 7.01.	Duties of the Trust Administrator.
Section 7.02.	Duties of the Trust Administrator With Respect to the Indenture, the Trust Agreement and this Agreement.
Section 7.03.	Records
Section 7.04.	Compensation
Section 7.05.	Additional Information to be Furnished to the Issuer
Section 7.06.	Independence of the Trust Administrator
Section 7.07.	No Joint Venture
Section 7.08.	Other Activities of Trust Administrator and the Depositor
Section 7.09.	Resignation and Removal of Trust Administrator.
Section 7.10.	Action upon Termination, Resignation or Removal of the Trust Administrator

ARTICLE VIII

MASTER SERVICER EVENTS OF DEFAULT

Section 8.01.	Master Servicer Events of Default; Indenture Trustee To Act; Appointment of Successor.
Section 8.02.	Additional Remedies of Indenture Trustee Upon Master Servicer Event of Default
Section 8.03.	Waiver of Defaults
Section 8.04.	Notification to Holders
Section 8.05.	Directions by Noteholders and Duties of Indenture Trustee During Master Servicer Event of Default
Section 8.06.	Action Upon Certain Failures of the Master Servicer and Upon Master Servicer Event of Default
Section 8.07.	[Reserved]

ARTICLE IX

TERMINATION

Section 9.01.	Termination
Section 9.02.	Termination Prior to Maturity Date; Optional Redemption.
Section 9.03.	Certain Notices upon Final Payment

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01.	Binding Nature of Agreement; Assignment
Section 10.02.	Entire Agreement
Section 10.03.	Amendment.
Section 10.04.	Acts of Noteholders
Section 10.05.	Recordation of Agreement
Section 10.06.	Governing Law
Section 10.07.	Notices
Section 10.08.	Severability of Provisions
Section 10.09.	Indulgences; No Waivers
Section 10.10.	Headings Not To Affect Interpretation
Section 10.11.	Benefits of Agreement
Section 10.12.	Special Notices to the Rating Agencies.
Section 10.13.	Counterparts
Section 10.14.	Execution by the Issuer
Section 10.15.	Intention of the Parties and Interpretation

ATTACHMENTS

Exhibit A-1	Form of Initial Certification
Exhibit A-2	Form of Interim Certification
Exhibit A-3	Form of Final Certification
Exhibit A-4	Form of Endorsement
Exhibit B	[Reserved]
Exhibit C	Form of Lost Note Affidavit
Exhibit D	Custodial Agreement
Exhibit E	Custodial Account Letter Agreement
Exhibit F	Escrow Account Letter Agreement
Exhibit G-1	Form of Monthly Remittance Advice
Exhibit G-1A	Form of Monthly Remittance Advice
Exhibit G-2	Standard Layout For Monthly Defaulted Loan Report
Exhibit G-3	Form 332 Realized Loss Report
Exhibit H	Form of Back-Up Certification
Exhibit I	Interest Rate Swap Agreement
Exhibit J	Relevant Servicing Criteria
Exhibit K	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit L	Additional Disclosure Notification

Schedule A	Mortgage Loan Schedule

This TRANSFER AND SERVICING AGREEMENT, dated as of April 1, 2006 (this “Agreement” or this “Transfer and Servicing Agreement”), is by and among AAMES MORTGAGE INVESTMENT TRUST 2006-1, a Delaware statutory trust, as issuer (the “Issuer”), FINANCIAL ASSET SECURITIES CORP., a Delaware corporation, as depositor (the “Depositor”), DEUTSCHE BANK NATIONAL TRUST COMPANY, as indenture trustee (the “Indenture Trustee”), WELLS FARGO BANK, N.A., as trust administrator (the “Trust Administrator”) and master servicer (the “Master Servicer”), AAMES FUNDING CORPORATION, as servicer (the “Servicer”), and AAMES INVESTMENT CORPORATION, as sponsor (the “Sponsor”).

PRELIMINARY STATEMENT

WHEREAS, the Depositor has acquired all of the rights, title and interest of the Sponsor in certain conventional, adjustable and fixed rate, residential mortgage loans identified in Schedule A hereto (the “Mortgage Loans”) on a servicing-retained basis from the Sponsor pursuant to the Mortgage Loan Purchase Agreement, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Issuer hereunder for inclusion in the Trust Estate;

WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuer of the Mortgage Loans and the other property constituting the Trust Estate;

WHEREAS, on the Closing Date, the Depositor will acquire the Notes and the Ownership Certificate from the Issuer as consideration for its transfer to the Issuer of the Mortgage Loans and the other property constituting the Trust Estate;

WHEREAS, pursuant to the Indenture, the Issuer will pledge the Mortgage Loans and the other property constituting the Trust Estate to the Indenture Trustee as security for the Notes;

WHEREAS, the Sponsor desires that the Servicer service the Mortgage Loans upon such transfer to the Issuer pursuant to this Agreement, and the Servicer has agreed to do so;

WHEREAS, the Master Servicer shall be obligated under this Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Issuer, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement upon the occurrence and continuance of a Servicer Event of Default as provided herein;

WHEREAS, the parties hereto acknowledge and agree that, at the direction of the Depositor, the Sponsor will assign all of its rights with respect to the Mortgage Loans (other than the servicing rights) to the Indenture Trustee;

WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes, including (i) the Depository Agreement and (ii) the Indenture (the Depository Agreement, the Indenture, the Trust Agreement and the Custodial Agreement being hereinafter referred to collectively as the “Related Agreements”);

WHEREAS, pursuant to the Related Agreements, the Issuer is required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the “Collateral”) and (b) the undivided subordinate beneficial ownership interest in the Issuer represented by the Ownership Certificate;

WHEREAS, the Issuer desires to have the Trust Administrator perform certain of the duties of the Issuer referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer or the Owner Trustee may from time to time reasonably request; and

WHEREAS, the Trust Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

The following table sets forth (or describes) the Class designation, Note Interest Rate, initial Class Principal Amount and minimum denomination for each Class of Notes issued pursuant to the Indenture.

Class Designation	Note Interest Rate	Initial Class Principal Amount	Minimum Denominations
Class A-1	Variable (1)	$244,348,000	$25,000
Class A-2	Variable (1)	$62,902,000	$25,000
Class A-3	Variable (1)	$127,232,000	$25,000
Class A-4	Variable (1)	$22,641,000	$25,000
Class M-1	Variable (1)	$44,948,000	$25,000
Class M-2	Variable (1)	$13,148,000	$25,000
Class M-3	Variable (1)	$11,619,000	$25,000
Class M-4	Variable (1)	$11,313,000	$25,000
Class M-5	Variable (1)	$9,785,000	$25,000
Class M-6	Variable (1)	$12,231,000	$25,000
Class M-7	Variable (1)	$15,594,000	$25,000
Class M-8	Variable (1)	$6,115,000	$25,000
Class M-9	Variable (1)	$5,504,000	$25,000
Class M-10	Variable (1)	$3,058,000	$25,000
Class M-11	Variable (1)	$6,115,000	$25,000
_______________
(1) See the definition of “Note Interest Rate” herein.

ARTICLE I

DEFINITIONS

Section 1.01.   Definitions. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline: The meaning set forth in Section 6.07(a)(iv)(A).

Accounts: Any or all of the Custodial Accounts, the Escrow Accounts, the Collection Account and any other accounts created or maintained by the Trust Administrator or the Servicer pursuant to this Agreement.

Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accrual Period: With respect to any Payment Date and the Notes, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date, beginning on the Closing Date) and ending on the day immediately preceding the related Payment Date.

Additional Disclosure Notification: The meaning set forth in Section 6.07(a)(ii).

Additional Form 10-D Disclosure: The meaning set forth in Section 6.07(a)(i).

Additional Form 10-K Disclosure: The meaning set forth in Section 6.07(a)(iv).

Advance: With respect to each Servicer Remittance Date and each Mortgage Loan, an amount equal to the Scheduled Payment (with the interest portion of such Scheduled Payment adjusted to the Mortgage Loan Remittance Rate, in the case of the Servicer, or to the Net Mortgage Rate, in the case of the Master Servicer) that was due on the Mortgage Loan on the Due Date in the related Collection Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer or Master Servicer, as applicable, to be recoverable from collections or other recoveries in respect of such Mortgage Loan.

Advance Facility: As defined in Section 4.11(a) hereof.

Advance Facility Notice: As defined in Section 4.11(a) hereof.

Advancing Person: As defined in Section 4.11(a) hereof.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Loan Balance: As of any date of determination, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of such date.

Agreement: This Transfer and Servicing Agreement and all amendments and supplements hereto.

AIC: Aames Investment Corporation.

Allocated Realized Loss Amount: With respect to any Class of Subordinate Notes and any Payment Date is an amount equal to the sum of (i) any Realized Loss allocated to that Class of Notes on such Payment Date and (ii) the amount of any Allocated Realized Loss Amount for that Class remaining unpaid from the previous Payment Date as reduced by an amount equal to the increase in the related Class Principal Amount due to the receipt of Subsequent Recoveries.

Annual Statement of Compliance: As defined in Section 4.04(d).

Ancillary Income: All income derived from the Mortgage Loans, excluding Servicing Fees, Master Servicing Fees and Prepayment Premiums attributable to the Mortgage Loans and other amounts treated as payment proceeds of the Mortgage Loans, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

Assessment of Compliance: As defined in Section 4.04(e).

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Indenture Trustee for the benefit of Noteholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that neither the Issuer nor the Indenture Trustee shall be responsible for determining whether any such assignment is in recordable form.

Attestation Report: As defined in Section 4.04(e).

Authorized Officer: Any Person who may execute an Officer’s Certificate on behalf of the Issuer.

Back-Up Certification: The meaning set forth in Section 6.07(a)(iv).

Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

Basis Risk Shortfall: With respect to any Class of Notes and any Payment Date, the amount by which (a) the amount of Current Interest without regard to the Net Funds Cap for such date exceeds (b) the amount of Current Interest calculated at the Net Funds Cap.

Benefit Plan Opinion: An Opinion of Counsel satisfactory to the Owner Trustee and the Certificate Registrar to the effect that any proposed transfer of Certificates will not (i) cause the assets of the Trust Estate to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Indenture Trustee.

Bloomberg Screen LIBO Page: The display designated as page “BBAM” on the Bloomberg L.P. (or such other page as may replace the BBAM page on that service for the purpose of displaying London interbank offered rates of major banks).

Book-Entry Notes: As defined in the Indenture.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Indenture Trustee is located, or the States of California, Delaware, Maryland or Minnesota are authorized or obligated by law or executive order to be closed.

Certificate: The Ownership Certificate.

Certificate Registrar: As defined in the Trust Agreement, the initial Certificate Registrar shall be the Trust Administrator.

Certificateholder: Any registered holder of the Ownership Certificate.

Certification Parties: The meaning set forth in Section 6.07(a)(iv).

Certifying Person: The meaning set forth in Section 6.07(a)(iv).

Civil Relief Act: The Servicemembers Civil Relief Act, as such may be amended from time to time, and any similar state laws.

Class: All Notes bearing the same class designation.

Class M-1 and Class M-2 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes after giving effect to payments to such Classes on such Payment Date and (ii) the aggregate Class Principal Amount of the Class M-1 and Class M-2 Notes immediately prior to such Payment Date exceeds (y) the Class M-1 and Class M-2 Target Amount for such Payment Date.

Class M-1 and Class M-2 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (1) 68.50% and (2) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50% of the Cut-off Date Balance.

Class Principal Amount: With respect to any date of determination and each Class of Notes, the aggregate of the Note Principal Amounts of all Notes of such Class as of such date.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Closing Date: May 2, 2006.

Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collateral: As defined in the Indenture.

Collection Account: A separate account established and maintained by the Trust Administrator for the benefit of the Indenture Trustee pursuant to Section 5.07.

Collection Period: With respect to any Payment Date and Mortgage Loan, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

Commission: The U.S. Securities and Exchange Commission.

Compensating Interest Payment: With respect to any Payment Date, an amount equal to the lesser of (x) the aggregate Prepayment Interest Shortfall Amount with respect to such Payment Date and (y) the aggregate Servicing Fee payable to the Servicer in respect of such Payment Date.

Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

Control: The meaning specified in Section 8-106 of the New York UCC.

Conventional Loan: A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs.

Corporate Trust Office: With respect to (i) the Trust Administrator, the principal corporate trust office of the Trust Administrator at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of this Agreement for purposes of transfers and exchanges and for presentment and surrender of the Notes and for payment thereof is located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group (Aames 2006-1), and for all other purposes is located at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Corporate Trust Group (Aames 2006-1); (ii) the Certificate Registrar, the principal office of the Certificate Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at the Corporate Trust Office of the Trust Administrator, or at such other address as the Certificate Registrar may designate from time to time by notice to the Noteholders and the Trust, or the principal corporate trust office of any successor Certificate Registrar at the address designated by such successor Certificate Registrar by notice to the Noteholders and the Trust; and (iii) the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at 1761 East Saint Andrew Place, Santa Ana, California 92705, Attention: Trust Administration, AA0601, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Trust, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Trust.

Cumulative Loss Trigger Event: A Cumulative Loss Trigger Event shall have occurred with respect to any Payment Date if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance exceeds the applicable percentage described below with respect to such Payment Date:

Payment Date	Required Loss Percentage
May 2008 through April 2009	2.40% for the first month, plus an additional 1/12th of 1.35% for each month thereafter
May 2009 through April 2010	3.75% for the first month, plus an additional 1/12th of 1.25% for each month thereafter
May 2010 through April 2011	5.00% for the first month, plus an additional 1/12th of 1.00% for each month thereafter
May 2011 through April 2012	6.00% for the first month, plus an additional 1/12th of 0.50% for each month thereafter
May 2012 and thereafter	6.50%

Current Interest: With respect to any Class of Notes and any Payment Date, will equal the aggregate amount of interest accrued at the applicable Note Interest Rate during the related Accrual Period on the Class Principal Amount of such Class immediately prior to such Payment Date.

Custodial Account: The separate custodial account (other than an Escrow Account) established and maintained by the Servicer pursuant to Section 4.02(d) of this Agreement.

Custodial Agreement: The custodial agreement relating to the custody of certain of the Mortgage Loans, substantially in the form attached as Exhibit D hereto, among the Custodian, the Issuer and the Indenture Trustee, as acknowledged by the Sponsor, the Depositor, the Master Servicer, the Trust Administrator and the Servicer, dated as of April 1, 2006.

Custodian: The custodian appointed pursuant to the Custodial Agreement, and any successor thereto. The initial Custodian is Deutsche Bank National Trust Company.

Cut-off Date: April 1, 2006.

Cut-off Date Balance: The Aggregate Loan Balance as of the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding in Bankruptcy or any similar proceeding.

Deferred Interest: For any Class of Subordinate Notes and any Payment Date, the sum of (a) the aggregate amount of interest accrued at the applicable Note Interest Rate during the related Accrual Period on the Allocated Realized Loss Amount for that Class for the immediately preceding Payment Date, (b) any amounts due pursuant to clause (a) for such Class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount in clause (b) at the Note Interest Rate applicable to such Class.

Definitive Notes: As defined in the Indenture.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Estate pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

Delinquency Rate: With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days Delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

Delinquent: For reporting purposes, a Mortgage Loan is “delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

Depositor: Financial Asset Securities Corp., a Delaware corporation having its principal place of business in New York, or its successors in interest.

Depository Agreement: The agreement dated May 2, 2006, among the Issuer and The Depository Trust Company, as the initial Clearing Agency, relating to the Book-Entry Notes.

Determination Date: With respect to each Payment Date, the 15th day of the month in which such Payment Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

Due Date: The day of the calendar month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace. Pursuant to Section 4.03(d), with respect to any Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Scheduled Payment is due on the first day of the immediately succeeding month (other than with respect to the calculation of the Repurchase Price).

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company that complies with the definition of Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trust Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Rating Agencies. Eligible Accounts may bear interest.

Eligible Institution: Any of the following:

(i)	An institution whose:

(A)
commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or

(B)
commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Account upon a downgrade; or

(ii)
the corporate trust department of a federal depositor institution or state-chartered depositor institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

Eligible Investments: Any one or more of the following obligations or securities:

(i)
direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)
federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or the Trust Administrator or any agent of the Indenture Trustee or the Trust Administrator, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)
repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, Fannie Mae or FHLMC with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)
securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Collection Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v)
commercial paper (including both non-interest-bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi)	a Qualified GIC;

(vii)
certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)
any other demand, money market, common trust fund or time deposit or obligation, or interest bearing or other security or investment (including those managed or advised by the Indenture Trustee, the Master Servicer, the Trust Administrator, or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating assigned by each Rating Agency to any of the Notes. Such investments in this subsection (viii) may include money market mutual funds or common trust estates, including any fund for which Wells Fargo Bank, N.A. (the “Bank”) in its capacity other than as the Master Servicer, the Trust Administrator or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Indenture Trustee, the Master Servicer or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Indenture Trustee, the Trust Administrator, the Master Servicer or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Bank or an affiliate thereof is specifically authorized to charge and collect from the Issuer such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

Entitlement Holder: The meaning specified in Section 8-102(a)(7) of the New York UCC.

Entitlement Order: The meaning specified in Section 8-102(a)(8) of the New York UCC (i.e., generally, orders directing the transfer or redemption of any Financial Asset).

Environmental Problem Property: A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with Section 4.02(m).

Errors and Omission Insurance Policy: Any Errors and Omission Insurance policy required to be obtained by the Servicer satisfying the requirements of this Agreement.

Escrow Account: The separate escrow account (other than a Custodial Account) established and maintained by the Servicer pursuant to Section 4.02(f) of this Agreement.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae or FNMA: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

FHA: The Federal Housing Administration, an agency within HUD.

FHA Approved Mortgagee: Those institutions which are approved by FHA to act as servicer and mortgagee of record pursuant to FHA Regulations.

FHA Regulations: Regulations promulgated by HUD under the National Housing Act, codified in Title 24 of the Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

Fidelity Bond: Any fidelity bond to be maintained by the Servicer in accordance with Section 4.02(m).

Financial Asset: The meaning specified in Section 8-102(a) of the New York UCC.

Fixed Rate Cap: With respect to any Payment Date, a per annum rate equal to 14.00%.

Fixed Swap Payment: With respect to any Payment Date, a fixed amount equal to the product of (i) 5.36%, (ii) the related Notional Amount (as defined in the Interest Rate Swap Agreement) and (iii) a fraction, the numerator of which is 30, and the denominator of which is 360.

Floating Swap Payment: With respect to any Payment Date, a floating amount equal to the product of (i) Swap LIBOR, (ii) the related Notional Amount (as defined in the Interest Rate Swap Agreement) and (iii) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement) to but excluding the current Floating Rate Payer Payment Date, and the denominator of which is 360.

Form 8-K Disclosure Information: The meaning set forth in Section 6.07(a)(iii).

Freddie Mac or FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Ginnie Mae or GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Guidelines: As defined in Section 4.02(u).

Highest Priority: As of any date of determination, the Class of Subordinate Notes then outstanding with a Note Principal Amount greater than zero, with the highest priority for payments pursuant to Section 6.02 hereof, in the following order: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes.

Holder or Noteholder: The registered holder of any Note or Ownership Certificate as recorded on the books of the Note Registrar or the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Note registered in the name of the Depositor, the Master Servicer, the Servicer, the Sponsor, the Trust Administrator or the Indenture Trustee or any Affiliate thereof (unless any such Person owns 100% of a Class) shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee and Trust Administrator shall be protected in relying upon any such consent, only Notes and an Ownership Certificate which a Responsible Officer thereof has actual knowledge to be so held shall be disregarded. The Indenture Trustee and Trust Administrator may request and conclusively rely on certifications by the Depositor in determining whether any Note or Ownership Certificate is registered to an Affiliate of the Depositor.

HUD: The United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

Indenture: The Indenture dated as of April 1, 2006, among the Issuer, the Trust Administrator and the Indenture Trustee, as such may be amended or supplemented from time to time.

Indenture Event of Default: As defined in Section 5.01 of the Indenture.

Indenture Trustee: Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee, or any successor in interest.

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

Initial Optional Termination Date: As defined in Section 9.02(a).

Insurance Policy: Any primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, if applicable, including the proceeds of any hazard or flood insurance policy reduced by expenses incurred by the Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related mortgaged property or to be paid to the borrower pursuant to the mortgage note or state law.

Interest Margin: For each Class of Notes and any Payment Date, the applicable percentage set forth for such Class in the following table:

Class	Interest Margin (1)	Interest Margin (2)
A-1	0.060%	0.120%
A-2	0.120%	0.240%
A-3	0.160%	0.320%
A-4	0.280%	0.560%
M-1	0.320%	0.480%
M-2	0.340%	0.510%
M-3	0.400%	0.600%
M-4	0.430%	0.645%
M-5	0.540%	0.810%
M-6	1.100%	1.650%
M-7	1.400%	2.100%
M-8	2.150%	3.225%
M-9	2.500%	3.750%
M-10	2.500%	3.750%
M-11	2.500%	3.750%

____________________
(1) For any Payment Date occurring on or prior to the Initial Optional Termination Date.
(2) For any Payment Date occurring after the Initial Optional Termination Date.

Interest Rate Swap Agreement: The interest rate swap agreement between the Swap Provider and the Trust, which agreement provides for Net Swap Payments and Swap Termination Payments to be paid, as provided therein, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit I.

Interest Remittance Amount: With respect to any Payment Date, (a) the sum of, without duplication, (1) all interest collected (other than the interest portion of Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period by the Servicer, the Master Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer), minus, (w) the related Servicing Fee and the Master Servicing Fee with respect to such Mortgage Loans, (x) to the extent provided under Sections 4.02(e)(3) and (4) and Sections 5.08(i) and (ii) herein, previously unreimbursed Advances and previously unreimbursed Servicing Advances and other amounts due to the Servicer, the Master Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer) with respect to the Mortgage Loans, to the extent allocable to interest, (y) any Net Swap Payment and/or Swap Termination Payment (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) payable to the Swap Provider with respect to such Payment Date and (z) any Prepayment Premiums received with respect to such Mortgage Loans during the related Prepayment Period, (2) any Compensating Interest Payments or payments in respect of Prepayment Interest Shortfalls paid by the Servicer or the Master Servicer pursuant to Section 5.21 with respect to the related Prepayment Period with respect to the Mortgage Loans, (3) the portion of any Purchase Price or Substitution Amount paid with respect to the Mortgage Loans during the related Prepayment Period allocable to interest, (4) all Net Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries and any other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to interest and (5) any Net Swap Payment or Swap Termination Payment (to the extent not applied to a replacement swap or required to be retained and applied as provided herein) received by the Trust Administrator under the Swap Agreement, as reduced by (b) the other costs, expenses, fees or liabilities due to the Master Servicer, the Servicer, the Indenture Trustee, the Custodian, the Owner Trustee or the Trust Administrator to the extent provided in this Agreement, the Trust Agreement, the Indenture and the Custodial Agreement.

Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Issuer: The Delaware statutory trust known as the “Aames Mortgage Investment Trust 2006-1.”

Issuer Order or Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee and the Trust Administrator.

LIBOR: With respect to the first Accrual Period, the per annum rate of 5.0225%. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trust Administrator on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trust Administrator will determine such rate on the basis of quotations obtained from the Reference Banks as follows:

(1)  If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Notes shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

(2)  If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

The establishment of LIBOR by the Trust Administrator and the Trust Administrator’s subsequent calculation of the Note Interest Rate applicable to each Class of Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Business Day: Any day on which banks in London, England and The City of New York are open for conducting transactions in foreign currency and exchange.

LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any Notes.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Master Servicer or the Servicer, as applicable, has determined that all amounts that it expects to recover from or on account of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Liquidation Expenses: Expenses that are incurred by the Master Servicer or the Servicer, as applicable, in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable primary mortgage insurance policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Section 4.02(c), 4.02(k) or 4.02(p).

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Majority Noteholders: Until such time as the sum of the Class Principal Amounts of all Classes of Notes has been reduced to zero, the holder or holders of in excess of 50% of the aggregate Class Principal Amount of all Classes of Notes (accordingly, the holder of the Ownership Certificate shall be excluded from any rights or actions of the Majority Noteholders during such period); and thereafter, the holder of the Ownership Certificate.

Master Servicer: Wells Fargo Bank, N.A., or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 8.01(a).

Master Servicing Fee: As to any Payment Date and each Mortgage Loan, an amount equal to the product of (i) one-twelfth of the Master Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

Master Servicing Fee Rate: 0.0175%.

Material Defect: With respect to any Mortgage Loan, as defined in Section 2.02(c) hereof.

Maturity Date: With respect to any Class of Notes, the Payment Date in April 2036.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

Monthly Excess Cashflow: For any Payment Date, the sum of (i) the Monthly Excess Interest, (ii) the Overcollateralization Release Amount and (iii) any Principal Payment Amount remaining after application pursuant to subclauses (i)(1) and (2) and subclauses (ii)(1) through (3) of Section 6.02(c), in each case for such Payment Date.

Monthly Excess Interest: With respect to a Payment Date, means any Interest Remittance Amount remaining after application pursuant to subclauses (i) through (iii) of Section 6.02(b).

Moody’s: Moody’s Investors Service, Inc., or any successor in interest.

Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Indenture Trustee (or the Custodian) pursuant to this Agreement.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy to be maintained by the Servicer in accordance with Section 4.02(l).

Mortgage Loan: A mortgage loan that is conveyed to the Issuer pursuant to this Agreement on the Closing Date, which mortgage loan includes, without limitation, the mortgage loan documents, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, any related REO Property, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan. The Mortgage Loans subject to this Agreement are identified on the Mortgage Loan Schedule annexed hereto as Schedule A and have an aggregate Stated Principal Balance as of the Cut-off Date of $611,535,685.18.

Mortgage Loan Purchase Agreement: The mortgage loan purchase and assignment agreement dated as of April 1, 2006, for the sale of the Mortgage Loans by Sponsor to the Depositor.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the Mortgage Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Estate. Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) [reserved]; (iii) the city, state and zip code of the Mortgaged Property; (iv) the original principal amount of the Mortgage Loan; (v) the Mortgage Rate at origination; (vi) the Index; (vii) the first Mortgage Rate adjustment date; (viii) the monthly payment of principal and interest at origination; (ix) the Servicing Fee Rate; (x) the Master Servicer Fee Rate; and (xi) whether such Mortgage Loan is subject to a Prepayment Premium for voluntary prepayments by the Mortgagor, the term during which such Prepayment Premiums are imposed and the method of calculation of the Prepayment Premium. The Servicer shall be responsible for providing the Indenture Trustee, the Custodian and the Master Servicer with all amendments to the Mortgage Loan Schedule.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgaged Property: The underlying real property securing a Mortgage Loan.

Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as determined under the related Mortgage Note as reduced by the applications of the Civil Relief Act.

Mortgagor: The obligor on a Mortgage Note.

Net Funds Cap: With respect to any Payment Date, an annual rate equal to the product of (a) the weighted average Net Mortgage Rate of the Mortgage Loans as of the first day of the related Collection Period less a percentage, the numerator of which is the product of (x) the sum of any Net Swap Payment and/or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider for such Payment Date and (y) twelve, and the denominator of which is the Aggregate Loan Balance as of the first day of the related Collection Period, (b) a fraction whose numerator is 30 and whose denominator is the actual number of days in the related Accrual Period and (c) a fraction, the numerator of which is the Aggregate Loan Balance as of the last day of the prior Collection Period and the denominator of which is the aggregate Class Principal Amount of the Notes immediately prior to such Payment Date.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds received and retained in connection with the liquidation of such Mortgage Loan net of (i) Liquidation Expenses and (ii) any related unreimbursed Advances and Servicing Advances, if any.

Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by sum of the Servicing Fee Rate and the Master Servicing Fee Rate.

Net Swap Payment: In the case of payments made by the Trust, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment and in the case of payments made by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment over (y) the Fixed Swap Payment. In each case, the Net Swap Payment shall not be less than zero.

New York UCC: The Uniform Commercial Code as in effect from time to time in the State of New York.

Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

Nonrecoverable Advance: Any Servicing Advance or Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer which, in the reasonable discretion of the Servicer will not or, in the case of a proposed Servicing Advance or Advance, would not, ultimately be recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds or otherwise. The determination by the Servicer that all or a portion of a Servicing Advance or Advance would be a Nonrecoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Master Servicer setting forth such determination and a reasonable explanation thereof.

Note: Any Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 or Class M-11 Note.

Note Interest Rate: With respect to each Class of Notes on any Payment Date, the least of (1) LIBOR plus the Interest Margin for such Class and such Payment Date, (2) the applicable Net Funds Cap for such Payment Date and (3) the Fixed Rate Cap.

Note Principal Amount: With respect to any Note, an amount equal to the initial principal amount thereof on the Closing Date plus any Subsequent Recoveries added to the Note Principal Amount of such Note pursuant to Section 6.02 hereof, reduced by (a) the amount of all principal payments previously paid with respect to such Note and (b) any Realized Losses previously allocated to that class of Note.

Note Register and Note Registrar: As defined in the Indenture.

Officer’s Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President or any Assistant Vice President of a Person.

Operative Agreements: The Trust Agreement, the Certificate of Trust of the Issuer, this Agreement, the Mortgage Loan Purchase Agreement, the Indenture, the Custodial Agreement, the Depository Agreement, the Interest Rate Swap Agreement and each other document contemplated by any of the foregoing to which the Depositor, the Sponsor, the Master Servicer, the Servicer, the Owner Trustee, the Trust Administrator, the Indenture Trustee, the Custodian or the Issuer is a party.

Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Sponsor, the Trust Administrator, the Indenture Trustee and/or the Master Servicer, as applicable, and who may be in house or outside counsel to the Sponsor, the Servicer, the Depositor, the Master Servicer, the Trust Administrator or the Indenture Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning federal income tax or ERISA matters.

Original Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgaged Property.

Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

Overcollateralization Amount: With respect to any Payment Date will be equal to the amount, if any, by which (x) the Aggregate Loan Balance for such Payment Date exceeds (y) the aggregate Class Principal Amount of the Notes, in each case after giving effect to payments on such Payment Date.

Overcollateralization Deficiency Amount: With respect to any Payment Date, the excess, if any, of the Targeted Overcollateralization Amount for that Payment Date over the Overcollateralization Amount for that Payment Date.

Overcollateralization Release Amount: With respect to any Payment Date, the lesser of (x) the Principal Remittance Amount for such Payment Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such Payment Date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such Payment Date is applied on such date in reduction of the aggregate Class Principal Amount of the Notes) exceeds (2) the Targeted Overcollateralization Amount for such Payment Date.

Ownership Certificate: An equity certificate representing a 100% undivided beneficial ownership interest in the Trust, substantially in the form attached as part of Exhibit A to the Trust Agreement.

Owner Trustee: Wilmington Trust Company, a Delaware banking corporation, and any successor in interest, not in its individual capacity, but solely as owner trustee under the Trust Agreement.

Owner Trustee Fee: The annual fee payable to the Owner Trustee by the Trust Administrator pursuant to the Fee Letter Agreement specified in Section 7.03 of the Trust Agreement.

Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

Paying Agent: As defined in the Indenture. The initial Paying Agent shall be the Trust Administrator.

Payment Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in May 2006.

Percentage Interest: The Percentage Interest evidenced thereby shall equal (i) with respect to the Ownership Certificate, the Percentage Interest on the face of such certificate; or (ii) with respect to any Note, the initial Note Principal Amount thereof, divided by the initial Class Principal Amount of all Notes of the same Class.

Person: Any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3 101.

Prepayment Interest Excess Amount: For any Servicer Remittance Date and any Principal Prepayment received during the portion of the related Prepayment Period occurring from and including the first day through the fifteenth day of the calendar month in which such Servicer Remittance Date occurs, an amount equal to interest (to the extent received) due in connection with such Principal Prepayment.

Prepayment Interest Shortfall Amount: With respect to any voluntary Principal Prepayment in full or in part by the Mortgagor on any Mortgage Loan that is received during the period from the first day of the Prepayment Period through the last day of the calendar month preceding the related Payment Date, the amount, if any, by which one month’s interest at the Mortgage Rate minus the Servicing Fee, in the case of the Servicer, or at the Net Mortgage Rate, in the case of the Master Servicer, for such Mortgage Loan on the amount of such Principal Prepayment exceeds the amount of interest received from such Mortgagor in respect of such Principal Prepayment.

Prepayment Period: With respect to any Payment Date, the period beginning from and including the sixteenth day of the month preceding the month in which such Payment Date occurs (or, in the case of the initial prepayment period, beginning on the Cut-off Date) to and including the fifteenth day of the month in which such Payment Date occurs.

Prepayment Premiums: Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan in the case of a full or partial voluntary prepayment of such Mortgage Loan during the related Prepayment Period.

Prime Rate: The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

Principal Payment Amount: With respect to any Payment Date, an amount equal to the Principal Remittance Amount for such date minus the Overcollateralization Release Amount for such Payment Date.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, including any payment or other recovery of principal in connection with the repurchase of a Mortgage Loan by the Sponsor, the Servicer or any other Person received in advance of such Mortgage Loan’s scheduled Due Date.

Principal Remittance Amount: With respect to any Payment Date, (a) the sum of (1) all principal collected (other than the principal portion of Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period by the Servicer or the Master Servicer (less unreimbursed Advances due to the Master Servicer or the Servicer with respect to such Mortgage Loans and any unreimbursed Servicing Advances, in each case to the extent allocable to principal and to the extent provided under Section 4.02(e)(3) and (4) and Sections 5.08(i) and (ii)), (2) the principal portion of all prepayments in full or in part received on the Mortgage Loans during the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Sponsor or purchased by the Servicer during the related Prepayment Period, (4) the principal portion of any Substitution Amount paid with respect to any Deleted Mortgage Loan during the related Prepayment Period allocable to principal, (5) all Net Liquidation Proceeds, Insurance Proceeds, REO Disposition Proceeds and Subsequent Recoveries and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to principal and (6) all other unscheduled collections and recoveries in respect of principal during the related Prepayment Period, as reduced by (b) (1) other costs, expenses, fees or liabilities reimbursable to the Master Servicer, the Servicer, the Trust Administrator, the Custodian, the Indenture Trustee or the Owner Trustee from interest collections as described in clause (b) of the definition of Interest Remittance Amount and not reimbursed therefrom or otherwise and (2) any Net Swap Payment and/or Swap Termination Payment (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) payable to the Swap Provider with respect to such Payment Date and not covered by the Interest Remittance Amount for such Payment Date (without giving effect to clause (a)(1)(y) of the definition thereof).

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Property Charges: As defined in Section 4.02(i).

Prospectus: The Prospectus Supplement, together with the accompanying prospectus dated April 26, 2006.

Prospectus Supplement: The prospectus supplement dated April 27, 2006 relating to the Notes.

Purchase Price: With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period during which such Mortgage Loan or REO Property is being so purchased; (c) if applicable, the fair market value of the REO Property and all other property being purchased; (d) any unreimbursed Servicing Advances with respect to such Mortgage Loan; and (e) any costs and damages incurred by the Trust Estate associated with any violation of applicable federal, state or local anti-predatory or anti-abusive lending laws with respect to the related Mortgage Loan. The Master Servicer and the Servicer shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Master Servicer or the Servicer under this Agreement, together with any accrued and unpaid Servicing Fee and Master Servicing Fee with respect to such Mortgage Loan.

Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(i)  be an obligation of an insurance company or other corporation whose long term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(ii)  provide that the Trust Administrator on behalf of the Indenture Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(iii)  provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Notes, the Trust Administrator shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trust Administrator;

(iv)  provide that the Indenture Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(v)  provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account not later than the Business Day prior to any Payment Date.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Notes.

Qualified REIT Subsidiary: A direct or indirect 100% owned subsidiary of a REIT that satisfies the requirements of Section 856(i) of the Code.

Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Stated Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than, and not more than 0.50% higher than, the Mortgage Rate on the Deleted Mortgage Loan, (iii) if applicable, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) has a gross margin equal to or greater than the gross margin of the Deleted Mortgage Loan, (vi) (a) has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (b) has an initial periodic rate cap not less than the Deleted Mortgage Loan and (c) has a subsequent periodic rate cap not less than the Deleted Mortgage Loan, (vii) has the same Due Date as the Deleted Mortgage Loan, (viii) has a remaining stated term to maturity not longer than 18 months and not more than 18 months shorter than the remaining stated term to maturity of the related Deleted Mortgage Loan, (ix) is current as of the date of substitution, (x) has a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) has been underwritten by the Sponsor in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) has a risk grading determined by the Sponsor at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiii) is secured by the same property type as the Deleted Mortgage Loan, (xiv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the Mortgage Loan Purchase Agreement, (xv) has the same lien position as the Deleted Mortgage Loan, (xvi) is covered by a primary mortgage insurance policy if the Deleted Mortgage Loan was so covered, (xvii) contains provisions covering the payment of Prepayment Premium by the Mortgager for early prepayment of the Mortgage Loan at least as favorable to the Trust as the Deleted Mortgage Loan, (xviii) has a maturity date not later than the maturity date of the latest maturing Mortgage Loan as of the Closing Date, (xix) has the same Index as the Deleted Mortgage Loan, (xx) if originated on or after November 27, 2003, is not a “high cost” loan subject to the New Jersey Home Ownership Security Act of 2003 and (xxi) if originated on or after January 1, 2004 is not a “high-cost” loan subject to the New Mexico Home Loan Protection Act. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Rating Agency: Each of Moody’s and S&P.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or the Servicer with respect to such Mortgage Loan (other than Advances of principal) including Liquidation Expenses. In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of Liquidation Expenses, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

Record Date: With respect to each Payment Date and each Class of Notes, the Business Day prior to the related Payment Date, and with respect to any Class of Definitive Notes, the last Business Day of the month immediately preceding the month in which the Payment Date occurs (or, in the case of the first Payment Date, the Closing Date).

Recovery: With respect to any Liquidated Mortgage Loan, an amount received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a Class or Classes of Notes net of reimbursable expenses.

Redemption Date: The first Payment Date on which Aames Investment Acceptance Corporation is permitted to exercise its right to purchase the assets of the Trust pursuant to Section 9.02 hereof.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Reference Banks: Leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page or the Bloomberg Screen LIBO Page on the Determination Date in question, (3) which have been designated as such by the Trust Administrator and (4) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, the Trust Administrator, the Master Servicer, the Servicer, the Sponsor or any successor servicer.

Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit J attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.

Relevant UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

Reporting Servicer: The meaning set forth in Section 6.07(a)(iv)(A).

Reportable Event: The meaning set forth in Section 6.07(a)(iii).

REO Disposition: The final sale by the Servicer of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.02(p).

REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reserve Interest Rate: The rate per annum that the Trust Administrator determines to be either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trust Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, (2) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such LIBOR Determination Date to leading European banks.

Responsible Officer: Any vice president, any assistant vice president, any assistant secretary, any associate, any assistant treasurer, or any other officer of the Indenture Trustee or the Trust Administrator, as applicable, customarily performing functions similar to those performed by any of the above-designated officers and, in each case, having direct responsibility for the administration of the Operative Agreements and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Reuters Screen LIBO Page: The display designated as page “LIBOR01” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR01 page on that service for the purpose of displaying London interbank offered rates of major banks).

Rolling Three Month Delinquency Rate: With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding calendar months.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor in interest.

Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction or pursuant to the Civil Relief Act (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

Securities Intermediary: The Person acting as Securities Intermediary under this Agreement (which is Wells Fargo Bank, N.A.), its successor in interest, and any successor Securities Intermediary appointed pursuant to Section 6.04.

Security Entitlement: The meaning specified in Section 8-102(a)(17) of the New York UCC.

Senior Enhancement Percentage: For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Subordinate Notes and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero) in each case after giving effect to payments on such Payment Date and the denominator of which is the Aggregate Loan Balance for such Payment Date.

Senior Note: Any Class A-1, Class A-2, Class A-3 or Class A-4.

Senior Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which (A) the aggregate Class Principal Amount of the Senior Notes immediately prior to that Payment Date exceeds (B) the Senior Target Amount.

Senior Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 49.50% and (ii) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50% of the Cut-off Date Balance.

Servicer: Aames Funding Corporation, or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 4.07 with respect to the Servicer.

Servicer Pipeline Losses: Servicer Pipeline Losses with respect to any Payment Date shall be equal to (x) the product of (i) 50.00% and (ii) the sum of (a) the product of (1) 20.00% and (2) the aggregate outstanding principal balance of all Mortgage Loans 60 to 89 days Delinquent on the last day of the related Collection Period, (b) the product of (1) 35.00% and (2) the aggregate outstanding principal balance of all Mortgage Loans 90 or more days Delinquent (but for which foreclosure proceedings have not been instituted) on the last day of the related Collection Period, (c) the product of (1) 50.00% and (2) the aggregate outstanding principal balance of all Mortgage Loans on the last day of the related Collection Period for which foreclosure proceedings have been instituted and (d) the product of (1) 90.00% and (2) the aggregate outstanding principal balance of all REO Properties on the last day of the related Collection Period, divided by (y) the Cut-off Date Balance.

Servicer Pipeline Loss Trigger Event: A Servicer Pipeline Loss Trigger Event shall have occurred with respect to any Payment Date if the sum of (i) Servicer Pipeline Losses for such Payment Date and (ii) a fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentages described below with respect to such Payment Date:

Payment Date	Required Loss Percentage
May 2009 through April 2010	1.75% with respect to May 2009, plus an additional 1/12th of 1.00% for each month thereafter
May 2010 through April 2011	2.75% with respect to May 2010, plus an additional 1/12th of 0.80% for each month thereafter
May 2011 through April 2012	3.55% with respect to May 2011, plus an additional 1/12th of 0.85% for each month thereafter
May 2012 and thereafter	4.40%

Servicer Remittance Date: The Business Day prior to each Payment Date, commencing in May 2006.

Servicer Termination Trigger Event: A Servicer Termination Trigger Event shall have occurred with respect to any Payment Date if: (i) a Servicer Pipeline Loss Trigger Event shall have occurred or (ii) the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding Collection Period equals or exceeds 31.65% for such Payment Date.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses other than Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage and (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property. Notwithstanding anything to the contrary herein, in the event the Servicer determines in its reasonable judgment that a Servicing Advance is a Nonrecoverable Advance, the Servicer shall be under no obligation to make such Servicing Advance.

Servicing Criteria: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to any Payment Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Indenture Trustee by the Servicer.

Servicing Function Participant: Any Sub-Servicer or Subcontractor of a Servicer, the Master Servicer, the Custodian or the Trust Administrator, respectively, determined by such party to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer upon request, as such list may from time to time be amended.

Servicing Standard: The servicing and administration of the Mortgage Loans for which the Servicer is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Servicer’s own portfolio, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Trust or any Person to which the Mortgage Loans may be transferred by the Trust, (c) without regard to (i) any relationship that the Servicer or any affiliate thereof may have with the related Mortgagor or any other party to the transactions, (ii) the right of the Servicer to receive compensation or other fees for its services rendered pursuant to this Agreement, (iii) the obligation of the Servicer to make Servicing Advances, (iv) the ownership, servicing or management by the Servicer or any affiliate thereof for others of any other mortgage loans or mortgaged properties, and (v) any debt the Servicer or any affiliate of the Servicer has extended to any mortgagor or any affiliate of such mortgagor and (d) in accordance with the applicable state, local and federal laws, rules and regulations.

Sponsor: Aames Investment Corporation.

Sponsor Financial Covenant Termination Event: A Sponsor Financial Covenant Termination Event shall have occurred with respect to any Payment Date if: (i) the Sponsor’s tangible net worth shall be less than $75,000,000 as of the last day of the immediately preceding Collection Period, (ii) the Sponsor’s total liquidity shall be less than $17,500,000 as of the last day of the immediately preceding Collection Period or (iii) the Sponsor’s warehouse capacity shall be less than $500,000,000 as of the last day of the immediately preceding Collection Period.

Stated Principal Balance: With respect to any Payment Date, either (a) in the case of any Mortgage Loan, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor or advanced by any Servicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period), provided that the Stated Principal Balance of any Liquidated Mortgage Loan shall be zero and (b) in the case of any REO Property, the Stated Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Indenture Trustee (reduced by any amount applied as a reduction of principal on the related Mortgage Loan).

Stepdown Date: The earlier to occur of (i) the first Payment Date following the Payment Date on which the aggregate Class Principal Amount of the Senior Notes has been reduced to zero and (ii) the later to occur of (x) the Payment Date in May 2009 and (y) the first Payment Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period, but before giving effect to payments on any Notes on such Payment Date) is greater than or equal to 50.50%.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Trustee, the Custodian or the Trust Administrator.

Sub-Servicer: Any Person with which the Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 4.09.

Subordinate Class Principal Payment Amount: With respect to any Class of Subordinate Notes (other than the Class M-1 and Class M-2 Notes) and any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes after giving effect to payments to such Classes on such Payment Date, (ii) the aggregate Class Principal Amount of the Classes of Subordinate Notes, if any, that have a higher priority of payment than the subject Class of Subordinate Notes, after giving effect to payments to such Classes on such Payment Date and (iii) the Class Principal Amount of the subject Class of Subordinate Notes immediately prior to such Payment Date exceeds (y) the Subordinate Class Target Amount for the subject Class of Subordinate Notes for such Payment Date.

Subordinate Class Target Amount: With respect to any Class of Subordinate Notes (other than the Class M-1 and Class M-2 Notes) and any Payment Date, an amount equal to the lesser of (a) the product of (1) the target percentage set forth for such Class in the following table and (2) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the excess of (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50% of the Cut-off Date Balance:

Class	Target Percentage
M-3	72.30%
M-4	76.00%
M-5	79.20%
M-6	83.20%
M-7	88.30%
M-8	90.30%
M-9	92.10%
M-10	93.10%
M-11	95.10%

Subordinate Note: Any Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 or Class M-11 Note.

Subordinate Priority: As defined in clause 6.02(d)(i).

Subsequent Recoveries: The unanticipated amounts received on a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included (net of any amounts due the Servicer) as part of the Principal Remittance Amount for the following Payment Date and paid in accordance with the priorities described herein. In addition, after giving effect to all payments on a Payment Date, if any Allocated Realized Loss Amounts are outstanding, such Subsequent Recovery amounts shall be applied to reduce the Allocated Realized Loss Amount for the Class of Subordinate Notes then outstanding with the highest payment priority until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the Class with the next highest payment priority), and to increase the Class Principal Amount of such Class or Classes of Subordinate Notes by the same amount. Thereafter, such Class or Classes of Notes will accrue interest on the increased Class Principal Amount.

Substitution Amount: The amount, if any, by which the Stated Principal Balance of a Deleted Mortgage Loan exceeds the Stated Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Stated Principal Balance, if applicable, plus unpaid interest thereon, any related unpaid Advances or Servicing Advances, unpaid Servicing Fees and unpaid Master Servicing Fees and the amount of any costs and damages incurred by the Trust Fund associated with a violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Deleted Mortgage Loan.

Swap Default: An Event of Default as defined in the Interest Rate Swap Agreement.

Swap Early Termination: The occurrence of an Early Termination Date under the Swap Agreement.

Swap LIBOR: A per annum rate equal to the floating rate payable by the Swap Provider under the Interest Rate Swap Agreement.

Swap Provider: Bear Stearns Financial Products Inc.

Swap Provider Trigger Event: The Swap Termination Payment that is triggered upon: (i) a Swap Default under the Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

 Swap Termination Payment: The amount, if any, owed by the Issuer or the Swap Provider upon a Swap Early Termination.

Target Amount: With respect to any Payment Date, an amount equal to the Aggregate Loan Balance as of such Payment Date minus the Targeted Overcollateralization Amount for such Payment Date.

Targeted Overcollateralization Amount: With respect to any Payment Date (a) prior to the Stepdown Date, will be equal to 2.45% of the Cut-off Date Balance, (b) with respect to any Payment Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, will be equal to 4.90% of the Aggregate Loan Balance as of the end of the related Collection Period, subject to a floor equal to 0.50% of the Cut-Off Date Balance and (c) with respect to any Payment Date on or after the Stepdown Date with respect to which a Trigger Event has occurred and is continuing, will be equal to the Targeted Overcollateralization Amount for the immediately preceding Payment Date.

Telerate Page 3750: The display currently so designated as “Page 3750” on the Moneyline Telerate Service (or such other page selected by the Master Servicer as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

Termination Price: The sum, as calculated by the Servicer, of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate, (b) any costs and damages incurred by the Trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, (c) the fair market value of the REO Property and all other property being purchased, (d) any unreimbursed Servicing Advances, (e) any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts and (f) all other amounts to be paid or reimbursed to the Master Servicer, the Trust Administrator, the Indenture Trustee, the Owner Trustee and the Custodian and (g) any remaining amounts owed to the Swap Provider.

Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

Total Remittance Amount: With respect to any Payment Date, the sum of (i) the Interest Remittance Amount for such Payment Date and (ii) Principal Remittance Amount for such Payment Date.

Trigger Event: A Trigger Event is in effect with respect to any Payment Date on or after the Stepdown Date if (i) the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 31.65% of the Senior Enhancement Percentage for the Payment Date immediately preceding such Payment Date or (ii) a Cumulative Loss Trigger Event shall have occurred.

Trust or Trust Fund: The Issuer.

Trust Account Property: The Trust Account, all amounts and investments held from time to time in the Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise) and all proceeds of the foregoing.

Trust Account: The Collection Account.

Trust Agreement: The trust agreement dated May 2, 2006, between the Depositor and the Owner Trustee, as amended and restated on May 2, 2006, among the Depositor, the Trust Administrator and the Owner Trustee, as such may be amended or supplemented from time to time.

Trust Estate: The assets of the Issuer and pledged by the Issuer to the Indenture Trustee under the Indenture, which assets consist of all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities and rights to payment of any and every kind consisting of, arising from or relating to any of the following: (a) the Mortgage Loans listed in the Mortgage Loan Schedule, and principal due and payable after the Cut-off Date, but not including interest and principal due and payable on any Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to such Mortgage Loans; (b) any Insurance Proceeds, REO Property, Liquidation Proceeds, REO Disposition Proceeds and other recoveries (in each case, subject to clause (a) above), (c) the Collection Account, any Custodial Account, any Escrow Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any Insurance Policies, (e) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (f) the rights of the Trust under the Interest Rate Swap Agreement and (g) all income, revenues, issues, products, revisions, substitutions, replacements, profits, rents and all cash and non-cash proceeds of the foregoing.

UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

Underwriters: Greenwich Capital Markets, Inc., Friedman, Billings, Ramsey & Co., Inc., Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Bear, Stearns & Co. Inc., Citigroup Global Markets Inc. and Countrywide Securities Corporation.

Unpaid Basis Risk Shortfall: With respect to any Payment Date and any Class of Notes, the aggregate of all Basis Risk Shortfalls with respect to such Class remaining unpaid from all previous Payment Dates, plus interest accrued thereon at the applicable Note Interest Rate (calculated without giving effect to the Net Funds Cap).

Unpaid Interest Shortfall Amount: means (i) for each Class of Notes and the first Payment Date, zero, and (ii) with respect to each Class of Notes and any Payment Date after the first Payment Date, the amount, if any, by which (a) the sum of (1) the Current Interest for such Class for the immediately preceding Payment Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Payment Date exceeds (b) the aggregate amount paid on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Payment Date, plus interest on the amount of interest due but not paid on the Notes of such Class on such preceding Payment Date, to the extent permitted by law, at the Note Interest Rate for such Class for the related Accrual Period.

Voting Interests: The portion of the voting rights of all the Notes that is allocated to any Note for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 99% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to any Class of Notes will be based on the fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such Class as of the date of determination and the denominator of which is the aggregate Class Principal Amount of the Notes as of such date. At all times during the term of the Indenture and this Agreement, the holders of the Ownership Certificate will be allocated 1% of the voting rights for so long as the Class remains outstanding. The voting rights allocation to any Class of Notes or the Ownership Certificate will be allocated among all holders of each such Class or Ownership Certificate in proportion to their respective Note Principal Amounts of such Notes or Percentage Interests of the Ownership Certificate.

Section 1.02.   Calculations With Respect to the Mortgage Loans. Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Estate shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans provided by the Servicer to the Master Servicer. Payments to be made by the Trust Administrator shall be based on information provided by the Master Servicer. The Trust Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer or the Servicer.

Section 1.03.   Calculations With Respect to Accrued Interest. Accrued interest, if any, on any Note shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS

Section 2.01.   Creation and Declaration of Trust Estate; Conveyance of Mortgage Loans.

(a)  Mortgage Loans. As of the Closing Date, in consideration of the Issuer’s delivery of the Notes and the Ownership Certificate to the Depositor or its designee, and concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Issuer, without recourse, subject to Section 3.01, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans and the right to receive any amounts under the Interest Rate Swap Agreement. Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor’s right, title and interest in any REO Property and the proceeds thereof, the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any proceeds of the foregoing, to have and to hold, in trust; and the Indenture Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Estate, as Indenture Trustee, in trust, for the benefit and use of the Noteholders and the Swap Provider and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, the Issuer has issued and delivered the Notes and the Ownership Certificate to or upon the order of the Depositor, in exchange for the Mortgage Loans and the other property of the Trust Estate.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Issuer all of its rights and interest under the Mortgage Loan Purchase Agreement but without delegation of any of its obligations thereunder. The Issuer hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor. Upon the issuance of the Notes, ownership in the Trust Estate shall be vested in the Issuer, subject to the lien created by the Indenture in favor of the Indenture Trustee, for the benefit of the Noteholders and Swap Provider. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Indenture Trustee of any obligation of the Depositor, the Sponsor, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

(b)  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Indenture Trustee, and/or the Custodian acting on the Indenture Trustee’s behalf, the following documents or instruments with respect to each Mortgage Loan (each a “Mortgage File”) so transferred and assigned:

(i)  the original Mortgage Note, endorsed either (A) in blank or (B) in the form of the Form of Endorsement set forth in Exhibit A-4 hereto (or Exhibit B-6 to the Custodial Agreement), or with respect to any lost Mortgage Note, an original Lost Note Affidavit, in the form set forth in Exhibit C hereto (or Exhibit B-5 to the Custodial Agreement), stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii)  the original of any guarantee executed in connection with the Mortgage Note, assigned to the Indenture Trustee;

(iii)  the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by an Officer’s Certificate of the Depositor to be a true and complete copy of the original submitted for recording;

(iv)  with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse, or (B) so long as Deutsche Bank National Trust Company is the Indenture Trustee, to “Deutsche Bank National Trust Company, as Indenture Trustee of the Aames Mortgage Investment Trust 2006-1”, without recourse or (C) to the order of the Indenture Trustee;

(v)  an original copy of any intervening assignment of Mortgage showing a complete chain of assignments or, in the case of an intervening assignment that has been lost, a written Opinion of Counsel for the Sponsor that such original intervening assignment is not required to enforce the Indenture Trustee’s interest in the Mortgage Loans;

(vi)  the original or a certified copy of lender’s title insurance policy (or, in lieu thereof, a commitment to issue such title insurance policy, with an original or a certified copy of such title insurance policy to follow as soon after the Closing Date as reasonably practicable) or attorney’s opinion of title and abstract of title;

(vii)  the original or copies of each assumption, modification, written assurance or substitution agreement, if any, or as to any such agreement which cannot be delivered prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Custodian is a true copy and that the original of such agreement has been forwarded to the public recording office; and

(viii)  the original of any security agreement or equivalent instrument executed in connection with the Mortgage or as to any security agreement or equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Custodian is a true copy and that the original of such document has been forwarded to the public recording office.

The Depositor and the Sponsor acknowledge and agree that the form of endorsement attached hereto as Exhibit A-4 is intended to effect the transfer to the Indenture Trustee, for the benefit of the Noteholders, of the Mortgage Notes and the Mortgages.

(c)  Assignments of Mortgage with respect to each Non-MERS Mortgage Loan shall be recorded; provided, however, that such Assignments need not be recorded if, on or prior to the Closing Date, the Sponsor delivers an Opinion of Counsel (which must be Independent counsel) acceptable to the Rating Agencies, to the effect that recording in such states is not required to protect the Indenture Trustee’s interest in the related Non-MERS Mortgage Loans.

(d)  In instances where a Title Insurance Policy is required to be delivered to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee under clause (b)(vi) above and is not so delivered, the Sponsor will provide a copy of such Title Insurance Policy to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(e)  For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 5.07 have been so deposited. All original documents that are not delivered to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee shall be held by the Servicer in trust for the benefit of the Indenture Trustee and the Noteholders.

Section 2.02.   Acceptance of Trust Estate; Review of Documentation.

(a)  Subject to the provisions of Section 2.01, the Issuer acknowledges receipt of the assets transferred by the Depositor included in the Trust Estate and has directed that the documents referred to in Section 2.01 and all other assets included in the definition of “Trust Estate” be delivered to the Indenture Trustee (or the Custodian) on its behalf.

The Indenture Trustee, by execution and delivery hereof, acknowledges receipt by it or by the applicable Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Indenture Trustee, or by the Custodian on behalf of the Indenture Trustee, under this Section 2.02. The Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, will execute and deliver to the Depositor, the Master Servicer, the Servicer (and the Indenture Trustee if delivered by the Custodian) on the Closing Date an Initial Certification in the form annexed hereto as Exhibit A-1 (or in the form annexed to the Custodial Agreement as Exhibit B-1, as applicable).

(b)  Within 45 days after the Closing Date, the Indenture Trustee or the Custodian on behalf of the Indenture Trustee, will, for the benefit of Noteholders, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor, the Master Servicer and the Servicer (and the Indenture Trustee if delivered by the Custodian) an Interim Certification in the form annexed hereto as Exhibit A-2 (or in the form annexed to the Custodial Agreement as Exhibit B-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Indenture Trustee nor the Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser or for the perfection or priority of any document.

(c)  If in the course of the review described in paragraph (b) above the Indenture Trustee or the Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, as applicable (each, a “Material Defect”), the Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, discovering such Material Defect shall identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor and the Master Servicer. Within 90 days of its receipt of such notice, the Sponsor shall be required to cure such Material Defect (and, in such event, the Sponsor shall provide the Indenture Trustee with an Officer’s Certificate confirming that such cure has been effected). If the Sponsor does not so cure such Material Defect, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Estate, constitute a Realized Loss, and such loss is attributable to the failure of the Sponsor to cure such Material Defect, the Sponsor shall repurchase the related Mortgage Loan from the Trust Estate at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Sponsor to cure a Material Defect if, as determined by the Sponsor acting in good faith, absent such Material Defect, such loss would not have been incurred. The Sponsor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 3.03. The failure of the Indenture Trustee or the Custodian to deliver the Interim Certification within 45 days after the Closing Date shall not affect or relieve the Sponsor of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Estate.

(d)  Within 180 days following the Closing Date, the Indenture Trustee, or the Custodian, shall deliver to the Depositor, the Master Servicer and the Servicer (and the Indenture Trustee if delivered by the Custodian) a Final Certification substantially in the form attached as Exhibit A-3 (or in the form annexed to the Custodial Agreement as Exhibit B-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(e)  Nothing in this Agreement shall be construed to constitute an assumption by the Trust Estate, the Indenture Trustee, the Custodian or the Noteholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f)  Notwithstanding anything to the contrary contained herein, each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in the Custodial Agreement.

(g)  Upon execution of this Agreement, the Depositor hereby delivers to the Indenture Trustee and the Indenture Trustee acknowledges a receipt of the Mortgage Loan Purchase Agreement.

(h)  For purposes of the determinations required to be made by the Indenture Trustee or the Custodian pursuant to paragraphs (a) through (d) of this Section 2.02, the Indenture Trustee or the Custodian, as applicable, shall be entitled to conclusively rely upon the diskette, tape or other electronic media provided by or on behalf of the Sponsor with respect to the Mortgage Loans as to whether (i) any guarantee was executed in connection with any Mortgage Loan, (ii) any assumption, modification or substitution agreement was executed in connection with any Mortgage Loan, (iii) primary mortgage guaranty insurance is required with respect to any Mortgage Loan or (iv) any security agreement or equivalent instrument was executed in connection with any Mortgage Loan.

Section 2.03.   Grant Clause.

(a)  It is intended that the conveyance by the Depositor to the Issuer of the Mortgage Loans, as provided for in Section 2.01, be construed as a sale by the Depositor to the Issuer of the Mortgage Loans and other assets in the Trust Estate for the benefit of the Noteholders and the Swap Provider. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Depositor to the Issuer to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Estate, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC (or the Relevant UCC if not the New York UCC); (b) the conveyances provided for in Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Issuer of a security interest in all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds, all amounts from time to time held or invested in the Collection Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Issuer of any security interest in any and all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C); (c) the possession by the Indenture Trustee or any other agent of the Issuer of Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York UCC and any other Relevant UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

(b)  The Depositor and, at the Depositor’s direction, the Issuer shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property of the Trust Estate, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and file any UCC financing statements that are necessary to perfect the Indenture Trustee’s security interest in or lien on the Mortgage Loans, as evidenced by an Officer’s Certificate of the Depositor, and furnish a copy of each such filed financing statement to the Trust Administrator. The Trust Administrator shall prepare and file, at the expense of the Issuer, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Indenture Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) to the extent that a Responsible Officer of the Trust Administrator has received written notice of such change or transfer, such other statements as may be occasioned by (1) any change of name of the Sponsor, the Depositor or the Issuer, (2) any change of location of the place of business or the chief executive office of the Sponsor or the Depositor or (3) any transfer of any interest of the Sponsor or the Depositor in any Mortgage Loan.

Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days’ prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee. Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement and the Indenture, each of the Depositor and the Issuer authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 2.03(b).

(c)  The Depositor shall not take any action inconsistent with the sale by the Depositor of all of its right, title and interest in and to the Trust Estate and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other property of the Issuer is held by the Issuer. In addition, the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Estate by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Estate is held by the Issuer on behalf of the Noteholders.

Section 2.04.   Option to Contribute Derivative Instrument.

At any time on or after the Closing Date, the Sponsor shall have the right to contribute to, and deposit into, the Trust a derivative contract or comparable instrument (a “Derivative Instrument”). The Derivative Instrument may have a notional amount in excess of the sum of the beneficial interests in the Trust. Any such instrument shall constitute a fully prepaid agreement. The Trust Administrator shall have no tax reporting duties with respect to any such Derivative Instrument.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.   Representations and Warranties of the Depositor and the Sponsor.

(a)  The Depositor hereby represents and warrants to the Issuer, the Indenture Trustee for the benefit of Noteholders and the Swap Provider, the Trust Administrator, the Master Servicer, the Sponsor and the Servicer as of the Closing Date or such other date as is specified, that:

(i)  This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)  Immediately prior to the transfer by the Depositor to the Trust Estate of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Sponsor) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)  As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trust Estate;

(iv)  The Depositor has not transferred the Mortgage Loans to the Trust Estate with any intent to hinder, delay or defraud any of its creditors;

(v)  The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted; and

(b)  The Sponsor hereby represents and warrants to the Issuer, the Indenture Trustee for the benefit of Noteholders and the Swap Provider, the Trust Administrator, the Master Servicer and the Depositor as of the Closing Date or such other date as is specified, that:

(i)  the Sponsor is a Maryland corporation, duly organized validly existing and in good standing under the laws of the State of Maryland, and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Sponsor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Sponsor;

(ii)  the Sponsor has the corporate power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Sponsor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii)  the Sponsor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

(iv)  the execution, delivery and performance of this Agreement by the Sponsor will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Sponsor or any provision of the articles of incorporation or bylaws of the Sponsor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Sponsor is a party or by which the Sponsor may be bound;

(v)  no litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Sponsor threatened, against the Sponsor or any of its properties or with respect to this Agreement which in the opinion of the Sponsor has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement; and

(vi)  the Sponsor has been organized in conformity with the requirements for qualification as a REIT; the Sponsor has filed an election to be treated as a REIT for federal income tax purposes; and the Sponsor currently qualifies as, and it proposes to operate in a manner that will enable it to continue to qualify as, a REIT.

(c)  The Sponsor hereby represents and warrants to the Issuer, the Indenture Trustee for the benefit of Noteholders, the Trust Administrator, the Master Servicer and the Depositor as of the Closing Date or such other date as is specified, with respect to the Mortgage Loans, the representations and warranties set forth in Schedule II of the Mortgage Loan Purchase Agreement.

(d)  To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty of the Sponsor under subsection (c) above or the Mortgage Loan Purchase Agreement, the only right or remedy of the Indenture Trustee or any Certificateholder hereunder shall be their rights to enforce the obligations of the Sponsor under any applicable representation or warranty made by it. The Indenture Trustee on behalf of the Issuer acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 3.01(a)(ii)) under any circumstances.

Section 3.02.   Discovery of Breach. It is understood and agreed that the representations and warranties (i) of the Depositor set forth in Section 3.01(a), (ii) of the Sponsor set forth in Section 3.01(b) and (c) and (iii) of the Servicer pursuant to Section 4.05 of this Agreement, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Indenture Trustee and shall continue throughout the term of this Agreement. With respect to the representations and warranties which are made to the best of the Sponsor’s knowledge, if it is discovered by the Depositor, the Sponsor, the Trust Administrator, the Indenture Trustee, the Master Servicer, the Underwriters or the Servicer that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the Mortgage Loans or the interests of the Noteholders or the Indenture Trustee therein, notwithstanding such Sponsor’s lack of knowledge with respect to the substance of such representation or warranty, remedies for breach will apply to such inaccuracy. Any breach of the representation and warranty set forth in clauses (g), (ss), (tt) and (vv) of Schedule II of the Mortgage Loan Purchase Agreement shall be deemed to materially and adversely affect the interest of the Trust in that Mortgage Loan, notwithstanding the Sponsor’s lack of knowledge with respect to the substance of such representation and warranty. Upon discovery by any of the Depositor, the Master Servicer, the Trust Administrator or the Indenture Trustee of a breach of any of such representations and warranties made by the Sponsor that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of the discovery by the Sponsor of a breach of any representation or warranty given to the Indenture Trustee by the Sponsor or the Sponsor’s receipt of written notice of such a breach, the Sponsor shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Indenture Trustee at the Purchase Price or (c) substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

Section 3.03.   Repurchase, Purchase or Substitution of Mortgage Loans.

(a)  With respect to any Mortgage Loan repurchased by the Sponsor pursuant to Section 3.02(b) of this Agreement, the principal portion of the funds in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account. Upon receipt by the Trust Administrator of the full amount of the Purchase Price for a Deleted Mortgage Loan and notification thereof has been made to the Indenture Trustee, or upon receipt of notification from the Custodian that it had received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), the Indenture Trustee shall release or cause to be released and reassign to the Depositor or the Sponsor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement and the Indenture, which instruments shall be prepared by the Servicer and the Indenture Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

(b)  With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Indenture Trustee (or its custodian) in exchange for a Deleted Mortgage Loan: (i) the Depositor or the Sponsor, as applicable, must deliver to the Indenture Trustee (or a Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Sponsor and the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Indenture Trustee, at the expense of the Depositor and at the direction and with the cooperation of the Servicer shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the Servicer if required pursuant to Section 2.01(c), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Indenture Trustee (on behalf of the Issuer) to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

ARTICLE IV

ADMINISTRATION AND SERVICING OF THE
MORTGAGE LOANS BY THE SERVICER

Section 4.01.   Sponsor’s Engagement of Servicer to Perform Servicing Responsibilities.

(a)  Contract for Servicing; Possession of Servicing Files. The Sponsor, as the owner of the servicing rights, by execution and delivery of this Agreement, does hereby contract with the Servicer for the servicing of the Mortgage Loans for the benefit of the Issuer and the Indenture Trustee. The Servicer shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loans pursuant to this Agreement and each Servicing File delivered to the Servicer shall be held in trust by the Servicer for the benefit of the Issuer and the Indenture Trustee; provided, however, that the Servicer shall not have any liability for any Servicing Files (or portions thereof) not delivered by the Sponsor. The Servicer’s possession of any portion of the Mortgage Loan documents shall be at the will of the Indenture Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Indenture Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Indenture Trustee and shall be retained and maintained, in trust, by the Servicer at the will of the Indenture Trustee in such custodial capacity only. The Servicing File retained by the Servicer pursuant to this Agreement shall be identified in accordance with the Servicer’s file tracking system to reflect the ownership of the related Mortgage Loan by the Indenture Trustee. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

(b)  Books and Records. All rights arising out of the Mortgage Loans shall be vested in the Indenture Trustee, subject to the Servicer’s rights to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the Master Servicing Fee, the Servicing Fee and other compensation and reimbursement to which the Servicer and the Master Servicer are entitled as set forth herein, including but not limited to Section 4.04(c), Section 5.07(e) and Section 5.21 shall be received and held by them in trust for the benefit of the Indenture Trustee pursuant to the terms of this Agreement.

The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.02(a) within one week of their execution; provided, however, that the Servicer shall provide the Custodian with a Servicer certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 120 days of its submission for recordation.

Section 4.02.   Servicing of the Mortgage Loans.

(a)  Servicer to Service. The Servicer, acting directly or through one or more sub-servicers as provided in Section 4.09 shall service and administer the Mortgage Loans from and after the Closing Date and, except where prior consent or approval of the Master Servicer is required under this Agreement, shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with the Servicing Standard.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor, including (i) waiving any late payment charge and (ii) extending the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. Such waiver, modification, postponement or indulgence may be made if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Issuer, the Indenture Trustee and the Noteholders; provided, however, that unless the Servicer has obtained the prior written consent of the Master Servicer, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan, other than as provided in clauses (i) and (ii) of the immediately preceding sentence. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Servicer Remittance Date in any month in which any such principal or interest payment has been deferred, make an Advance in accordance with Section 4.03(c) in an amount equal to the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other Advances made pursuant to Section 4.03. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, the Issuer and the Indenture Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Indenture Trustee shall execute and deliver to the Servicer powers of attorney (on the standard form used by the Indenture Trustee) and other documents, furnished to it by the Servicer and reasonably satisfactory to the Indenture Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided that the Indenture Trustee shall not be liable for the actions of the Servicer under any such powers of attorney. Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension.

In servicing and administering the Mortgage Loans, the Servicer shall adhere to the Servicing Standard. Notwithstanding the appointment of any sub-servicer pursuant to Section 4.09, the Servicer shall remain liable for the performance of all of the servicing obligations and responsibilities under this Agreement.

(b)  Servicer Discretion. In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion, subject to the terms of this Agreement, to sell defaulted Mortgage Loans; provided, however, that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Noteholders in any Mortgage Loan or the rights and interests of the Depositor, the Indenture Trustee and the Noteholders under this Agreement.

(c)  Collection and Liquidation of Mortgage Loans. Continuously from the Closing Date, until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

The Servicer shall use its best efforts, consistent with the Servicing Standard to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.02(a). The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Issuer after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. In the event that any payment due under any Mortgage Loan and not otherwise postponed, deferred or waived pursuant to Section 4.02 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) shall be consistent with the Servicing Standard and (2) the Servicer shall determine prudently to be in the best interest of the Issuer, the Indenture Trustee and the Noteholders. In the event that any payment due under any Mortgage Loan is not otherwise postponed, deferred or waived pursuant to Section 4.02(a) and remains delinquent for a period of 105 days or any other default continues for a period of 105 days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings. The Servicer shall notify the Master Servicer in writing of the commencement of foreclosure proceedings on a monthly basis no later than the fifth Business Day of each month (which notification may be included within the monthly reports submitted to the Master Servicer under Section 4.03(b) this Agreement). In such connection, the Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Sections 4.02(e) and 4.02(p) or as otherwise provided in Section 4.02(e)(4).

Notwithstanding the generality of the preceding paragraph, the Servicer shall take such actions generally in accordance with the Servicer’s established default timeline and in accordance with the Servicing Standard with respect to each Mortgage Loan and Mortgagor for which there is a delinquency until such time as the related Mortgagor is current with all payments due under the Mortgage Loan.

(d)  Establishment of and Deposits to Custodial Account.

(i)  The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall initially establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, each of which accounts shall be titled “Aames Funding Corporation in trust for Deutsche Bank National Trust Company, as Indenture Trustee, for Aames Mortgage Investment Trust 2006-1 Mortgage Backed Notes, Series 2006-1” and referred to herein as a “Custodial Account.” Each Custodial Account shall be an Eligible Account. Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 4.02(j) hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.02(e) hereof. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit E hereto. A copy of such certification or letter agreement shall be furnished to the Indenture Trustee, the Master Servicer and, upon request, to any subsequent owner of the Mortgage Loans. The Servicer shall deposit or cause to be deposited into the Custodial Account, no later than the Business Day following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Payments on the Mortgage Loans due after the Cut-off Date and unscheduled payments received on or after the Cut-off Date and on or before the Closing Date.

(ii)  The Servicer shall deposit in the Custodial Account on a daily basis, but not more than two (2) Business Days after receipt by the Servicer and retain therein, the following collections received by the Servicer and payments made by the Servicer after the related Cut-off Date (other than scheduled payments of principal and interest due on or before the related Cut-off Date), as applicable:

(1)  all payments on account of principal on the Mortgage Loans, including all Principal Prepayments and all Prepayment Premiums;

(2)  all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(3)  all Liquidation Proceeds (net of Liquidation Expenses);

(4)  all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.02(k) (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.02(k));

(5)  all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.02(o);

(6)  with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of payment. Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor, up to a maximum amount per month in the aggregate of the Servicing Fee, actually received for such month for the Mortgage Loans;

(7)  all Advances made by the Servicer pursuant to Section 4.03(c);

(8)  any amounts received from the Sponsor, the Depositor or any other person giving representations and warranties with respect to the Mortgage Loans, in connection with the repurchase of any Mortgage Loan;

(9)  any amounts required to be deposited by the Servicer pursuant to Section 4.02(k) in connection with the deductible clause in any blanket hazard insurance policy;

(10)  any amounts received with respect to or related to any REO Property or REO Disposition Proceeds pursuant to Section 4.02(p);

(11)  all Subsequent Recoveries;

(12)  any other amounts required to be deposited in the Custodial Account pursuant to this Agreement.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the Servicing Fee, Prepayment Interest Excess Amounts and Ancillary Income need not be deposited by the Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution maintaining such account shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.02(e). Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

(iii)  The Servicer agrees that it shall not create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account or Escrow Account, or any funds that otherwise are or may become due or payable to or for the benefit of the Indenture Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

(iv)  The Servicer shall be responsible for reviewing and reconciling each Custodial Account and Escrow Account in accordance with industry standards of prudent residential mortgage loan servicers, and shall act promptly to resolve any discrepancies in any such account. The Servicer shall be responsible and liable for all expenses incurred by the other parties hereto resulting from, and all consequences for, the Servicer’s failure to properly and promptly reconcile each such account.

(e)  Permitted Withdrawals from Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(1)  to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.03(a);

(2)  in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds) prior to the deposit of such Mortgagor payment or recovery into the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

(3)  to reimburse itself for unreimbursed Advances and Servicing Advances, the Servicer’s right to reimburse itself pursuant to this subclause (3) with respect to any Mortgage Loan being limited to related Liquidation Proceeds (net of Liquidation Expenses), Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to such Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Noteholders;

(4)  to reimburse itself for any previously unreimbursed Advances or Servicing Advances that it determines are Nonrecoverable Advances, it being understood, in the case of each such reimbursement, that the Servicer’s right thereto shall be prior to the rights of the Noteholders;

(5)  to pay itself investment earnings on funds deposited in the Custodial Account;

(6)  to transfer funds to another Eligible Account in accordance with Section 4.02(j) hereof;

(7)  to invest funds in certain Eligible Investments in accordance with Section 4.02(d)(i) and Section 4.02(j) hereof;

(8)  to withdraw funds deposited in error;

(9)  to clear and terminate the Custodial Account upon the termination of this Agreement; and

(10)  to pay itself any Prepayment Interest Excess Amount.

(f)  Establishment of and Deposits to Escrow Account. The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled “Aames Funding Corporation in trust for Deutsche Bank National Trust Company, as Indenture Trustee, for Aames Mortgage Investment Trust 2006-1.” The Escrow Accounts shall be established with an Eligible Institution. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 4.02(g). The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit F hereto. A copy of such certification or letter agreement shall be furnished to the Master Servicer.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i)  all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)  all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.02(g). The Servicer shall be entitled to retain any interest earnings paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or the interest earnings paid thereon are insufficient for such purposes.

(g)  Permitted Withdrawals from Escrow Account. Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i)  to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)  to reimburse the Servicer for any Servicing Advance of an Escrow Payment made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)  to refund to any Mortgagor any funds found to be in excess of the amounts required to be escrowed under the terms of the related Mortgage Loan;

(iv)  to the extent permitted by applicable law, for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)  for application to restoration or repair of the Mortgaged Property in accordance with Section 4.02(o);

(vi)  to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

(vii)  to clear and terminate the Escrow Account on the termination of this Agreement.

The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this 4.02(g), reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in servicing the Mortgage Loans in accordance with the Servicing Standard should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will advance or cause to be advanced funds (which will constitute a Servicing Advance) necessary to discharge such lien on the Mortgaged Property in order to prevent loss of title to the Mortgaged Property.

(h)  Notification of Adjustments. With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related interest rate adjustment date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Sponsor thereby.

(i)  Payment of Taxes, Insurance and Other Charges.

(i)  With respect to each Mortgage Loan which provides for Escrow Payments, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) (“Property Charges”) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer shall effect timely payment of all such charges (which will constitute Servicing Advances) irrespective of each Mortgagor’s faithful performance in the payment of the same or the making of the Escrow Payments if necessary to avoid a lien or loss on the Mortgaged Property.

(ii)  To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall make Servicing Advances from its own funds to effect payment of all Property Charges upon receipt of notice of any failure to pay on the part of the Mortgagor, or at such other time as the Servicer determines to be in the best interest of the Trust; provided, that in any event the Servicer shall pay such charges on or before any date by which payment is necessary to preserve the lien status of the Mortgage. The Servicer shall pay any late fee or penalty (which will constitute Servicing Advances) which is payable due to any delay in payment of any Property Charge and necessary to avoid a lien on or loss on Mortgage Property.

(j)  Protection of Accounts. The Servicer may transfer the Custodial Account or the Escrow Account to a different Eligible Institution from time to time. Such transfer shall be made only upon obtaining the consent of the Master Servicer, which consent shall not be withheld unreasonably, and the Servicer shall give notice to the Master Servicer and the Indenture Trustee of any change in the location of the Custodial Account.

The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Indenture Trustee if the Custodial Account and/or the Escrow Account are not Eligible Accounts.

Amounts on deposit in the Custodial Account may be invested at the option of the Servicer, but only in Eligible Investments. Any such Eligible Investment with respect to the Custodial Account shall mature no later than two (2) Business Days prior to the Servicer Remittance Date in each month; provided, however, that if such Eligible Investment is an obligation of an Eligible Institution (other than the Servicer) that maintains the Custodial Account, then such Eligible Investment may mature on the related Servicer Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Indenture Trustee. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized. If, at any time, the amount on deposit in the Custodial Account exceeds the amount of the applicable FDIC insurance, such excess above the amount of the applicable FDIC insurance shall be invested in Eligible Investments.

(k)  Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the related Mortgaged Property are insured by a generally acceptable insurer acceptable under the Servicing Standard against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan plus accrued interest thereon and the good faith estimate of the Servicer of the related Liquidation Expenses to be incurred in connection therewith and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. The Servicer shall be under no obligation to require any Mortgagor to obtain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

If upon origination of the Mortgage Loan the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration shall be in effect with a generally acceptable insurance carrier acceptable under the Servicing Standard in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Servicing Standard that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within thirty (30) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

The Servicer shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with the Servicing Standard.

In the event that the Master Servicer or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days’ prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are generally acceptable under the Servicing Standard. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall notify the Mortgagor of the expiration of any such insurance and, prior to force placing any insurance, will permit the Mortgagor a grace period (not to exceed 60 days) to obtain renewal coverage.

Pursuant to Section 4.02(d), any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.02(e).

(l)  Maintenance of Mortgage Impairment Insurance. In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.02(k) and otherwise complies with all other requirements of Section 4.02(k), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.02(k). Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.02(e). Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.02(k), and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Master Servicer or the Indenture Trustee, the Servicer shall cause to be delivered to such person a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer and the Indenture Trustee.

(m)  Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.02(m) requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the coverage amounts which are acceptable for the Servicer as determined by Fannie Mae and Freddie Mac. Upon the request of the Master Servicer or the Indenture Trustee, the Servicer shall cause to be delivered to such party a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer and the Indenture Trustee.

(n)  Inspections. The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, the Servicer shall inspect the Mortgaged Property and/or take such other actions as may be necessary or appropriate in accordance with the Servicing Standard or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a written report of each such inspection.

(o)  Restoration of Mortgaged Property. The Servicer need not obtain the approval of the Master Servicer or the Indenture Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with the Servicing Standard. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)  the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)  the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens; and

(iii)  pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

(p)  Title, Management and Disposition of REO Property. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Indenture Trustee or its nominee (which shall include the Servicer) in trust for the benefit of the Noteholders and the Swap Provider, or in the event the Indenture Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer (with a copy delivered to the Indenture Trustee) from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Indenture Trustee shall acknowledge in writing that such title is being held as nominee for the Indenture Trustee.

The Servicer shall manage, conserve, protect and operate each REO Property for the Indenture Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Issuer, the Indenture Trustee and the Noteholders.

If the Servicer hereafter becomes aware that a Mortgaged Property is an Environmental Problem Property, the Servicer will notify the Master Servicer of the existence of the Environmental Problem Property. Additionally, the Servicer shall set forth in such notice a description of such problem, a recommendation to the Master Servicer relating to the proposed action regarding the Environmental Problem Property, and the Servicer shall carry out the recommendation set forth in such notice. Notwithstanding the foregoing, the Servicer shall obtain the Master Servicer’s prior written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000. Failure to provide written notice of disapproval of the expenditure within five (5) Business Days of receipt of such request for prepaid expenditures shall be deemed an approval of such expenditure. If the Servicer has received reliable instructions to the effect that a Mortgaged Property is an Environmental Problem Property (e.g., Servicer obtains a broker’s price opinion which reveals the potential for such problem), the Servicer will not accept a deed-in-lieu of foreclosure upon any such Mortgaged Property without first obtaining a preliminary environmental investigation for that Mortgaged Property.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above, which may be in the form of a blanket policy. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.02(e). Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.02(k), and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Servicer’s funds, without reimbursement therefor.

The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself pursuant to Section 4.02(e) for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section 4.02 or Section 4.03.

The Servicer shall make Servicing Advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.02(k), such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property or pursuant to Section 4.02(e)(4). The Servicer shall make monthly remittances on each Servicer Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.02(p) and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

(q)  Real Estate Owned Reports. Together with the statement furnished pursuant to Section 4.03(b), the Servicer shall furnish to the Master Servicer on or before the 18th calendar day in each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.

(r)  Liquidation Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Indenture Trustee pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Indenture Trustee and the Master Servicer a monthly liquidation report with respect to such Mortgaged Property.

(s)  Reports of Foreclosures and Abandonments of Mortgaged Property. Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

(t)  Prepayment Premiums. The Servicer or any designee of the Servicer shall not waive any Prepayment Premium with respect to any Mortgage Loan that contains a Prepayment Premium and that prepays during the term of the premium. If the Servicer or its designee fails to collect the Prepayment Premium upon any prepayment of any Mortgage Loan that contains a Prepayment Premium, the Servicer shall pay to the Master Servicer or the Trust Administrator at such time (by deposit to the Custodial Account) an amount equal to amount of the Prepayment Premium that was not collected. Notwithstanding the above, the Servicer or its designee may waive a Prepayment Premium without paying the Issuer the amount of the Prepayment Premium if (i) the Mortgage Loan is in default (defined as 61 days or more delinquent) and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (ii) if the prepayment is not a result of a refinancing by the Servicer or any of its affiliates and the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (iii) the collection of the Prepayment Premium would be in violation of applicable federal, state or local laws or would be deemed “predatory” thereunder.

(u)  Compliance with Safeguarding Customer Information Requirements. The Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).

(v)  Presentment of Claims and Collection of Proceeds. The Servicer shall prepare and present on behalf of the Indenture Trustee and the Noteholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Servicer in respect of such policies or bonds shall be promptly deposited in the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition requisite to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

(w)  Purchase of Defaulted Mortgage Loans. The Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Indenture Trustee and the Trust Administrator) to purchase for its own account from the Trust Estate any Mortgage Loan that is 90 days or more Delinquent at a price equal to the Purchase Price; provided, however, that the Servicer may only exercise this right on or after the last day of the calendar month in which such Mortgage Loan became 90 days Delinquent (such month, the “Eligible Purchase Month”); provided further, that any such Mortgage Loan which becomes current but thereafter becomes Delinquent may only be purchased by the Servicer pursuant to this Section 4.02(w) in any ensuing Eligible Purchase Month. The principal portion of the funds in respect of such purchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account. Upon receipt by the Trust Administrator of the full amount of the Purchase Price for such Mortgage Loan and notification thereof has been made to the Indenture Trustee, the Indenture Trustee shall release or cause to be released and reassign to the Servicer the related Mortgage File for such Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any such Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement and the Indenture, which instruments shall be prepared by the Servicer and the Indenture Trustee shall have no further responsibility with respect to the Mortgage File relating to such 90 days Delinquent Mortgage Loan purchased by the Sponsor.

(x)  Sponsor Financial Covenant Termination Events. The Servicer shall notify the Master Servicer and the Trust Administrator in writing promptly following the occurrence of a Sponsor Financial Covenant Termination Event. The Master Servicer and the Trust Administrator will have no obligation to independently determine or verify whether such a Sponsor Financial Covenant Termination Event has occurred and will rely solely on the written notification provided by the Servicer. In calculating the Sponsor Financial Covenant Termination Event numbers, the Servicer will use a consolidated balance sheet and a consolidated income statement prepared in accordance with U.S. GAAP and consistent with the audited financial statements of the Sponsor to calculate the Sponsor Financial Covenant Termination Event numbers.

Section 4.03.   Payments To the Master Servicer.

(a)  Remittances. On each Servicer Remittance Date, the Servicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Collection Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.02(e)), plus (b) all Advances, if any, that the Servicer is obligated to make pursuant to Section 4.03(c), minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Servicer Remittance Date, together with any Compensating Interest required to be deposited in the Custodial Account in accordance with Section 4.02(d)(ii)(6) and Section 4.04(c), and minus (d) any amounts attributable to Scheduled Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Servicer Remittance Date occurs, which amounts shall be remitted on the Servicer Remittance Date next succeeding the Due Date related to such Scheduled Payment.

With respect to any remittance received by the Master Servicer after the Servicer Remittance Date on which such remittance was due as provided above, the Servicer shall pay to the Master Servicer interest on any such late remittance at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late remittance is made and shall cover the period commencing with the day following such Servicer Remittance Date and ending with the Business Day on which such remittance is made, both inclusive. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Servicer Event of Default by the Servicer.

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

Wells Fargo Bank, N.A.
San Francisco, CA
ABA#: 121-000-248
Account Name: Corporate Trust Clearing
Account Number: 3970771416
Reference: 17196100, Aames 2006-1

(b)  Statements to Master Servicer and Trust Administrator. On the 18th day of each calendar month (or, if such 18th day is not a Business Day, then no later than noon (Eastern Time) on the immediately preceding Business Day), the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in the format set forth in Exhibit G-1 hereto (including the information in Exhibit G-1A), a monthly defaulted loan report in the format set forth in Exhibit G-2 hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer) and, with respect to each Mortgage Loan with respect to which a Realized Loss occurred during the immediately preceding calendar month, a realized loss report in the format set forth in Exhibit G-3 hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer), in each case relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer. No later than two Business Days after the end of each Prepayment Period, the Servicer shall furnish to the Master Servicer a monthly report containing such information regarding prepayments of Mortgage Loans during such Prepayment Period and in a format as mutually agreed to between the Servicer and the Master Servicer.

Such monthly remittance advice shall also be accompanied by a supplemental report provided to the Master Servicer and the Sponsor which includes on an aggregate basis for the previous calendar month (i) the amount of any insurance claims filed, (ii) the amount of any claim payments made and (iii) the amount of claims denied or curtailed. The Master Servicer will convert such data into a format acceptable to the Trust Administrator and provide monthly reports to the Trust Administrator pursuant to the Trust Agreement.

In addition, not more than 75 days after the end of each calendar year, commencing December 31, 2006, the Servicer shall provide (as such information becomes reasonably available to the Servicer) to the Master Servicer and the Trust Administrator such information concerning the Mortgage Loans and annual remittances to the Master Servicer therefrom as is necessary for the Trust Administrator to prepare the reports required by Section 5.09(c). Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Master Servicer and the Trust Administrator pursuant to any requirements of the Code as from time to time are in force. The Servicer shall also provide to the Trust Administrator such information as may be requested by it and required for the completion of any tax reporting responsibility of the Trust Administrator within such reasonable time frame as shall enable the Trust Administrator to timely file each Schedule Q (or other applicable tax report or return) required to be filed by it.

(c)  Advances by Servicer. On the Business Day immediately preceding each Servicer Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future payment, or a combination of both, an amount equal to all Advances for the related Servicer Remittance Date. Any amounts held for future payment and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Servicer Remittance Date if funds in the Custodial Account on such Servicer Remittance Date shall be less than remittances to the Master Servicer required to be made on such Servicer Remittance Date. The Servicer shall keep appropriate records of such amounts and will provide such records to the Master Servicer upon request.

The Servicer’s obligation to make such Advances as to any Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the payment of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

(d)  Due Dates Other Than the First of the Month. Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 4.03(d). Any Scheduled Payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of that month. For example, a Scheduled Payment due on August 15 shall be considered to be due on September 1. Any Scheduled Payment due and collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Custodial Account. For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the Scheduled Payment due on the first of the month following the Cut-off Date.

(e)  Credit Reporting. For each Mortgage Loan, in accordance with its current servicing practices, the Servicer will accurately and fully report its underlying borrower credit files to each of the following credit repositories or their successors: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis in a timely manner.

Section 4.04.   General Servicing Procedures.

(a)  Transfers of Mortgaged Property. The Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the seller of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the buyer of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. In connection with any such assumption, neither the Mortgage Rate borne by the related Mortgage Note, the timing of principal or interest payments on the Mortgage Loan, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Servicer, its affiliates or Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

(b)  Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Master Servicer in the monthly remittance advice as provided in Section 4.03(b), and may request the release of any Mortgage Loan Documents from the Custodian in accordance with the Custodial Agreement.

If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage, the Servicer shall deposit into the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Servicer Remittance Date in the month following the date of such release. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.02(m) insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

(c)  Servicing Compensation. As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall be paid in the aggregate the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof. Such Servicing Fee shall be payable monthly and retained by the Servicer, or as otherwise provided in Section 4.02(e)(2). The obligation of the Issuer to pay the Servicing Fee is limited to, and the Servicing Fee is payable from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Scheduled Payment collected by the Servicer, or as otherwise provided in Section 4.02(e)(2). Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer and is not required to be deposited in the Custodial Account.

The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

The Servicing Fee payable to or retained by the Servicer with respect to any Collection Period shall be reduced by the aggregate Prepayment Interest Shortfall Amount for the related Prepayment Period required to be deposited in the Custodial Account and remitted to the Master Servicer on the related Servicer Remittance Date. The Servicer shall be obligated to remit to the Master Servicer on each Servicer Remittance Date the aggregate Prepayment Interest Shortfall Amount, only up to an amount equal to the aggregate Servicing Fee that the Servicer is entitled to receive for such Collection Period.

(d)  Statement as to Compliance.

(i)  The Servicer, the Master Servicer and the Trust Administrator will deliver (or otherwise make available) and the Servicer, Master Servicer and Trust Administrator shall cause any Servicing Function Participant engaged by it to deliver to the Depositor and the Trust Administrator, not later than March 15th of each calendar year beginning in 2007, an Officers’ Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of such party during the preceding calendar year and of performance under this Agreement or such other applicable agreement in the case of a Servicing Function Participant has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement or such other applicable agreement in the case of a Servicing Function Participant in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. Notwithstanding the foregoing, as to any Subcontractor determined by the Servicer to be “participating in the servicing function,” an Annual Statement of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust.

(ii)  In the event the Master Servicer, the Trust Administrator, any Sub-Servicer or any Subcontractor engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Sub-Servicer or Subcontractor, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 4.04(d) or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

(iii)  The Master Servicer shall include all annual statements of compliance received by it from the Servicer with its own annual statement of compliance to be submitted to the Trust Administrator pursuant to this Section 4.04(d).

(iv)  Any failure by the Servicer to comply with its obligations under this Section 4.04(d) shall (subject to the provisions of Section 4.07(10)) constitute a Servicer Event of Termination with respect to the Servicer under this Agreement, and shall entitle the Master Servicer, pursuant to Section 4.07, to terminate the rights and obligations of the Servicer as servicer under this Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer (other than as provided herein with respect to unreimbursed Advances or Servicing Advances or accrued and unpaid Servicing Fees); provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(e)  Assessments of Compliance and Attestation Reports.

(i)  Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, the Servicer, Master Servicer and Trust Administrator, each at its own expense shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Trust Administrator and the Depositor on or before March 15th of each calendar year beginning in 2007, a report regarding the Servicer’s assessment of compliance (an “Assessment of Compliance”) with its Relevant Servicing Criteria during the preceding calendar year. The Assessment of Compliance must be as set forth in Regulation AB and contain the following:

(1)  A statement by such officer of its responsibility for assessing compliance with the Relevant Servicing Criteria applicable to such party;

(2)  A statement by such officer that such officer used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria applicable to such party;

(3)  Such parties’ assessment of compliance with the Relevant Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving such party, that are backed by the same asset type as the Mortgage Loans; and

(4)  A statement that a registered public accounting firm has issued an attestation report on such party’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(5)  A statement as to which of the Relevant Servicing Criteria, if any, are not applicable to the Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Relevant Servicing Criteria specified on Exhibit J hereto which are indicated as applicable to such party.

No later than the end of each fiscal year for the Trust for which a 10-K is required to be filed, the Master Servicer and the Custodian shall each forward to the Trust Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant; provided, however, that the Master Servicer need not provide such information to the Trust Administrator so long as the Master Servicer and the Trust Administrator are the same Person. When the Master Servicer and the Custodian (or any Servicing Function Participant engaged by them) submit their assessments to the Trust Administrator, such parties will also at such time include the assessment and attestation pursuant to this Section 4.04(e) of each Servicing Function Participant engaged by it.

Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Servicer, the Master Servicer, the Trust Administrator and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Trust Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit J and notify the Depositor of any exceptions.

In the event the Master Servicer, the Trust Administrator, the Custodian, any Sub-Servicer or any Subcontractor engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 4.04(e), or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(ii)  On or before March 15th of each calendar year beginning in 2007, the Servicer, Master Servicer, Trust Administrator, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Depositor and Trust Administrator a report (an “Attestation Report”) by a registered public accounting firm that is a member of the American Institute of Certified Public Accountants to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

Promptly after receipt of each such assessment of compliance and attestation report, the Trust Administrator shall confirm that each assessment submitted pursuant to this Section 4.04(e) is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(iii)  In the event the Master Servicer, the Trust Administrator, the Custodian, the Servicer, any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement or any Sub-Servicing Agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 4.04(e), or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

Notwithstanding the foregoing, as to any Subcontractor determined by the Servicer or the Custodian to be “participating in the servicing function,” neither an Assessment of Compliance nor the related Attestation Report is required to be delivered unless it is required as part of a Form 10-K with respect to the Trust. Any failure by the Servicer to deliver the Assessment of Compliance and Attestation Reports when and as required under this Section 4.04(e), including any failure by the Servicer to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, shall (subject to the provisions of Section 4.07(10)) constitute a Servicer Event of Termination with respect to the Servicer under this Agreement, and shall entitle the Master Servicer, pursuant to Section 4.07, to terminate the rights and obligations of the Servicer as servicer under this Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer (other than as provided herein with respect to unreimbursed Advances or Servicing Advances or accrued and unpaid Servicing Fees); provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(iv)  The Master Servicer shall include all annual reports on assessment of compliance received by it with its own assessment of compliance to be submitted to the Trust Administrator pursuant to this Section and shall include all attestation reports received by it with its own attestation report to be submitted to the Trust Administrator pursuant to this Section.

(f)  Inspection. The Servicer shall provide the Indenture Trustee and the Master Servicer, upon five (5) Business Days’ advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and reasonable access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the Indenture Trustee and the Master Servicer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement. Notwithstanding anything to the contrary in this Section 4.04, nothing in this Agreement shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 4.04(f) as a result of such obligation shall not constitute a breach of this Section 4.04(f).

Section 4.05.   Representations, Warranties and Agreements.

(a)  Representations, Warranties and Agreements of the Servicer. The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Master Servicer, the Depositor, the Sponsor and the Indenture Trustee and the Trust Administrator, as of the Closing Date:

(i)  Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer (except to the extent bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affect the enforcement of creditor’s rights generally) and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(ii)  Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

(iii)  No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will (a) conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any legal restriction or constitute a default under any of the foregoing, (b) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other agreement or instrument to which the Servicer is a party or by which it may be bound, (c) result in a material violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject or (d) materially impair the ability of the Servicer to act as Servicer hereunder with respect to the Mortgage Loans;

(iv)  Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(v)  No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Servicer’s knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(vi)  No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(vii)  No Default. The Servicer is not in default, and no event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which the Servicer is a party or which purports to be binding upon it or upon any of its assets, which default could impair materially the ability of the Servicer to perform under the terms of this Agreement;

(viii)  Ability to Service. The Servicer or its sub-servicer is an FHA Approved Mortgagee in good standing to service mortgages, and has not been suspended as a mortgagee or servicer by the FHA and has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. No event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer or its sub-servicer, as applicable, unable to comply with HUD, FHA eligibility requirements or which would require notification to any of HUD or FHA;

(ix)  No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading; and

(x)  No Commissions to Third Parties. The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Sponsor.

(b)  Remedies for Breach of Representations and Warranties of the Servicer. It is understood and agreed that the representations and warranties set forth in Sections 4.05(a) shall survive the engagement of the Servicer to perform the servicing responsibilities as of the Closing Date hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Master Servicer and the Indenture Trustee. Upon discovery by the Servicer, the Master Servicer or the Indenture Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interests of the Master Servicer or the Indenture Trustee, the party discovering such breach shall give prompt written notice to the other parties.

Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 4.05(a) which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Indenture Trustee’s or the Master Servicer’s option, assign its rights and obligations under this Agreement (or with respect to the affected Mortgage Loans) to a successor servicer. Such assignment shall be made in accordance with Sections 4.06(b) and 4.06(c).

In addition, the Servicer shall indemnify all other parties to this Agreement and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in Section 4.05.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 4.05(a) shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Master Servicer, the Depositor or the Indenture Trustee to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Master Servicer or the Indenture Trustee for compliance with this Agreement.

(c)  Additional Indemnification by the Servicer. The Servicer shall indemnify the Master Servicer, the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, and the Trust Administrator and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, the “Liabilities”) that the indemnified party may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in accordance with the terms of this Agreement. The Servicer shall immediately notify the Master Servicer, the Depositor, the Indenture Trustee, the Owner Trustee and the Trust Administrator if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that may result in such Liabilities, and the Servicer shall assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from such indemnified party in connection with such claim. The Servicer shall be reimbursed promptly from the Trust Fund for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer’s indemnification pursuant to this Section 4.05(c), or the failure of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement.

Section 4.06.   The Servicer.

(a)  Merger or Consolidation of the Servicer. The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $15,000,000, and (ii) which is a FHA Approved Mortgagee in good standing.

(b)  Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Master Servicer, the Depositor, the Issuer, the Indenture Trustee or the Trust Administrator for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement (except to the extent otherwise covered by Section 4.05(c)). The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified and held harmless by the Trust against any and all Liabilities incurred in connection with any legal action relating to this Agreement or the Notes, except to the extent such Liabilities resulted from or arose out of the negligence, bad faith or willful misfeasance in the performance of the Servicer’s (or any director, officer, employee or agent of the Servicer) duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder.

(c)  Limitation on Resignation and Assignment by the Servicer. This Agreement has been entered into with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, integrity, reputation and financial standing, and the continuance thereof. Therefore, except as expressly provided in this Section 4.06(c) and in Sections 4.02(a) and 4.09, the Servicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Sponsor, the Master Servicer and the Trust Administrator, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Sponsor, the Master Servicer and the Trust Administrator; provided, that in each case, there must be delivered to the Sponsor, the Master Servicer, the Indenture Trustee and the Trust Administrator a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Master Servicer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Sponsor, the Master Servicer and the Indenture Trustee which Opinion of Counsel shall be in form and substance reasonably acceptable to each of them. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 4.08.

Without in any way limiting the generality of this Section 4.06, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, except to the extent permitted by and in accordance with this Section 4.06 and in Sections 4.02(a) and 4.09, without the prior written consent of the Sponsor, the Master Servicer, the Indenture Trustee and the Trust Administrator, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 4.07, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

(d)  Successor Servicers. The provisions of Sections 4.06(a), (b), and (c) shall apply to any successor to the Servicer hereunder.

Section 4.07.   Termination for Cause.

Any of the following occurrences shall constitute an event of default (each, a “Servicer Event of Default”) on the part of the Servicer:

(1)  any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer; or

(2)  failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer; or

(3)  failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located except where the failure to so maintain such license does not have a material adverse effect on the Servicer’s ability to service the Mortgage Loans; or

(4)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(5)  the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(6)  the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(7)  the Servicer or its sub-servicer, as applicable, ceases to be a FHA Approved Mortgagee; or

(8)  the Servicer attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer or attempts to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in a manner not permitted under this Agreement; or

(9)  the net worth of the Servicer shall be less than $15,000,000; or

(10)  failure by the Servicer to duly perform, within the required time period, its obligations under Section 4.04(d) or 4.04(e); or

(11)  a Servicer Termination Trigger Event or a Sponsor Financial Covenant Termination Event shall have occurred.

In each and every such case, so long as a Servicer Event of Default shall not have been remedied, in addition to whatsoever rights the Master Servicer or the Indenture Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Master Servicer, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

Upon receipt by the Servicer of such written termination notice, all authority and power of the Servicer, under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Master Servicer, in accordance with Section 4.08(a). Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver to the successor servicer any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with the Sponsor, the Master Servicer, the Indenture Trustee and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

By a written notice, the Master Servicer may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 4.08.   Successor to Servicer, Miscellaneous Provisions.

(a)          Successor to the Servicer. Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Section 4.05, 4.06, or 4.07, the Master Servicer shall (i) within 90 days of the Servicer’s notice of such termination, succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of the second paragraph of Section 4.06(a) and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer (other than the Master Servicer) shall be subject to the approval of the Master Servicer and the Trust Administrator. Any approval of a successor servicer by the Master Servicer and the Trust Administrator, shall, if the successor servicer is not at that time a servicer of other Mortgage Loans for the Trust, be conditioned upon the receipt by the Master Servicer, the Sponsor, the Indenture Trustee and the Trust Administrator of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement (including continuing to make Advances during such transition period pursuant to Section 4.03(c)) and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 4.08(a) and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 4.05 and the remedies available to the Master Servicer, the Indenture Trustee and the Sponsor under Sections 4.08(b) and 4.05(b) and (c), it being understood and agreed that the provisions of such Sections 4.08(b) and 4.05(b) and (c) shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement. Neither the Master Servicer, in its capacity as successor servicer, nor any other successor servicer shall be responsible for the lack of information and/or documents that it cannot otherwise obtain through reasonable efforts.

Within a reasonable period of time, but in no event later than 30 days following the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents. The Servicer shall cooperate with the Indenture Trustee, the Master Servicer or the Sponsor, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Indenture Trustee, the Servicer, the Master Servicer, the Trust Administrator and the Sponsor an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.05(a) and provide for the same remedies set forth in such Section herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 4.05, 4.06 and 4.07 shall not affect any claims that the Sponsor, the Master Servicer, the Indenture Trustee or the Trust Administrator may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.

The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account(s) and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, it shall notify the Indenture Trustee, the Trust Administrator, the Sponsor and Master Servicer and the Depositor of such appointment.

(b)  Costs. The Sponsor shall pay the legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by (i) the terminated or resigning Servicer if such termination or resignation is a result of an occurrence of a termination event under Section 4.05(b) or 4.07, and (ii) to the extent not paid by such Servicer, and in all other cases, by the Trust.

Section 4.09.   Sub-Servicers and Sub-Servicing Agreements.

(a)  The Servicer may enter into sub-servicing agreements for any servicing and administration of Mortgage Loans with any institution that is acceptable to the Sponsor and that is in compliance with the laws of each state necessary to enable it to perform its obligations under such sub-servicing agreement. The Servicer shall give notice to the Rating Agencies and the Master Servicer of the appointment of any sub-servicer. The Servicer shall not enter into any sub-servicing agreement that does not provide for the servicing of the Mortgage Loans specified therein on a basis consistent with the terms of this Agreement or that otherwise violates the provisions of this Agreement. The Servicer may enter into, and make amendments to, any sub-servicing agreement or enter into different forms of sub-servicing agreements; provided, however, that any such amendments or forms shall be consistent with and not violate the provisions of this Agreement.

(b)  For purposes of this Agreement the Servicer shall be deemed to have received payments on Mortgage Loans when any sub-servicer has received such payments. With respect to the Servicer's obligations under Section 4.03(a) to make deposits in the Custodial Account maintained by the Servicer, the Servicer shall be deemed to have made such deposits when any sub-servicer has made such deposits into a sub-servicing account if permitted by the related sub-servicing agreement.

(c)  Any sub-servicing agreement and any other transactions or services relating to the Mortgage Loans involving a sub-servicer shall be deemed to be between the sub-servicer and the Servicer alone and the Master Servicer and the Indenture Trustee shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any sub-servicer, except that the Indenture Trustee shall have such claims or rights that arise as a result of any funds held by a sub-servicer in trust for or on behalf of the Issuer. Notwithstanding the execution of any sub-servicing agreement, the Servicer shall not be relieved of any liability hereunder and shall remain obligated and liable for the servicing and administration of the Mortgage Loans.

(d)  The Servicer shall be entitled to terminate any sub-servicing agreement and the rights and obligations of any sub-servicer pursuant to any sub-servicing agreement in accordance with the terms and conditions of such sub-servicing agreement but only with the prior consent of the Sponsor. In the event of termination of any sub-servicer, all servicing obligations of such sub-servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such sub-servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a sub-servicing agreement with a successor sub-servicer. The Servicer shall give written notice to the Sponsor, Master Servicer and Indenture Trustee of the termination of any sub-servicer.

(e)  Any sub-servicing agreement shall include the provision that such agreement may be immediately terminated by the Master Servicer or the Indenture Trustee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default) (i) without fee or (ii) clearly and unambiguously states that any termination fee is the sole responsibility of the Servicer and none of the Sponsor, Depositor, Master Servicer, Indenture Trustee or the Issuer has any liability therefor, regardless of the circumstances surrounding such termination.

Section 4.10.   Miscellaneous Servicing Provisions.

(a)  Protection of Confidential Information. The Servicer shall keep confidential and shall not divulge to any party, without the Sponsor’s prior written consent, any nonpublic information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Servicer to do so in working with legal counsel, special servicers, auditors, taxing authorities or other governmental agencies.

(b)  No Personal Solicitation. For as long as the Servicer services the Mortgage Loans, it covenants that it will not, and that it will ensure that its affiliates and agents will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related mortgagors. It is understood that promotions undertaken by the Servicer which are directed to the general public at large, or certain segments thereof, shall not constitute solicitation as that term is used in this Section 4.10(b).

(c)  Intention of the Parties. It is the intention of the Sponsor and the Servicer that the Sponsor is conveying, and the Servicer is receiving, only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trust remains the sole and absolute owner of the Mortgage Loans (other than the servicing rights) and all rights related thereto, subject to the lien of the Indenture.

Section 4.11.   Advance Facility.

(a)  The Servicer is hereby authorized to enter into a facility (an “Advance Facility”) with any Person which provides that such Person (an “Advancing Person”) agrees to fund some or all of the Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement or that the Servicer may pledge or assign its rights to be reimbursed for Advances and/or Servicing Advances, directly or indirectly, to an Advancing Person, although no such Advance Facility shall reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or Servicing Advances. If the Servicer enters into an Advance Facility, the Servicer and the related Advancing Person shall deliver to the Indenture Trustee, the Master Servicer and the Trust Administrator at the respective addresses set forth in Section 10.07 hereof a written notice (an “Advance Facility Notice”), stating the identity of the Advancing Person. If the Servicer enters into such an Advance Facility pursuant to this Section 4.11, upon reasonable request of the Advancing Person, the Trust Administrator shall execute a letter of acknowledgment prepared by the Servicer, confirming its receipt of notice of the existence of such Advance Facility. To the extent that an Advancing Person previously identified in the Advance Facility Notice funds any Advance or any Servicing Advance and the Servicer provides the Trust Administrator with an Officer’s Certificate that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 4.11(c). Such Officer’s Certificate must specify the amount of the reimbursement, the remittance date, the written payment instructions for the Advancing Person, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed and either the section(s) of the Advance Facility that entitle the Advancing Person to receive reimbursement from the Trust Administrator, rather than the Servicer, or proof of an event of default by the Servicer under the Advance Facility entitling the Advancing Person to reimbursement from the Trust Administrator. The Trust Administrator shall not have any duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to conclusively rely without independent investigation on the Officer’s Certificate provided pursuant to this Section 4.11. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances, or who merely receives an assignment or pledge of the Servicer’s rights to be reimbursed for Advances and/or Servicing Advances, shall not be required to meet the qualifications of the Servicer or any sub-servicer and will not be deemed to be a sub-servicer under this Agreement.

(b)  None of the Depositor, the Master Servicer, the Trust Administrator or the Indenture Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any reimbursement for Advances or Servicing Advances, nor, as a result of the existence of any Advance Facility, shall the Depositor, the Master Servicer, the Trust Administrator or the Indenture Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the reimbursement for Advances or Servicing Advances, except, in the case of the Trust Administrator, to remit reimbursements in accordance with payment instructions received pursuant to Section 4.11(a). The Servicer shall indemnify the Depositor, the Master Servicer, the Trust Administrator, the Indenture Trustee, any successor Servicer and the Issuer for any claim, loss, liability or damage resulting from any claim by the Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of the negligence, recklessness or willful misconduct on the part of the Depositor, the Master Servicer, the Trust Administrator, the Indenture Trustee, any successor Servicer or the Issuer, as the case may be, or failure by the successor Servicer, the Master Servicer or the Trust Administrator, as the case may be, to remit funds as required by this Agreement or the commission of an act or omission to act by the successor Servicer, the Master Servicer or the Trust Administrator, as the case may be, and the passage of any applicable cure or grace period, such that, in the case of the Master Servicer, a Master Servicer Event of Default occurs under this Agreement, or in the case of the successor Servicer, the Master Servicer or the Trust Administrator, such entity is subject to termination for cause under this Agreement.

(c)  If an Advance Facility is entered into, and if the Servicer so notifies the Trust Administrator, then the Servicer shall not seek reimbursement for any Advance or Servicing Advance made by an Advancing Person under Section 6.05, but instead the Servicer shall remit the amounts relating to Advances to the Master Servicer for inclusion in the monthly remittance made to the Trust Administrator on a Servicer Remittance Date in accordance with this Agreement. The Trust Administrator, upon its receipt of an Officer’s Certificate in accordance with Section 4.11 hereof, shall pay to the Advancing Person or to a trustee, agent or custodian designated in the Officer’s Certificate specified in Section 4.11(a), reimbursements for Advances and Servicing Advances from the Collection Account to the same extent the Servicer would have been permitted to reimburse itself from its Custodial Account for such Advances and/or Servicing Advances in accordance with Sections 4.02(e) and 6.05, had the Servicer itself funded such Advance or Servicing Advance.

(d)  All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a “first in-first out” (FIFO) basis, such that an advance made earlier in time with respect to any Mortgage Loan shall be reimbursed to the Servicer who made that advance, before reimbursement of an advance made later in time with respect to that Mortgage Loan, and a predecessor Servicer’s advances with respect to any particular Mortgage Loan shall be reimbursed before reimbursement of a successor Servicer’s advances with respect to such Mortgage Loan.

(e)  In making its determination that any Advance or Servicing Advance theretofore made has become a Nonrecoverable Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by the Servicer or any predecessor Servicer.

(f)  The Servicer shall maintain and provide to any successor Servicer and, upon request, the Master Servicer, the Trust Administrator and the Indenture Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(g)  Any amendment to this Section 4.11 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 4.11, including amendments to add provisions relating to a successor Servicer, may be entered into by the parties hereto without the consent of any Noteholder, provided that such amendment complies with Section 10.03. All reasonable costs and expenses (including attorneys’ fees) of each party hereto of any such amendment shall be borne solely by the Servicer. The parties hereto hereby acknowledge and agree that: (a) the Advances and/or Servicing Advances financed by and/or pledged to an Advancing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Master Servicer and the Issuer are not, as a result of the existence of any Advance Facility, separately obligated or liable to repay any Advances and/or Servicing Advances financed by the Advancing Person; (b) the Servicer will be responsible for remitting to the Advancing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advancing Person, subject to the provisions of this Agreement and except to the extent an election is made to remit all such reimbursements to the Trust Administrator as described in Section 4.11(c); and (c) none of the Master Servicer, the Trust Administrator and the Indenture Trustee shall have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advancing Person.

ARTICLE V

ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS
BY THE MASTER SERVICER AND THE TRUST ADMINISTRATOR

Section 5.01.   Duties of the Master Servicer; Representations and Warranties.

(a)  For and on behalf of the Issuer, the Indenture Trustee and the Noteholders, the Master Servicer shall master service the Mortgage Loans from and after the Closing Date in accordance with the provisions of this Article V. The Master Servicer hereby represents and warrants to the Depositor, the Issuer, the Indenture Trustee, the Trust Administrator and the Servicer, as of the Closing Date, that:

(i)  it is validly existing and in good standing as a federally chartered national banking association and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)  the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)  this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)  the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)  the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)  no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)  the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or FHLMC-approved seller/servicer;

(viii)  no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix)  the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

(x)  the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 5.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

(xi)  the information about the Master Servicer under the heading “The Master Servicer” in the Prospectus Supplement does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

(b)  It is understood and agreed that the representations and warranties set forth in this Section 5.01 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, the Trust Administrator and the Servicer and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer’s representations and warranties contained in this Section 5.01. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the foregoing parties as provided in this Section constitutes the sole remedy (other than as set forth in Section 8.01) of such parties respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by the Depositor, the Issuer, the Indenture Trustee, the Trust Administrator or the Servicer or notice thereof by any one of such parties to the other parties. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

Section 5.02.   Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

(a)  The Master Servicer, at its expense, shall maintain in effect a Fidelity Bond and an Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on the Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The Master Servicer’s Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans and shall by its terms not be cancelable without thirty days’ prior written notice to the Indenture Trustee. The Master Servicer shall provide the Depositor and the Indenture Trustee, upon request, with a copy of such policy and fidelity bond. The Master Servicer shall (i) require the Servicer to maintain an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with the provisions of Section 4.02(m) of this Agreement, (ii) cause the Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in Section 4.02(m) of the Agreement, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Indenture Trustee upon request.

(b)  The Master Servicer shall promptly report to the Indenture Trustee and the Trust Administrator any material changes that may occur in the Master Servicer’s Fidelity Bond or the Master Servicer’s Errors and Omissions Insurance Policy and shall furnish either such party, on request, with certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Indenture Trustee and the Trust Administrator all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Indenture Trustee and the Trust Administrator. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trust Administrator for deposit into the Collection Account. Any amounts relating to the Mortgage Loans collected by the Servicer under any such bond or policy shall be remitted to the Master Servicer.

Section 5.03.   Master Servicer’s Financial Statements and Related Information. For each year this Agreement is in effect, the Master Servicer shall deliver to the Trust Administrator, the Indenture Trustee, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to May 31 of each year, beginning May 31, 2007. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

Section 5.04.   Power to Act; Procedures.

(a)  The Master Servicer shall master service the Mortgage Loans, provided that the Master Servicer shall not take, or knowingly permit the Servicer to take, any action that is inconsistent with or prejudices the interests of the Issuer, the Indenture Trustee or the Noteholders in any Mortgage Loan or the rights and interests of the Depositor, the Issuer, the Indenture Trustee and the Noteholders under this Agreement and the Indenture. The Master Servicer shall represent and protect the interests of the Issuer, the Indenture Trustee and the Noteholders in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. Without limiting the generality of the foregoing, the Master Servicer in its own name, and the Servicer, to the extent such authority is delegated to such Servicer under this Agreement, is hereby authorized and empowered by the Indenture Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with the Servicing Standard, to execute and deliver, on behalf of itself and the Noteholders, the Trust Administrator, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Indenture Trustee shall furnish the Master Servicer, upon request, with any powers of attorney (on the standard form used by the Indenture Trustee) empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Indenture Trustee shall execute and deliver such other documents as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder, and to allow the Servicer to service the Mortgage Loans in each case in accordance with the Servicing Standard (and the Indenture Trustee or the Trust Administrator shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer). If the Master Servicer or the Indenture Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Indenture Trustee or that the Indenture Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Indenture Trustee, the Master Servicer shall join with the Indenture Trustee in the appointment of a co-trustee pursuant to Section 6.10 of the Indenture. In no event shall the Master Servicer, without the Indenture Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Indenture Trustee’s name without indicating the Master Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state. The Master Servicer shall indemnify the Indenture Trustee for any and all costs, liabilities and expenses incurred by the Indenture Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Indenture Trustee, be deemed to be the agent of the Indenture Trustee.

(b)  In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in master servicing and administering loans for its own account, giving due consideration to the Servicing Standard where such practices do not conflict with this Agreement. Consistent with the foregoing, the Master Servicer may, and may permit the Servicer to, in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause the Servicer to make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.03 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension.

Section 5.05.   Enforcement of Servicer’s and Master Servicer’s Obligations.

(a)  The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the Servicer is not required to take under this Agreement and (ii) cause the Servicer to take any action or refrain from taking any action if this Agreement does not require the Servicer to take such action or refrain from taking such action.

(b)  The Master Servicer, for the benefit of the Issuer, the Indenture Trustee and the Noteholders, shall enforce the obligations of the Servicer hereunder, and shall, in the event that the Servicer fails to perform its obligations in accordance herewith, terminate the rights and obligations of the Servicer hereunder and either act as servicer of the related Mortgage Loans or cause other parties hereto to either assume the obligations of the Servicer under this Agreement (or agree to execute and deliver a successor servicing or sub-servicing agreement with a successor servicer). Such enforcement, including, without limitation, the legal prosecution of claims, termination of servicing or sub-servicing rights and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

Section 5.06.   [Reserved]

Section 5.07.   Collection Account.

(a)  On the Closing Date, the Trust Administrator shall open and shall thereafter maintain a segregated account held in trust in the name of the Securities Intermediary (the “Collection Account”), entitled “Collection Account, Deutsche Bank National Trust Company, as Indenture Trustee, in trust for Holders of the Aames Mortgage Investment Trust 2006-1, Mortgage Backed Notes, Series 2006-1.” The Collection Account shall relate solely to the Notes issued by the Issuer, and funds deposited in the Collection Account shall not be commingled with any other monies.

(b)  The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Trust Administrator shall establish a new Collection Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

(c)  The Trust Administrator shall give to the Master Servicer and the Indenture Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Trust Administrator shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Indenture Trustee. On each Payment Date, the entire amount on deposit in the Collection Account relating to the Mortgage Loans (subject to permitted withdrawals set forth in Section 5.08), other than amounts not included in Interest Remittance Amount or Principal Remittance Amount to be paid to Noteholders for such Payment Date, shall be applied to make the requested payment of principal and/or interest on each Class of Notes.

(d)  The Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Payment Date and one Business Day following receipt thereof, the following amounts received or payments made by the Master Servicer (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

(i)  all remittances from the Custodial Account to the Master Servicer pursuant to Section 4.03;

(ii)  all Advances made by the Servicer or the Master Servicer pursuant to Section 6.05 hereof and any payment in respect of Prepayment Interest Shortfalls paid by the Master Servicer pursuant to Section 5.21 hereof;

(iii)  the Purchase Price of any Mortgage Loan repurchased by the Depositor or the Sponsor during the related Prepayment Period or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan; and

(iv)  any other amounts received by or on behalf of the Master Servicer (including amounts received by the Trust Administrator in respect of the Swap Agreement) and required to be deposited in the Collection Account pursuant to this Agreement.

(e)  Funds in the Collection Account may be invested by the Trust Administrator in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than one Business Day prior to the next Payment Date (or on the Payment Date with respect to any Eligible Investment of the Master Servicer or any other fund managed or advised by it or any Affiliate) and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Indenture Trustee and the Noteholders. All income and gain realized from any Eligible Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, subject to Section 5.08 and shall not be part of the Trust Estate. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the Servicer, as applicable, as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

Section 5.08.   Application of Funds in the Collection Account. The Trust Administrator may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

(i)  to reimburse the Master Servicer or the Servicer, as applicable, for any previously unreimbursed Advances or Servicing Advances made by any such party, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds, Condemnation Proceeds, REO Disposition Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Noteholders;

(ii)  to reimburse the Master Servicer or the Servicer following a final liquidation of a Mortgage Loan for any previously unreimbursed Advances made by any such party (A) that such party determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds, Condemnation Proceeds, REO Disposition Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Noteholders;

(iii)  to reimburse the Master Servicer or the Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Section 4.02(o) in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee Rate and Master Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to the Master Servicer or the Servicer out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Noteholders;

(iv)  to pay to the Depositor or the Sponsor or any other Person, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not paid on the date on which the related repurchase was effected, and to pay to the applicable party any Advances and Servicing Advances to the extent specified in the definition of Purchase Price;

(v)  to the extent not paid by the Servicer, to pay any Insurance Premium with respect to a Mortgage Loan;

(vi)  to pay to the Master Servicer income earned on the investment of funds on deposit in the Collection Account;

(vii)  to make payment to the Swap Provider in the amounts and in the manner provided for in Section 6.02;

(viii)  on each Payment Date, to make payment to the Noteholders in the amounts and in the manner provided for in Section 6.02 for the related Payment Date (to the extent collected by the Master Servicer or the Servicer);

(ix)  on each Payment Date, to make payment to the Ownership Certificate, all Prepayment Premiums received during the immediately preceding Prepayment Period;

(x)  to make payment to itself, the Master Servicer, the Servicer, the Indenture Trustee, the Custodian, the Owner Trustee and others pursuant to any provision of this Agreement, the Trust Agreement, the Indenture or the Custodial Agreement;

(xi)  to withdraw funds deposited in error in the Collection Account;

(xii)  to clear and terminate the Collection Account pursuant to Article IX; and

(xiii)  to reimburse a successor master servicer (solely in its capacity as successor master servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Indenture Trustee as successor master servicer or a successor master servicer appointed by the Indenture Trustee pursuant to Section 8.01, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Indenture Trustee thereto shall be prior to the rights of the Noteholders.

In connection with withdrawals pursuant to subclauses (i) and (iv) above, the Master Servicer’s or the Servicer’s or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Trust Administrator shall therefore keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclauses.

Section 5.09.   Reports to Indenture Trustee and Noteholders.

(a)  On each Payment Date, the Trust Administrator shall make available to the Indenture Trustee and each Noteholder, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer):

(i)  the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

(ii)  the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes allocable to interest and the calculation thereof;

(iii)  the amount, if any, of any payment to the Holder of the Ownership Certificate;

(iv)   (A) the aggregate amount of any Advances required to be made by or on behalf of the Servicer (or the Master Servicer) with respect to such Payment Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

(v)  the total number of Mortgage Loans, the aggregate Stated Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

(vi)  the Class Principal Amount of each Class of Notes, to the extent applicable, as of such Payment Date after giving effect to payments allocated to principal reported under clause (i) above;

(vii)  the amount of all Prepayment Premiums distributed to the Ownership Certificate;

(viii)  the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date, and the aggregate amount of Subsequent Recoveries received during the related Prepayment Period;

(ix)  the amount of the Servicing Fee paid during the Collection Period to which such payment relates;

(x)  the number and aggregate Stated Principal Balance of Mortgage Loans, as reported to the Trust Administrator by the Servicer, (a) remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis (based on the OTS methodology as described below), (c) delinquent 60 to 89 days on a contractual basis (based on the OTS methodology as described below), (d) delinquent 90 or more days on a contractual basis (based on the OTS methodology as described below), (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs, (f) in bankruptcy and (g) that are REO Properties;

(xi)  the aggregate Stated Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became an REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

(xii)  with respect to substitution of Mortgage Loans in the preceding calendar month, the Stated Principal Balance of each Deleted Mortgage Loan and of each Qualifying Substitute Mortgage Loan;

(xiii)  the aggregate outstanding Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each Class of Notes, after giving effect to the payments made on such Payment Date;

(xiv)  the Note Interest Rate applicable to such Payment Date with respect to each Class of Notes;

(xv)  the Interest Remittance Amount and the Principal Remittance Amount applicable to such Payment Date;

(xvi)  if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Collection Account and the amounts actually paid);

(xvii)  any Overcollateralization Deficiency Amount after giving effect to the payments made on such Payment Date;

(xviii)  the aggregate Deferred Interest and Allocated Realized Loss Amounts, if any, for each Class of Notes, after giving effect to the payments made on such Payment Date;

(xix)  the amount of any Net Swap Payment or Swap Termination Payments;

(xx)  LIBOR with respect to such Payment Date; and

(xxi)  indication of whether a Servicer Termination Trigger Event or a Sponsor Financial Covenant Termination Event has occurred.

In the case of information furnished pursuant to subclauses (i), (ii) and (vi) above, the amounts shall (except in the case of the report delivered to the holder of the Ownership Certificate) be expressed as a dollar amount per $1,000 of original principal amount of Notes.

The Trust Administrator will include on Form 10-D (to the extent it receives information from the Servicer) information regarding any material breaches of representations and warranties regarding the Mortgage Loans and material modification, extension or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time.

For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the OTS methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Monthly Payment due on a Due Date if such Monthly Payment is not made by the close of business on the Mortgage Loan’s next succeeding Due Date, and a Mortgage Loan would be more than 30 days Delinquent with respect to such Monthly Payment if such Monthly Payment were not made by the close of business on the Mortgage Loan’s second succeeding Due Date. The Servicer hereby represents and warrants to the Depositor that this delinquency recognition policy is not less restrictive than any delinquency recognition policy established by the primary safety and soundness regulator, if any, of the Servicer.

The Trust Administrator will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Rating Agencies and Noteholders via the Trust Administrator’s website. The Trust Administrator’s website can be accessed at www.ctslink.com. Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at (301) 815-6600. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by notifying the Trust Administrator at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045), and indicating such. The Trust Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

The foregoing information and reports shall be prepared and determined by the Trust Administrator based solely on Mortgage Loan data provided to the Trust Administrator by the Master Servicer (in a format agreed to by the Trust Administrator and the Master Servicer) no later than the Payment Date. In preparing or furnishing the foregoing information, the Trust Administrator and the Master Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans, the related REO Property, Sponsor Financial Covenant Termination Events and Servicer Termination Trigger Events that has been provided to the Master Servicer by the Servicer, and neither the Trust Administrator nor the Master Servicer shall be obligated to verify, recompute, reconcile or recalculate any such information or data. The Trust Administrator, the Indenture Trustee, the Custodian and the Master Servicer shall be entitled to conclusively rely on all of such data and information provided to the Master Servicer and shall have no liability for any errors in such data or information.

(b)  Upon the reasonable advance written request of any Noteholder that is a savings and loan, bank or insurance company, which request, if received by the Indenture Trustee shall be forwarded promptly to the Trust Administrator, the Trust Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by the Servicer, shall use reasonable efforts to obtain such information and documentation from the Servicer, and provide), to such Noteholder such reports and access to information and documentation regarding the Mortgage Loans as such Noteholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Notes; provided, however, that the Trust Administrator shall be entitled to be reimbursed by such Noteholder for actual expenses incurred in providing such reports and access.

(c)  Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trust Administrator shall have prepared and shall make available to each Person who at any time during the calendar year was a Noteholder of record, and make available to Security Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to the Noteholders pursuant to Section 5.09(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns; provided, however, that this Section 5.09(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement. Such information shall include the amount of original issue discount accrued on each Class of Notes and information regarding the expenses of the Issuer. The Trust Administrator shall be deemed to have satisfied such requirement if it forwards such information in any other format permitted by the Code. The Master Servicer shall provide the Trust Administrator with such information as is necessary for the Trust Administrator to prepare such reports.

(d)  The Trust Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to Noteholders. The Master Servicer shall provide the Trust Administrator with such information as is necessary for the Trust Administrator to prepare such reports (and the Trust Administrator may rely solely upon such information).

(e)  Once during each calendar month, the Trust Administrator shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis, and shall supply an electronic tape to Loan Performance and Intex Solutions in a format acceptable to Loan Performance and Intex Solutions on a monthly basis.

Section 5.10.   Termination of Servicer; Successor Servicers.

(a)  The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer upon the occurrence of a Servicer Event of Default as set forth in Section 4.07; provided, however, that in the event of termination of the Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor servicer as provided in Section 4.08.

The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor servicer. The Master Servicer shall be entitled to be reimbursed by the Servicer (or by the Trust Estate, if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b)  If the Master Servicer acts as a successor Servicer, it shall not assume liability for the representations and warranties of the Servicer that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer and in the event of any such assumption by the successor servicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

(c)  If the Master Servicer acts as a successor Servicer, it will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance would constitute a Nonrecoverable Advance.

Section 5.11.   Master Servicer Liable for Enforcement. The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of Article IV for the benefit of the Noteholders. The Master Servicer shall be entitled to enter into any agreement with any Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of the Servicer in the performance by such Servicer of its obligations under Article IV.

Section 5.12.   Assumption of Master Servicing by Indenture Trustee.

(a)  In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Master Servicer Event of Default under Section 8.01 of this Agreement), the Indenture Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder. The Indenture Trustee, its designee or any successor master servicer appointed by the Indenture Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer accruing prior to its replacement as Master Servicer, and shall be liable to the Indenture Trustee, and hereby agrees to indemnify and hold harmless the Indenture Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Indenture Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Indenture Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Indenture Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b)  The Master Servicer that has been terminated shall, upon request of the Indenture Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of master servicing to the assuming party.

Section 5.13.   [Reserved]

Section 5.14.   Release of Mortgage Files.

(a)  Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Master Servicer will, or will cause the Servicer to, promptly notify the Indenture Trustee (or the Custodian) by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Trust Administrator pursuant to Section 5.07 have been or will be so deposited) of a Servicing Officer and shall request (on the form attached to the Custodial Agreement) the Indenture Trustee or the Custodian, to deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Indenture Trustee or the Custodian (with the consent, and at the direction of the Indenture Trustee), shall promptly release the related Mortgage File to the Servicer and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Master Servicer is authorized, and the Servicer is authorized, to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by the Master Servicer, or by the Servicer, as applicable, (in a form reasonably acceptable to the Indenture Trustee) and as are necessary for the prosecution of any such proceedings. The Indenture Trustee or the Custodian, shall, upon request of the Master Servicer or of the Servicer, as applicable, and delivery to the Indenture Trustee or the Custodian, of a trust receipt signed by a Servicing Officer substantially in the form attached to the Custodial Agreement, release the related Mortgage File held in its possession or control to the Master Servicer (or the Servicer, as applicable). Such trust receipt shall obligate the Master Servicer or the Servicer, as applicable, to return the Mortgage File to the Indenture Trustee or the Custodian, as applicable, when the need therefor by the Master Servicer or the Servicer, as applicable, no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Indenture Trustee or the Custodian, as applicable, to the Master Servicer or the Servicer as applicable.

Section 5.15.   Documents, Records and Funds in Possession of Master Servicer To Be Held for Indenture Trustee.

(a)  The Master Servicer shall transmit, or cause the Servicer to transmit, to the Indenture Trustee such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof to be delivered to the Indenture Trustee or the Custodian. Any funds received by the Master Servicer or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Indenture Trustee, the Noteholders and the Swap Provider subject to the Master Servicer’s right to retain or withdraw amounts provided in this Agreement and to the right of the Servicer to retain its Servicing Fee and other amounts as provided herein. The Master Servicer shall, and shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Indenture Trustee, their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Noteholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)  All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer or by the Servicer for and on behalf of the Indenture Trustee as the Indenture Trustee’s agent and bailee for purposes of perfecting the Indenture Trustee’s security interest therein as provided by relevant Uniform Commercial Code or laws; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement and shall be authorized to remit such funds to the Trust Administrator in accordance with this Agreement.

(c)  The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Indenture Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Sponsor to the Depositor not to constitute a sale, the Indenture Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, the Servicer or the Master Servicer that are collected by the Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which the Servicer or the Master Servicer is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Indenture Trustee or the Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or the Servicer shall be held by the Master Servicer or the Servicer for and on behalf of the Indenture Trustee as the Indenture Trustee’s agent and bailee for purposes of perfecting the Indenture Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

(d)  The Master Servicer agrees that it shall not, and shall not authorize the Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to or for the benefit of the Indenture Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

Section 5.16.   Opinion. On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Sponsor, the Indenture Trustee, the Issuer, the Trust Administrator and the Servicer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

Section 5.17.   [Reserved]

Section 5.18.   [Reserved]

Section 5.19.   [Reserved]

Section 5.20.   Indenture Trustee To Retain Possession of Certain Insurance Policies and Documents. The Indenture Trustee (or the Custodian on behalf of the Indenture Trustee) shall retain possession and custody of the originals of the primary mortgage insurance policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts payable in respect of the Notes have been paid in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Indenture Trustee (or the Custodian) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause the Servicer to deliver to the Indenture Trustee (or the Custodian), upon the execution or receipt thereof the originals of the primary mortgage insurance policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or the Servicer from time to time.

Section 5.21.   Compensation to the Master Servicer. In addition to the Master Servicing Fee, all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as compensation pursuant to Section 5.07(e). Notwithstanding the foregoing, the Master Servicer shall deposit in the Collection Account, on or before the related Payment Date, an amount equal to the lesser of (i) its master servicing compensation with respect to such Payment Date and (ii) the amount of any Compensating Interest Payment required to be paid by the Servicer with respect to such Payment Date pursuant to this Agreement, but which is not paid by the Servicer on its behalf. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 5.22.   [Reserved]

Section 5.23.   Reports to the Indenture Trustee.

(a)  Not later than 30 days after each Payment Date, the Trust Administrator shall, upon request, forward to the Indenture Trustee a statement, deemed to have been certified by a officer of the Trust Administrator, setting forth the status of the Collection Account maintained by the Trust Administrator as of the close of business on the related Payment Date, indicating that all payments required by this Agreement to be made by the Trust Administrator have been made (or if any required payment has not been made by the Trust Administrator, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Trust Administrator. Copies of such statement shall be provided by the Trust Administrator, upon request, to the Depositor, Attention: Aames 2006-1 and any Noteholders (or by the Indenture Trustee at the Trust Administrator’s expense if the Trust Administrator shall fail to provide such copies to the Noteholders (unless (i) the Trust Administrator shall have failed to provide the Indenture Trustee with such statement or (ii) the Indenture Trustee has no actual knowledge of the Trust Administrator’s failure to provide such statement)).

(b)  Not later than two Business Days following each Payment Date, the Trust Administrator shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, “loan level” information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicer or by the Depositor.

(c)  All information, reports and statements prepared by the Master Servicer under this Agreement shall be based on information supplied to the Master Servicer by the Servicer without independent verification thereof and the Master Servicer shall be entitled to rely on such information.

Section 5.24.   [Reserved]

Section 5.25.   [Reserved]

Section 5.26.   Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved (or that have an Affiliate that is qualified and approved) to service mortgage loans for Fannie Mae or FHLMC and shall have a net worth of not less than $15,000,000.

Section 5.27.   Resignation of Master Servicer. Except as otherwise provided in Sections 5.26 and this Section 5.27 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee shall have assumed, or a successor master servicer shall have been appointed by the Indenture Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Indenture Trustee.

Section 5.28.   Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder, unless the Indenture Trustee and the Depositor shall have consented to such action; provided, however, that the Master Servicer shall have the right without the prior written consent of the Indenture Trustee or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Indenture Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 5.21 hereof, shall thereafter be payable to such successor master servicer.

Section 5.29.   Limitation on Liability of the Master Servicer and Others.

(a)  The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b)  No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c)  Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Notes or any other Operative Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.08.

Section 5.30.   Indemnification; Third Party Claims. The Master Servicer agrees to indemnify the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee and the Servicer and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee or the Servicer may sustain as a result of the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor, the Issuer, the Indenture Trustee, the Owner Trustee and the Servicer shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement, the Mortgage Loans entitling the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee or the Servicer to indemnification under this Section 5.30, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The failure to provide such immediate notice shall not affect the Master Servicer’s obligation pursuant to this Section 5.30 to indemnify the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee and the Servicer, except to the extent that the Master Servicer is materially prejudiced by such failure to notify.

Section 5.31.   Alternative Index. In the event that the Servicer notifies the Master Servicer in writing that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Master Servicer shall select an alternative index in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Master Servicer shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

Section 5.32.   Transfer of Servicing. The Servicer agrees that it shall provide written notice to the Master Servicer and the Indenture Trustee thirty days prior to any proposed transfer or assignment by the Sponsor of the servicing of the Mortgage Loans. In addition, the ability of the Servicer to transfer or assign the servicing hereunder to a successor servicer shall be subject to the following conditions:

(i)  Receipt of written consent of the Master Servicer to such transfer;

(ii)  Such successor servicer must be a FHA Approved Mortgagee;

(iii)  Such successor servicer must satisfy the servicer eligibility standards set forth in Section 4.06(a);

(iv)  Such successor servicer must execute and deliver to the Master Servicer and the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Master Servicer and the Indenture Trustee, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer;

(v)  If the successor servicer is not a Servicer of Mortgage Loans at the time of the transfer, there must be delivered to the Indenture Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes; and

(vi)  The Sponsor shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Sponsor shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Sponsor shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Sponsor shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Sponsor shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Servicer Remittance Date but before the next succeeding Payment Date, to the Trust Administrator, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Sponsor shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Sponsor shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.

ARTICLE VI

DEPOSITS AND PAYMENTS TO HOLDERS

Section 6.01.   The Collection Account.

(a)  The Trust Administrator shall establish and maintain in the name of the Notes Intermediary the Collection Account as provided in Section 5.07, which account shall be pledged to the Indenture Trustee for the benefit of the Noteholders and the Swap Provider.

(b)  The Trust Administrator shall make withdrawals from the Collection Account only for the purposes set forth in Section 5.08.

Section 6.02.   Payments from the Collection Account.

(a)  The Trust Administrator (or the Paying Agent on behalf of the Trust Administrator) shall (i) on the Business Day prior to each Payment Date, withdraw from the Collection Account to pay to the Swap Provider, any Net Swap Payments and any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Payment Date and (ii) on each Payment Date, withdraw from the Collection Account the Total Remittance Amount (to the extent such amount is on deposit in the Collection Account) and shall pay such amount as specified in this Section.

(b)  On each Payment Date, the Trust Administrator (or the Paying Agent on behalf of the Trust Administrator) shall pay the Interest Remittance Amount for such date in the following order of priority in accordance with the report of the Trust Administrator:

(i)  to the Class A-1, Class A-2, Class A-3, and Class A-4 Notes, pro rata, in proportion to their respective entitlements pursuant to this clause (i), Current Interest and any Unpaid Interest Shortfall Amount for each such Class for such Payment Date;

(ii)  to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, sequentially, in that order (the “Subordinate Priority”), Current Interest for each such Class for such Payment Date;

(iii)  to the Indenture Trustee, the Owner Trustee, the Master Servicer, the Trust Administrator and the Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in this Agreement (including amounts set forth in Section 4.08(b)(ii)); and

(iv)  for application as part of Monthly Excess Cashflow for such Payment Date, as provided in subsection (d) of this Section, any Interest Remittance Amount remaining after application pursuant to clauses (i) through (iii) above.

(c)  On each Payment Date, the Trust Administrator (or the Paying Agent on behalf of the Trust Administrator) shall pay the Principal Remittance Amount for such date in accordance with the report of the Trust Administrator as follows:

(i)  On each Payment Date (a) prior to the Stepdown Date or (b) on and after the Stepdown Date and with respect to which a Trigger Event is in effect, the Trust Administrator (or the Paying Agent on behalf of the Trust Administrator) shall make the following payments to the extent of funds then in the Collection Account available therefor:

(1)   sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, until the Class Principal Amount of each such Class has been reduced to zero, provided, however, on any Payment Date on which the aggregate Class Principal Amount of the Subordinate Notes and the Overcollateralization Amount have been reduced to zero, payments of principal to the Senior Notes will be made on a pro rata basis based on the Class Principal Amount of each such Class (the “Senior Priority”);

(2)  to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, in accordance with the Subordinate Priority, until the Class Principal Amount of each such Class has been reduced to zero; and

(3)  for application as part of Monthly Excess Cashflow for such Payment Date, as provided for in subsection (d) of this Section, any such Principal Payment Amount remaining after application pursuant to clauses (1) and (2) above.

(ii)  On each Payment Date on or after the Stepdown Date with respect to which a Trigger Event is not in effect, the Trust Administrator (or the Paying Agent on behalf of the Trust Administrator) shall pay the Principal Payment Amount for such date in the following order of priority:

(1)  to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes in accordance with the Senior Priority, an amount equal to the lesser of (x) the Principal Payment Amount for such Payment Date and (y) the Senior Principal Payment Amount for such Payment Date, in each case until the Class Principal Amount of each such Class has been reduced to zero;

(2)  sequentially, to the Class M-1 and Class M-2 Notes, in that order, an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the amount paid to the Senior Notes on such Payment Date pursuant to clause (i) above and (y) the Class M-1 and Class M-2 Principal Payment Amount for such Payment Date, in each case until the Class Principal Amount of such Class has been reduced to zero;

(3)  sequentially, to the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, in that order, in each case in an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the aggregate of the amount paid to the Senior Notes on such Payment Date pursuant to clause (1) above and any amounts paid to any Class or Classes of Subordinate Notes that have a higher priority of payment than the subject class on such Payment Date pursuant to this clause (3), and (y) the Subordinate Class Principal Payment Amount for the subject Class for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero; and

(4)  for application as part of Monthly Excess Cashflow for such Payment Date, as provided in subsection (d) of this Section, any Principal Payment Amount remaining after application pursuant to clauses (1), (2) and (3) above.

(d)  On each Payment Date (except with respect to clause (vi) which occurs on the Business Day prior to each Payment Date), the Trust Administrator (or the Paying Agent on behalf of the Trust Administrator) shall pay the Monthly Excess Cashflow for such date in accordance with the report of the Trust Administrator as follows:

(i)  for each Payment Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, until the aggregate Class Principal Amount of the Notes equals the Target Amount for such Payment Date, in the following order of priority:

(1)  to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in accordance with the Senior Priority, until the Class Principal Amount of each such Class has been reduced to zero; and

(2)  to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, in accordance with the Subordinate Priority, until the Class Principal Amount of each such Class has been reduced to zero;

(ii)  for each Payment Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

(1)  to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in accordance with the Senior Priority, until the aggregate Class Principal Amount of the Senior Notes, after giving effect to payments on such Payment Date, equals the Senior Target Amount;

(2)  sequentially, to the Class M-1 and Class M-2 Notes, in that order, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of the Senior Notes and the Class M-1 and Class M-2 Notes, after giving effect to payments on such Payment Date, equals the Class M-1 and Class M-2 Target Amount for such Payment Date; and

(3)  sequentially, to the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, in that order, in reduction of their respective Class Principal Amounts, in each case until the aggregate Class Principal Amount of the Senior Notes, the Classes of Subordinate Notes, if any, that have a higher priority of payment than the subject Class and the subject Class, after giving effect to payments on such Payment Date, equals the Subordinate Class Target Amount for the subject Class for such Payment Date;

(iii)  to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, in accordance with the Subordinate Priority, in each case first to pay (a) any Unpaid Interest Shortfall Amount for the subject Class and second (b) to pay any Allocated Realized Loss Amount for the subject Class;

(iv)  for each Payment Date, from Monthly Excess Cashflow remaining after payments have been made pursuant to priority 6.02(d)(i), (ii) or (iii) above, in the following order of priority:

(1)  concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts for such Payment Date, to the Senior Notes, any such Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts for each such Class; and

(2)  to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, in accordance with the Subordinate Priority, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts for each such Class for such Payment Date;

(v)  to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, in accordance with the Subordinate Priority, any Deferred Interest for each such Class and such Payment Date;

(vi)  to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event; and

(vii)  to the Ownership Certificate, any amount remaining on such date after application pursuant to clauses (i) through (vi) above.

On the Redemption Date, the Trust Administrator (or the Paying Agent on behalf of the Trust Administrator) shall pay to each Class of Notes the related Termination Price therefor, as set forth in the Indenture.

Following the foregoing payments, an amount equal to the amount of Subsequent Recoveries deposited into the Custodial Account pursuant to Section 4.02(d)(ii)(11) of this Agreement shall be applied to increase the aggregate Note Principal Amount of the Class of Notes with the Highest Priority up to the extent of such Realized Losses previously unreimbursed to that Class of Notes pursuant to Section 6.03. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the aggregate Note Principal Amount of the Class of Notes with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Notes pursuant to Section 6.03. Any such increases shall be applied to the Note Principal Amount of each Note of such Class in accordance with its respective Percentage Interest.

Section 6.03.   Allocation of Realized Losses.

(a)  On each Payment Date, after all payments are made on such date, if the aggregate Note Principal Amount of the Notes exceeds the Aggregate Loan Balance, such excess shall be applied to reduce the Note Principal Amount of the Subordinate Notes, as follows: first, to the Class M-11 Notes until the Note Principal Amount thereof has been reduced to zero; second, to the Class M-10 Notes until the Note Principal Amount thereof has been reduced to zero; third, to the Class M-9 Notes until the Note Principal Amount thereof has been reduced to zero; fourth, to the Class M-8 Notes until the Note Principal Amount thereof has been reduced to zero; fifth, to the Class M-7 Notes until the Note Principal Amount thereof has been reduced to zero; sixth, to the Class M-6 Notes until the Note Principal Amount thereof has been reduced to zero; seventh, to the Class M-5 Notes until the Note Principal Amount thereof has been reduced to zero; eighth, to the Class M-4 Notes, until the Note Principal Amount thereof has been reduced to zero; ninth, to the Class M-3 Notes, until the Note Principal Amount thereof has been reduced to zero; tenth, to the Class M-2 Notes, until the Note Principal Amount thereof has been reduced to zero; and eleventh, to the Class M-1 Notes, until the Note Principal Amount thereof has been reduced to zero.

(b)  All Realized Losses to be allocated to the Note Principal Amounts of all Classes on any Payment Date shall be so allocated after the actual payments to be made on such date as provided above. All references above to the Note Principal Amount of any Class of Notes shall be to the Note Principal Amount of such Class immediately prior to the relevant Payment Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Notes, on such Payment Date.

Any allocation of Realized Losses to a Subordinate Note on any Payment Date shall be made by reducing the Note Principal Amount thereof by the amount so allocated. No allocations of any Realized Losses shall be made to the Note Principal Amounts of the Senior Notes.

All Realized Losses and all other losses allocated to a Class of Notes hereunder will be allocated among the Notes of such Class in proportion to the Percentage Interests evidenced thereby.

Section 6.04.   Control of the Trust Account and Deferred Interest.

(a)  The Depositor and the Issuer hereby appoint Wells Fargo Bank, N.A. as Securities Intermediary with respect to the Trust Account, and the Issuer has, pursuant to the Indenture, granted to the Indenture Trustee, for the benefit of the Noteholders, a security interest to secure all amounts due Noteholders hereunder in and to the Trust Account and the Security Entitlements to all Financial Assets credited to the Trust Account, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Trust Account and all proceeds thereof. Amounts held from time to time in the Trust Account will continue to be held by the Securities Intermediary for the benefit of the Indenture Trustee, as collateral agent, for the benefit of the Noteholders. Upon the termination of the Issuer or the discharge of the Indenture, the Indenture Trustee shall inform the Securities Intermediary of such termination. By acceptance of their Notes or interests therein, the Noteholders shall be deemed to have appointed Wells Fargo Bank, N.A. as Securities Intermediary. Wells Fargo Bank, N.A. hereby accepts such appointment as Securities Intermediary.

(b)  With respect to the Trust Account Property credited to the Trust Account, the Securities Intermediary agrees that:

(i)  with respect to any Trust Account Property that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

(ii)  the sole assets permitted in the Trust Account shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

(iii)  any such Trust Account Property that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining the Trust Account in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Securities Intermediary or such other institution has Control;

(c)  The Securities Intermediary hereby confirms that (A) the Trust Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Indenture Trustee, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to the Trust Account, (B) all Trust Account Property in respect of the Trust Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to the Trust Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Trust Account be registered in the name of the Depositor or the Issuer, payable to the order of the Depositor or the Issuer or specially endorsed to the Depositor or the Issuer, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

(d)  The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to the Trust Account shall be treated as a Financial Asset;

(e)  If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee (or the Trust Administrator on its behalf) directing transfer or redemption of any Financial Asset relating to the Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Depositor, the Issuer or any other Person. If at any time the Indenture Trustee or the Trust Administrator notifies the Securities Intermediary in writing that the Issuer has been terminated or the Indenture discharged in accordance herewith and with the Trust Agreement or the Indenture, as applicable, and the security interest granted pursuant to the Indenture has been released, then thereafter if the Securities Intermediary shall receive any order from the Depositor or the Issuer directing transfer or redemption of any Financial Asset relating to the Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person;

(f)  In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Trust Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee. The Financial Assets credited to the Trust Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Indenture Trustee (except that the Securities Intermediary may set-off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Account and (ii) the face amount of any checks which have been credited to the Trust Account but are subsequently returned unpaid because of uncollected or insufficient funds);

(g)  There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor or the Issuer with respect to the Trust Account. In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(h)  The rights and powers granted under the Indenture and herein to the Indenture Trustee have been granted in order to perfect its security interest in the Trust Account and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor or the Issuer nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Indenture Trustee in the Trust Account, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Indenture Trustee or the Issuer, as applicable, has notified the Securities Intermediary of such termination in writing; and

(i)  Notwithstanding anything else contained herein, the Depositor and the Issuer agree that the Trust Account will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows: (1) it will comply with Entitlement Orders related to the Trust Account issued by the Indenture Trustee, as collateral agent, without further consent by the Depositor or the Issuer, without further consent by the Depositor; (2) until termination of the Issuer or discharge of the Indenture, it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee, as collateral agent, or the Trust Administrator on its behalf; and (3) all assets delivered or credited to it in connection with such account and all investments thereof will be promptly credited to the applicable account.

(j)  Notwithstanding the foregoing, the Issuer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee, the Trust Administrator and the Master Servicer to make withdrawals and payments from the Trust Account for the purpose of permitting the Master Servicer, the Trust Administrator or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

(k)  Each of the Depositor and the Issuer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the Relevant UCC or this Agreement) as may be necessary to perfect the interests created by this Section in favor of the Issuer and the Indenture Trustee and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Depositor shall:

(l)  promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Issuer’s and the Indenture Trustee’s security interest in the Trust Account Property; and

(i)  make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following: (1) any change in its corporate name or any trade name or its jurisdiction of organization; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Issuer and the Indenture Trustee of any such filings.

(ii)  Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee. Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the Trust Account Property. In connection with the transactions contemplated by the Operative Agreements relating to the Trust Account Property, each of the Depositor and the Issuer authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 6.04.

None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Noteholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Noteholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder. The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. The Issuer shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct. The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Securities Intermediary.

Section 6.05.   Advances by Master Servicer and Servicer.

(a)  Subject to Section 4.03(c), Advances shall be made in respect of each Servicer Remittance Date as provided herein. If, on any Determination Date, the Servicer determines that any Scheduled Payments due during the related Collection Period have not been received, such Servicer shall advance such amount to the extent provided in Section 4.03(c) hereof. If any Servicer fails to remit Advances required to be made under Section 4.03(c) hereof, the Master Servicer shall itself make, or shall cause the successor Servicer to make, such Advance on the Servicer Remittance Date immediately following such Determination Date. If the Master Servicer determines that an Advance is required, it shall on the Business Day immediately prior to the related Payment Date remit to the Trust Administrator from its own funds (or funds advanced by the applicable Servicer) for deposit in the Collection Account immediately available funds in an amount equal to such Advance. The Master Servicer and the Servicer shall be entitled to be reimbursed from the Collection Account, and the Servicer shall be entitled to be reimbursed from its respective Custodial Account, for all Advances made by it as provided in Section 4.02(e). Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is a Nonrecoverable Advance, the Master Servicer shall be under no obligation to make such Advance.

(b)  In the event that the Master Servicer or Servicer fails for any reason to make an Advance required to be made pursuant to this Section 6.05, the Indenture Trustee, as successor Master Servicer, shall, on or before the related Payment Date, deposit in the Collection Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or the Servicer that would have been deposited in such Collection Account over (b) the amount of any Advance made by the Master Servicer or the Servicer with respect to such Payment Date; provided, however, that the Indenture Trustee as successor Master Servicer shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Indenture Trustee shall be entitled to be reimbursed from the Collection Account for Advances made by it pursuant to this Section 6.05 as if it were the Master Servicer and shall be entitled to receive all compensation and fees of the Master Servicer in accordance with Section 8.01(b).

Section 6.06.   The Interest Rate Swap Agreement.

(a)  On or before the Closing Date, the Issuer, will enter into an interest rate swap agreement (the “Swap Agreement”) with the Swap Provider. Under the Swap Agreement, on each Payment Date, the trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the indenture, an amount (each, a “Fixed Swap Payment”) equal to the product of (x) 5.36%, (y) the notional amount for that Payment Date (as set forth in Exhibit I) and (z) a fraction, the numerator of which is 30 (or, for the first Payment Date, the number of days elapsed from the Closing Date to but excluding the first Payment Date on a 30/360 basis), and the denominator of which is 360, and the Swap Provider will be obligated to pay to the trust an amount (each, a “Floating Swap Payment”) equal to the product of (x) one-month LIBOR (as determined pursuant to the Swap Agreement), (y) the notional amount for that Payment Date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Payment Date to but excluding the current Payment Date (or, for the first Payment Date, the actual number of days elapsed from the Closing Date to but excluding the first Payment Date), and the denominator of which is 360. A net payment will be required to be made on each Payment Date (each such net payment, a “Net Swap Payment”) (a) by the trust, to the Swap Provider, to the extent that the Fixed Swap Payment exceeds the corresponding Floating Swap Payment, or (b) by the Swap Provider to the trust to the extent that the Floating Swap Payment exceeds the corresponding Fixed Swap Payment.

(b)  The notional amount for the Payment Date in June 2006 will be approximately $602,186,073.68. The Swap Agreement will terminate immediately after the Payment Date in October 2011 unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event. The Trust Administrator shall deposit into the Collection Account any amounts received under the Swap Agreement.

(c)  The respective obligations of the Swap Provider and the Trust Administrator to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

(d)  Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Swap Agreement.

(e)  Upon any Swap Early Termination, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid by the Trust Administrator on the related Payment Date, and on any subsequent Payment Dates until paid in full, generally prior to payments to Noteholders.

(f)  Upon a Swap Early Termination, the Trust Administrator, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement swap agreement or similar agreement. To the extent the trust receives a Swap Termination Payment from the Swap Provider, the Trust Administrator will apply, as set forth in the Indenture, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement swap agreement or similar agreement. Furthermore, to the extent the trust is required to pay a Swap Termination Payment to the Swap Provider, the Trust Administrator will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider. To the extent a replacement swap provider cannot be found, the Trust Administrator will pay such amounts to the Noteholders on each Payment Date by calculating the amounts the Trust would have received if the Swap Agreement was still in effect.

(g)  Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to take such actions as are set forth in the Swap Agreement,

(h)  The Owner Trustee shall, at the direction of the Depositor, enforce all of its rights and exercise any remedies under the Interest Rate Swap Agreement. In the event the Interest Rate Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined therein), the Owner Trustee shall, at the direction of the Depositor, appoint a replacement counterparty to enter into a replacement swap agreement. The Owner Trustee shall have no responsibility with regard to the selection of a replacement swap provider or the negotiation of a replacement swap agreement. Any Swap Termination Payment received by the Owner Trustee shall be part of the available Interest Remittance Amount and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Provider.

Section 6.07.   Commission Reporting.

(a)  (i) Using best efforts, within 10 days after each Payment Date, and no later than 15 days after each Payment Date (subject to permitted extensions under the Exchange Act), the Trust Administrator shall, in accordance with industry standards, prepare and file, on behalf of the Trust, with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act, signed by a duly authorized representative of the Master Servicer, with a copy of the monthly statement to be furnished by the Trust Administrator to the Noteholders for such Payment Date attached thereto. Any disclosure in addition to the monthly statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall, be reported by the parties set forth on Exhibit K to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii) For so long as the Trust is subject to the reporting requirements of the Exchange Act, within 5 calendar days after the related Payment Date, (i) the parties set forth in Exhibit K as the responsible party shall be required to provide, pursuant to Section 6.07(a)(v) below, to the Trust Administrator (by email at cts.sec.notifications@wellsfargo.com and by facsimile at 410-715-2380) and the Depositor, to the extent known to such party with respect to themselves or such other party as is specifically identified on Exhibit K with respect to such party, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form attached hereto as Exhibit L (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trust Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit K of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

After preparing the Form 10-D, the Trust Administrator shall, upon request, forward electronically a copy of the Form 10-D to the Depositor for review, only to the extent that the Form 10-D contains Additional Form 10-D Disclosure. Within two Business Days after receipt of such copy (on a best efforts basis, and in no event later than the 12th calendar day) after the Payment Date, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Trust Administrator shall be entitled to assume that such Form 10-D is in final form and the Trust Administrator may proceed with the execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trust Administrator will follow the procedures set forth in Section 6.07(a)(vi). Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Trust Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trust Administrator of its duties under Sections 6.07(a)(i), (ii) and (v) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections. The Depositor acknowledges that the performance by the Master Servicer and the Trust Administrator of its duties under this Section 6.07(a)(ii) related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicer, the Custodians and any Sub-Servicer or Subcontractor strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Additional Form 10-D Disclosure pursuant to the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D and Form 10-K, where such failure results from the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto or any Custodian, Sub-Servicer or Subcontractor needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(iii) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Trust Administrator shall prepare and file on behalf of the Trust a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Notes. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall, be reported by the parties set forth on Exhibit K as the responsible party with respect to each Reportable Event to the Depositor and the Trust Administrator and directed and approved by the Depositor, pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York City Time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth in Exhibit K as the responsible party with respect to such Reportable Event shall be required pursuant to Section 6.07(a)(v) below to provide to the Trust Administrator and the Depositor, to the extent known to such party with respect to themselves or such other party as specifically identified on Exhibit K with respect to such party or such Reportable Event, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

After preparing the Form 8-K, the Trust Administrator shall, upon request, forward electronically a copy of the Form 8-K to the Depositor for review. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 8-K, the Trust Administrator shall be entitled to assume that such Form 8-K is in final form and the Trust Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 6.07(a)(vi). Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 8-K filed by the Trust Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trust Administrator of its duties under this Section 6.07(a)(iii) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 6.07(a)(iii). The Depositor acknowledges that the performance by the Master Servicer and the Trust Administrator of its duties under this Section 6.07(a)(iii) related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicer, the Custodians and any Sub-Servicer or Subcontractor strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Form 8-K Disclosure Information pursuant to the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto or any Custodian, Sub-servicer or Subcontractor needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv) (A) On or prior to 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Trust Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trust Administrator within the applicable time frames set forth in this Agreement and the Custodial Agreement, (i) an Annual Compliance Statement for the Servicer, the Master Servicer, the Trust Administrator and any Servicing Function Participant engaged by such parties or the Custodian (each, a “Reporting Servicer”), as described under Section 4.04(d) of this Agreement and the Custodial Agreement, provided, however, that the Trust Administrator, at its discretion, may omit from the Form 10-K any Annual Compliance Statement that is not required to be filed with such Form 10-K for each Reporting Servicer pursuant to Regulation AB, (ii)(A) the annual reports on Assessment of Compliance with Relevant Servicing Criteria for each Reporting Servicer, as described under Section 4.04(e) of this Agreement and the Custodial Agreement, and (B) if the report on Assessment of Compliance with the Relevant Servicing Criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on Assessment of Compliance with Relevant Servicing Criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included provided, however, that the Trust Administrator, at its discretion, may omit from the Form 10-K any assessment of compliance or attestation report described in clause (iii) below that is not required to be filed with such Form 10-K pursuant to Regulation AB, (iii)(A) the registered public accounting firm Attestation Report for each Reporting Servicer as described under Section 4.04(e) of this Agreement and the Custodial Agreement, and (B) if any registered public accounting firm Attestation Report described under Section 4.04(e) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm Attestation Report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification (“Sarbanes-Oxley Certification”) as described below. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, be reported by the parties set forth on Exhibit K as the responsible party to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

No later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties set forth in Exhibit K as the responsible party shall be required to provide pursuant to Section 6.07(a)(v) below to the Depositor and to the Trust Administrator (by email at cts.sec.notifications@wellsfargo.com and by facsimile at 410-715-2380) and the Depositor, to the extent known to such party with respect to themselves or such other party as is specifically identified on Exhibit K with respect to such party, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trust Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit K of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

After preparing the Form 10-K, the Trust Administrator shall forward, upon request, electronically a copy of the Form 10-K to the Depositor for review. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-K, the Trust Administrator shall be entitled to assume that such Form 10-K is in final form and the Trust Administrator may proceed with the execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 6.07(a)(vi). Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Trust Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trust Administrator of its duties under Section 6.07(a)(iv) and Section 6.07(a)(v) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections, Section 4.04(d) and Section 4.04(e). The Depositor acknowledges that the performance by the Master Servicer and the Trust Administrator of its duties under this Section 6.07(a)(iv) related to the timely preparation, execution and filing of Form 10-K is also contingent upon the Servicer, the Custodians, any Sub-Servicer or Subcontractor and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any assessment of compliance and attestation pursuant to the related Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto or any Custodian, Sub-servicer or Subcontractor needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Each Form 10-K shall include a certification, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each of the Servicer, the Master Servicer and the Trust Administrator shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act, a certification (a “Back-Up Certification”), in the form attached hereto as Exhibit H, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. A senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event that any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 6.07(a)(iv) with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Trust Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section.

(v) With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund, the Trust Administrator’s obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit K as the responsible party for providing that information, if other than the Trust Administrator, as and when required as described in Section 6.07(a)(ii) through (iv) above. Each of the Master Servicer, the Servicer, the Trust Administrator and Depositor hereby agree to notify and to provide, to the extent known, to the Trust Administrator and the Depositor, all Additional Disclosure relating to the Trust Fund, with respect to which such party is the responsible party for providing that information, as indicated in Exhibit L hereof. The Swap Provider will be obligated pursuant to the Swap Agreement to provide to the Trust Administrator any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K. The Servicer shall be responsible for determining the pool concentration applicable to any Sub-Servicer or originator at any time, for purposes of disclosure as required by Items 1108 and 1110 of Regulation AB. With respect to any Additional Information provided by the Sponsor or the Servicer, the parties acknowledge that neither the Sponsor nor the Servicer shall have any liability or be deemed to have breached any obligation hereunder if the Depositor pursuant to Sections 6.07(a)(ii) through (iv) reviews such Additional Information and determines not to provide such information for inclusion in any Form 8-K, Form 10-K or Form 10-D. Additionally, the Servicer will not be liable or be deemed to have breached its obligations hereunder if the Trust Administrator determines not to file any Annual Compliance Statement, Assessment of Compliance or any Attestation Report provided by the Servicer or any Servicing Function Participant of the Servicer, to the Trust Administrator.

(vi) On or prior to January 30 of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

In the event that the Trust Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or was delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trust Administrator will promptly notify electronically the Depositor. In the case of Form 10-D and Form 10-K, the parties to this Agreement will reasonably cooperate to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trust Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Trust Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K or Form 10-D shall be signed by a duly authorized representative or senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trust Administrator of its duties under this Section 6.07(a)(vi) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto or any custodian, sub-servicer or subcontractor needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The parties hereto agree to promptly furnish to the Trust Administrator, from time to time upon request, such further information, including evidence of the authorization of the person signing any certificate or statement, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trust Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trust Administrator shall have no responsibility to file any items other than those specified in this Section 6.07; provided, however, the Trust Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Fees and expenses incurred by the Trust Administrator in connection with this Section 6.07 shall not be reimbursable from the Trust Fund.

(b)  (A) The Trust Administrator shall indemnify and hold harmless the Depositor and the Servicer and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the Trust Administrator’s obligations under this Section 6.07, Section 4.04(d), Section 4.04(e) or the Trust Administrator’s negligence, bad faith or willful misconduct in connection therewith or (ii) any material misstatement or omission in the Annual Statement of Compliance and the Assessment of Compliance delivered by the Trust Administrator pursuant to Section 4.04(d) and Section 4.04(e).

(B) The Depositor shall indemnify and hold harmless the Trust Administrator, the Servicer and the Master Servicer and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under this Section 6.07 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith.

(C) The Master Servicer shall indemnify and hold harmless the Trust Administrator, the Servicer and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the obligations of the Master Servicer under this Section 6.07, Section 4.04(d), Section 4.04(e) or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith or (ii) any material misstatement or omission in the Statement as to Compliance delivered by the Master Servicer pursuant to Section 4.04(d) or the Assessment of Compliance delivered by the Master Servicer pursuant to Section 4.04(e).

(D) The Servicer shall indemnify and hold harmless the Master Servicer, Trust Administrator and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the obligations of the Servicer under Section 4.04(d), Section 4.04(e) or Section 6.07, including any failure by the Servicer (or any Servicing Function Participant engaged by the Servicer), to provide any Back-Up Certification, annual statement of compliance, annual assessment of compliance with Servicing Criteria or attestation report, any information, data or materials required to be included in any Exchange Act report or any other information or material when and as required under Sections 4.04(d), Section 4.04(e) or Section 6.07, or the Servicer’s negligence, bad faith or willful misconduct in connection therewith and (ii) any material misstatement or omission contained in any information, disclosure, report, certification, data, accountants’ letter or other material provided under Sections 4.04(d), Section 4.04(3) or Section 6.07 to the Master Servicer or the Trust Administrator by or on behalf of the Servicer or on behalf of any Sub-Servicer or Subcontractor), including any material misstatement or material omission in (i) any Back-Up Certification, annual statement of compliance, annual assessment of compliance with Servicing Criteria or attestation report delivered by the Servicer, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, or (ii) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information provided by the Servicer, provided, by way of clarification, that the determination as to whether any material omission exists with respect to such information, disclosure, report, certification, data or other material provided as specified above shall be determined by reference to such information disclosure, report, certification, data or other material provided as specified above and not to any other information communicated in connection with any reporting hereunder without regard to whether such information, disclosure, report, certification, data or other material provided as specified above or any portion thereof is presented together with or separately from such other information;

(E) The Indenture Trustee (in its capacity as Custodian) shall provide the indemnity required by the Custodial Agreement.

(F) If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Master Servicer, the Servicer, the Indenture Trustee or the Trust Administrator, as applicable, then the defaulting party, in connection with a breach of its respective obligations under this Section 6.07 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(c)  Nothing shall be construed from the foregoing subsections (a) and (b) to require the Trust Administrator or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Trust Administrator to file a Form 10-K as a result of the lack of required information as set forth in Section 6.07(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Trust Administrator of any obligation under this Agreement.

(d)  Notwithstanding the provisions of Section 10.03, this Section 6.07 may be amended without the consent of the Noteholders.

(e)  Each of the parties agrees to provide to the Master Servicer and the Trust Administrator such additional information related to such party as the Master Servicer and the Trust Administrator may reasonably request, including evidence of the authorization of the person signing any certificate or statement, financial information and reports, and such other information related to such party or its performance hereunder.

(f)  Any notice or notification required to be delivered by the Trust Administrator or Master Servicer to the Depositor pursuant to this Section 6.07, Section 4.04(d), and Section 4.04(e), may be delivered via facsimile to the legal department at (203) 618-2132, with a copy delivered to the operations group at facsimile (203) 422-4646.

ARTICLE VII

ADMINISTRATION OF THE AGREEMENTS

Section 7.01.   Duties of the Trust Administrator.

(a)  The Trust Administrator agrees to perform all of the duties of the Issuer under the Depository Agreement. In addition to its duties performed under the Depository Agreement, the Trust Administrator shall take such action that is the duty of the Issuer to take with respect to the following matters under the Trust Agreement, this Agreement and the Indenture:

(i)  the duty to cause the Note Register to be kept if the Issuer assumes the duties of Note Registrar, and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04 of the Indenture);

(ii)  the duty to cause the Certificate Register to be kept if the Issuer assumes the duties of Certificate Registrar, and to give the Owner Trustee notice of any appointment of a new Certificate Registrar and the location, or change in location, of the Certificate Register (Section 3.03 of the Trust Agreement);

(iii)  causing the preparation of the Notes for execution by the Owner Trustee upon the registration of any transfer or exchange of the Notes (Sections 2.04 and 2.05 of the Indenture);

(iv)  causing the preparation of Definitive Notes in accordance with the instructions of any Clearing Agency, the duty to attempt to locate a qualified successor to the Clearing Agency, if necessary, and the preparation of written notice to the Indenture Trustee of termination of the book-entry system through the Clearing Agency (Section 2.12 of the Indenture);

(v)  the maintenance of an office for registration of transfer or exchange of Notes (Section 3.02 of the Indenture);

(vi)  the maintenance of an office for registration of transfer or exchange of the Ownership Certificate (Section 3.08 of the Trust Agreement);

(vii)  the calculation of accrual of original issue discount and the amortization of premium on the Notes (clause (v) of the fourth paragraph of Section 3.03 of the Indenture);

(viii)  upon written notice or actual knowledge thereof, the notification to the Indenture Trustee and each Rating Agency of a Servicer Event of Default or a Master Servicer Event of Default under this Agreement (Section 3.07(d) of the Indenture);

(ix)  upon written notice or actual knowledge thereof, the delivery of notice to the Indenture Trustee and each Rating Agency of each Indenture Event of Default under the Indenture (Section 3.19 of the Indenture);

(x)  the furnishing of the Indenture Trustee with the names and addresses of Holders of Notes during any period when the Indenture Trustee is not the Note Registrar (Section 7.01 of the Indenture);

(xi)  causing the preparation of any continuation statements or amendments necessary to protect the Collateral (Section 3.05 of the Indenture);

(xii)  the mailing to the Noteholders of notices with respect to their consent to any supplemental indentures (Sections 9.01, 9.02, 9.03 and 9.06 of the Indenture); and

(xiii)  any other duties expressly required to be performed by the Trust Administrator under the Indenture or the Trust Agreement.

(b)  The Sponsor shall undertake the duties of the Issuer with respect to the following matters under the Indenture:

(i)  to cause the preparation of Issuer Orders (and execute the same on behalf of the Issuer) (Sections 9.01 and 9.02);

(ii)  to obtain Opinions of Counsel with respect to the execution of supplemental indentures and, if necessary, to mail to the Noteholders notices with respect to their consent to such supplemental indentures (Sections 9.01, 9.02, 9.03 and 9.07 of the Indenture);

(iii)  the preparation (but not the execution) of the annual Officer’s Certificate regarding the Issuer’s compliance with the terms of the Indenture (Section 3.09 of the Indenture); and

(iv)  causing the preparation of an Officer’s Certificate and the obtaining of the Opinion of Counsel (which shall not be at the expense of the Trust Administrator) with respect to any request by the Issuer to the Indenture Trustee to take any action under the Indenture (Sections 4.01 and 11.01 of the Indenture);

(v)  the compliance with any request of the Indenture Trustee with respect to the sale of the Collateral in a commercially reasonable manner if an Indenture Event of Default shall have occurred and be continuing under the Indenture (Section 5.04 of the Indenture); and

(vi)  causing the preparation of an Issuer Request and Officer’s Certificate (and executing the same on behalf of the Issuer) and the obtaining of an Opinion of Counsel (which shall not be at the expense of the Trust Administrator), if necessary, for the release of the Collateral, as defined in the Indenture (Section 8.03 of the Indenture).

(c)  The Issuer will indemnify the Owner Trustee, the Sponsor and the Trust Administrator, and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement or this Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement, the Indenture or this Agreement.

(d)  Subject to subsection (e) of this Section 7.01, and in accordance with the directions of the Owner Trustee, the Trust Administrator shall perform or supervise the performance of such other activities in connection with the Collateral (including the Operative Agreements) as are not covered by any of the foregoing provisions and as are expressly requested in writing by the Owner Trustee and are reasonably within the capability of the Trust Administrator.

(e)  In carrying out the foregoing duties or any of its other obligations under this Agreement, the Trust Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Trust Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

In carrying out the foregoing duties or any of its other obligations under this Agreement, the Trust Administrator shall be subject to the same standard of care and have the same rights, indemnifications and immunities as the Indenture Trustee under the Indenture, including, without limitation, the right to reimbursement and indemnification on behalf of the Issuer from funds in the Collection Account for all losses, costs and expenses of any kind or nature (including without limitation attorneys’ fees and disbursements) incurred by the Trust Administrator (including without limitation in its various capacities as Paying Agent, Certificate Paying Agent, Certificate Registrar and Note Registrar) in connection with the performance of its duties hereunder or under any other Operative Agreement.

The Trust Administrator in its capacity as the Certificate Registrar, and upon a request received from the Owner Trustee, shall promptly notify the Certificateholders of (i) any change in the Corporate Trust Office of the Owner Trustee, (ii) any amendment to the Trust Agreement requiring notice be given to the Certificateholders and (iii) any other notice required to be given to the Certificateholders by the Owner Trustee under the Trust Agreement.

Section 7.02.   Duties of the Trust Administrator With Respect to the Indenture, the Trust Agreement and this Agreement.

(a)  The Trust Administrator shall take all appropriate action with respect to the following matters under the Indenture, the Trust Agreement and this Agreement:

(i)  the duties of an authenticating agent for authentication of the Notes (Sections 2.01, 2.02, 2.05 and 2.10 of the Indenture);

(ii)  the duties of Note Registrar to be kept (Sections 2.03, 2.04 and 2.07 of the Indenture);

(iii)  to provide notices and instructions to the Clearing Agency (Section 2.11 of the Indenture);

(iv)  the duties of Paying Agent (Sections 3.03, 4.01, 4.02 and 5.02 of the Indenture); and

(v)  the duties of agent or attorney-in-fact for the purposes of filing amendments and continuation statements for the Issuer (Section 3.05 of the Indenture).

(b)  The Issuer will indemnify the Owner Trustee and the Trust Administrator, and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement or this Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement, the Indenture or this Agreement.

Section 7.03.   Records. The Trust Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Depositor at any time during normal business hours.

Section 7.04.   Compensation. The Trust Administrator will perform the duties and provide the services called for under Sections 7.01 and 7.02 above for such compensation as shall be agreed upon between the Trust Administrator and the Master Servicer.

Section 7.05.   Additional Information to be Furnished to the Issuer. The Depositor shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

Section 7.06.   Independence of the Trust Administrator. For all purposes of this Agreement, the Trust Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Trust Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

Section 7.07.   No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Trust Administrator or the Depositor, respectively, and either of the Issuer or the Owner Trustee, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 7.08.   Other Activities of Trust Administrator and the Depositor. Nothing herein shall prevent the Trust Administrator, the Depositor or their respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Trust Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer or the Owner Trustee.

Section 7.09.   Resignation and Removal of Trust Administrator.

(a)  Subject to Sections 7.09(d) and 8.01(d) hereof, the Trust Administrator may resign its duties hereunder by providing the Issuer with at least 60 days’ prior written notice.

(b)  Subject to Section 7.09(d) hereof, the Issuer may remove the Trust Administrator without cause by providing the Trust Administrator with at least 60 days’ prior written notice.

(c)  Subject to Section 7.09(d) hereof, the Issuer may remove the Trust Administrator immediately upon written notice of termination from the Issuer to the Trust Administrator if any of the following events shall occur:

(i)  the Trust Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer); or

(ii)  a court having jurisdiction in the premises shall (x) enter a decree or order for relief, which decree or order shall not have been vacated within 60 days, in respect of the Trust Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (y) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Trust Administrator or any substantial part of its property, or (z) order the winding-up or liquidation of the Trust Administrator’s affairs; or

(iii)  the Trust Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Trust Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Trust Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 7.09(c) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the occurrence of such event.

(d)  No resignation or removal of the Trust Administrator pursuant to this Section shall be effective until (i) a successor Trust Administrator shall have been appointed by the Issuer in accordance with the Trust Agreement, (ii) such successor Trust Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Trust Administrator is bound hereunder and (iii) the Master Servicer resigns and is replaced pursuant to Section 8.01(d) by such successor Trust Administrator as successor Master Servicer under this Agreement. If a successor Trust Administrator does not take office within 60 days after the retiring Trust Administrator resigns or is removed, the resigning or removed Trust Administrator or the Issuer may petition any court of competent jurisdiction for the appointment of a successor Trust Administrator.

(e)  [Reserved].

(f)  Subject to Sections 7.09(d) above, the Trust Administrator acknowledges that upon the appointment of a successor Master Servicer pursuant to Section 8.01, the Trust Administrator shall immediately resign and such successor Master Servicer shall automatically become the Trust Administrator under this Agreement. Any such successor Master Servicer shall be required to agree to assume the duties of the Trust Administrator under the terms and conditions of this Agreement and the other Operative Agreements in its acceptance of appointment as successor Master Servicer.

Section 7.10.   Action upon Termination, Resignation or Removal of the Trust Administrator. Promptly upon the effective date of termination of this Agreement or the resignation or removal of the Trust Administrator pursuant to Section 7.09 hereof, the Trust Administrator shall be entitled to be paid all reimbursable expenses, including any reasonable out-of-pocket attorneys’ fees, accruing to it to the date of such termination, resignation or removal. The Trust Administrator shall forthwith upon such termination pursuant to Section 7.09 deliver to the successor Trust Administrator all property and documents of or relating to the Collateral then in the custody of the Trust Administrator, or if this Agreement has been terminated, to the Depositor. In the event of the resignation or removal of the Trust Administrator pursuant to Section 7.09, the Trust Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Trust Administrator.

ARTICLE VIII

MASTER SERVICER EVENTS OF DEFAULT

Section 8.01.   Master Servicer Events of Default; Indenture Trustee To Act; Appointment of Successor.

(a)  The occurrence of any one or more of the following events shall constitute a “Master Servicer Event of Default”:

(i)  Any failure by the Master Servicer to furnish to the Trust Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 5.09(a) which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure shall have been given to such Master Servicer by the Indenture Trustee or the Trust Administrator or to such Master Servicer and the Indenture Trustee by the Holders of not less than 25% of the Class Principal Amount of each Class of Notes affected thereby; or

(ii)  Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Indenture Trustee or the Trust Administrator or to the Master Servicer and the Indenture Trustee by the Majority Noteholders; or

(iii)  A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Notes because of the financial condition or loan servicing capability of such Master Servicer; or

(iv)  The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(v)  The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(vi)  The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 5.26 hereof; or

(vii)  If a representation or warranty set forth in Section 5.01 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Noteholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Indenture Trustee or the Trust Administrator, or to the Master Servicer and the Indenture Trustee by the Majority Noteholders; or

(viii)  A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Indenture Trustee and the Majority Noteholders; or

(ix)  The Master Servicer has notice or actual knowledge at any time that neither the Servicer nor its sub-servicer is an FHA Approved Mortgagee, and the Master Servicer has not terminated the rights and obligations of the Servicer under this Agreement and replaced the Servicer with an FHA Approved Mortgagee within 60 days of the date the Master Servicer receives such notice or acquires such actual knowledge; or

(x)  Any failure of the Master Servicer to remit to the Trust Administrator any Advance required to be made to the Trust Administrator for the benefit of Noteholders under the terms of this Agreement, which failure continues unremedied as of the close of business on the Business Day prior to a Payment Date.

If a Master Servicer Event of Default described in clauses (i) through (ix) of this Section 8.01 shall occur, then, in each and every case, subject to applicable law, so long as any such Master Servicer Event of Default shall not have been remedied within any period of time prescribed by this Section 8.01, the Indenture Trustee, upon obtaining actual knowledge thereof, by notice in writing to the Master Servicer may, and shall, if so directed by the Majority Noteholders, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (x) of this Section 8.01 shall occur, then, in each and every case, subject to applicable law, so long as such Master Servicer Event of Default shall not have been remedied within the time period prescribed by clause (x) of this Section 8.01, the Indenture Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under the terms of this Agreement; and the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicer of the assignment of the master servicing function and providing the Indenture Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Indenture Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Indenture Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Notes or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated shall bear all reasonable out-of-pocket costs of a master servicing transfer, including but not limited to those of the Indenture Trustee, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

The Indenture Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Estate, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust Estate and the Indenture Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Collection Account pursuant to Section 5.08(x); provided that the terminated Master Servicer shall reimburse the Trust Estate for any such expense incurred by the Trust Estate; and provided, further, that the Indenture Trustee shall take such action, if any, as provided in the Indenture and as directed by the Noteholders pursuant thereto with respect to pursuing any remedy against any party obligated to make such reimbursement.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 5.08 to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Master Servicer Event of Default shall occur, of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall promptly notify each Rating Agency of the nature and extent of such Master Servicer Event of Default. The Trust Administrator or the Master Servicer shall promptly give written notice to the Indenture Trustee upon the Master Servicer’s failure to remit Advances on the date specified herein.

(b)  On and after the time the Master Servicer receives a notice of termination from the Indenture Trustee pursuant to Section 8.01(a) or the Indenture Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 5.27, the Indenture Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Indenture Trustee hereunder. In addition, the Indenture Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 5.01. In the Indenture Trustee’s capacity as such successor, the Indenture Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Indenture Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement.

(c)  Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to the Master Servicer in the assumption of all of the responsibilities, duties and liabilities of the Master Servicer. Such successor Master Servicer may be an Affiliate of the Indenture Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Indenture Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Issuer and the Indenture Trustee for such Affiliate’s actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Indenture Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Indenture Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying the Servicer of the assignment of the master servicing functions and providing the Indenture Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Indenture Trustee or such successor master servicer, as applicable, all amounts or investment property which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Notes or thereafter be received with respect to the Mortgage Loans. Neither the Indenture Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any payment hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Indenture Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

(d)  The Master Servicer acknowledges that following the resignation of the Trust Administrator pursuant to Section 7.09(a), the Master Servicer shall immediately resign and such successor Trust Administrator shall automatically become the Master Servicer under this Agreement; provided that (i) any such successor Master Servicer shall be required to agree to assume the duties of the Trust Administrator under the terms and conditions of this Agreement and the other Operative Agreements in its acceptance of appointment as successor Trust Administrator, (ii) any such successor Master Servicer shall be an established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, (iii) any such successor Master Servicer shall agree to assume all of the responsibilities, duties and liabilities of a master servicer, like the Master Servicer and (iv) the appointment of any successor Master Servicer in connection with the resignation of the Trust Administrator pursuant to Sections 7.09(a) shall be effective only after receipt of a letter by the Indenture Trustee from each Rating Agency, at the sole cost and expense of the replaced Master Servicer, to the effect that such proposed appointment will not cause a reduction or withdrawal of the then current ratings of the Notes. Notwithstanding the foregoing, the Master Servicer shall not be required to resign unless the successor Master Servicer and the successor Trust Administrator agree to receive reasonable compensation which in the aggregate does not exceed the compensation (including earnings on the Collection Account) payable to the Master Servicer prior to the appointment of such successor Trust Administrator.

Section 8.02.   Additional Remedies of Indenture Trustee Upon Master Servicer Event of Default. During the continuance of any Master Servicer Event of Default, so long as such Master Servicer Event of Default shall not have been remedied, the Indenture Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Master Servicer Event of Default.

Section 8.03.   Waiver of Defaults. The Majority Noteholders may, on behalf of all Noteholders, waive any default or Master Servicer Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Trust Administrator or the Paying Agent to make any required payment of principal of or interest on the Notes may only be waived with the consent of 100% of the affected Noteholders. Upon any such waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 8.04.   Notification to Holders. Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Indenture Trustee shall promptly mail notice thereof by first class mail to the Noteholders at their respective addresses appearing on the applicable Register. The Indenture Trustee shall also, within 45 days after the occurrence of any Master Servicer Event of Default known to the Indenture Trustee, give written notice thereof to Noteholders, unless such Master Servicer Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45 day period.

Section 8.05.   Directions by Noteholders and Duties of Indenture Trustee During Master Servicer Event of Default. During the continuance of any Master Servicer Event of Default, the Majority Noteholders may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Agreement; provided, however, that the Indenture Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non assenting Noteholders.

Section 8.06.   Action Upon Certain Failures of the Master Servicer and Upon Master Servicer Event of Default. In the event that a Responsible Officer of the Indenture Trustee or the Trust Administrator shall have actual knowledge of any action or inaction of the Master Servicer that would become a Master Servicer Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Indenture Trustee or Trust Administrator, as applicable, shall give notice thereof to the Master Servicer.

Section 8.07.   [Reserved]

ARTICLE IX

TERMINATION

Section 9.01.   Termination. The respective obligations and responsibilities of the Master Servicer, the Trust Administrator, the Depositor, the Issuer, the Servicer and the Indenture Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust) shall terminate on the day after the day on which the Notes are paid in full (including payment pursuant to Section 9.02 below) (the “Termination Date”).

Section 9.02.   Termination Prior to Maturity Date; Optional Redemption.

(a)  On any Payment Date on which the Aggregate Loan Balance is less than 20% of the Aggregate Loan Balance as of the Cut-off Date (the first such date, the “Initial Optional Termination Date”), Aames Investment Acceptance Corporation acting directly or through one or more Affiliates, shall have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Termination Price. The Master Servicer and the Servicer will be reimbursed from the Termination Price for any outstanding Advances, Servicing Advances and unpaid Servicing Fees, Master Servicing Fees and other amounts not previously reimbursed pursuant to the provisions of this Agreement, as applicable, and the Trust Administrator, the Owner Trustee and the Indenture Trustee (including in its capacity as Custodian, if applicable) shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to this Agreement, the Indenture, the Custodial Agreement (to the extent not paid by the Sponsor pursuant to the Custodial Agreement) or the Trust Agreement, as applicable. If such option is exercised, the Trust will be terminated resulting in a mandatory redemption of the Notes. Aames Investment Acceptance Corporation shall deliver written notice of its intention to exercise such option to the Issuer, the Trust Administrator, the Indenture Trustee and the Master Servicer not less than 15 days prior to the applicable Payment Date. If Aames Investment Acceptance Corporation fails to exercise such option on the Initial Optional Termination Date, the Note Interest Rate for each Class of Notes shall be increased as set forth herein beginning on the Initial Optional Termination Date and for each Payment Date thereafter. Aames Investment Acceptance Corporation shall deliver written notice of its intention to exercise such option to the Issuer, the Indenture Trustee, the Master Servicer and the Swap Provider not less than ten days prior to the applicable Payment Date.

In connection with such purchase, Aames Investment Acceptance Corporation shall remit the Termination Price to the Trust Administrator for deposit into the Collection Account and shall direct the Servicer to remit to the Trust Administrator all amounts then on deposit in the Custodial Account (other than amounts permitted to be withdrawn by it pursuant to Section 4.02(e)) for deposit to the Collection Account.

(b)  In addition, if Aames Investment Acceptance Corporation does not exercise its purchase option pursuant to subsection (a) of this Section 9.02, then, on the Payment Date following the Determination Date on which the Aggregate Loan Balance is less than 10% of the Aggregate Loan Balance as of the Cut-off Date, the Servicer acting directly or through one or more Affiliates, shall have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Termination Price. All conditions applying to Aames Investment Acceptance Corporation’s right to purchase the Mortgage Loans pursuant to paragraph (a) above shall also apply to the Servicer’s right.

(c)  Promptly following any such purchase pursuant to paragraph (a) or (b) of this Section and receipt of an Officer’s Certificate of Aames Investment Acceptance Corporation or of the Servicer, as applicable, that the purchase price has been deposited in the Collection Account, the Indenture Trustee or the applicable Custodian shall release the Mortgage Files to the purchaser of such Mortgage Loans pursuant to this Section 9.02, or otherwise upon its order.

Section 9.03.   Certain Notices upon Final Payment. The Master Servicer or the Trust Administrator, as applicable, shall give the Issuer, the Indenture Trustee, the Owner Trustee, each Rating Agency, each Noteholder and the Depositor at least 30 days’ prior written notice of the date on which the Trust is expected to terminate in accordance with Section 9.01, or the date on which the Notes will be redeemed in accordance with Section 9.02. Not later than the fifth Business Day in the Collection Period in which the final payment in respect to the Notes is payable to the Noteholders, the Indenture Trustee shall mail to the Noteholders a notice specifying the procedures with respect to such final payment. The Trust Administrator on behalf of the Indenture Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Noteholders. Following the final payment thereon, such Notes shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the Mortgage Files or any proceeds of the foregoing.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01.   Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 10.02.   Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 10.03.   Amendment.

(a)  This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders of the Notes, (i) to cure any ambiguity, (ii) to conform the provisions of this Agreement to the information contained in the Prospectus or to correct or supplement any provision herein, (iii) to make any other provision with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel (which shall be an expense of the party requesting such amendment and shall not be an expense of the Trust or the Indenture Trustee), (1) affect the status of the Notes as debt for federal income tax purposes or (2) only in the case of an amendment effected pursuant to clause (iii) of such sentence, adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Indenture Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current ratings assigned to the Notes.

(b)  This Agreement may also be amended from time to time by the parties hereto with the consent of (i) the Holders of each Class of Notes affected thereby evidencing Voting Interests aggregating not less than 66-2/3% of each such Class and (ii) the Holder of the Ownership Certificate, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of Noteholders or modifying in any material respect the rights of the Swap Provider or the Holders of Certificates; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the Holder of each such Note affected thereby, (y) adversely affect in any material respect the interests of the Swap Provider or (z) reduce the percentage of Notes the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount of the Notes. For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of Book-Entry Notes, the related Note Owners.

(c)  Promptly after the execution of any such amendment, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to each Rating Agency.

(d)  Notwithstanding any of the other provisions of this Section 10.03, none of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Indenture Trustee shall enter into any amendment to this Agreement that adversely affects in any respect the rights and interests hereunder of the Swap Provider without the prior written consent of the Swap Provider.

(e)  It shall not be necessary for the consent of Holders under this Section 10.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

Section 10.04.   Acts of Noteholders. Except as otherwise specifically provided herein, whenever Noteholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Noteholders if the Majority Noteholders agree to take such action or give such consent or approval.

Section 10.05.   Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor on direction and at the expense of Holders of not less than 66-2/3% of the Note Principal Balance of the Notes and of the Holder of the Ownership Certificate requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders, or is necessary for the administration or servicing of the Mortgage Loans.

Section 10.06.   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.07.   Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows or delivered by facsimile (or such other address as may hereafter be furnished to the other party by like notice):

(i)  if to the Sponsor:

    Aames Investment Corporation
    350 South Grand Avenue, 43rd Floor
    Los Angeles, California 90071
    Attention: Executive Vice President - Capital Markets
    Telephone: (323) 210-5335
    Facsimile: (323) 210-5066

    with a copy to:

    General Counsel
    Telephone: (323) 210-4871
    Facsimile: (323) 210-5026

(ii)  if to the Servicer:

    Aames Funding Corporation
    350 South Grand Avenue, 43rd Floor
    Los Angeles, California 90071
    Attention: Executive Vice President - Capital Markets
    Telephone: (323) 210-5335
    Facsimile: (323) 210-5066

    with a copy to:

    General Counsel
    Telephone: (323) 210-4871
    Facsimile: (323) 210-5026

(iii)  if to the Master Servicer:

    Wells Fargo Bank, N.A.
    P.O. Box 98
    Columbia, Maryland 21046
    Attention: Aames Mortgage Investment Trust 2006-1

    (or in the case of overnight deliveries,

    9062 Old Annapolis Road
    Columbia, Maryland 21045)
    Telephone: (410) 884-2000
    Facsimile: (410) 715-2380

(iv)  if to the Trust Administrator:

    Wells Fargo Bank, N.A.
    P.O. Box 98
    Columbia, Maryland 21046
    Attention: Aames Mortgage Investment Trust 2006-1

    (or in the case of overnight deliveries,

    9062 Old Annapolis Road
    Columbia, Maryland 21045)
    Telephone: (410) 884-2000
    Facsimile: (410) 715-2380

(v)  if to the Indenture Trustee:

    Deutsche Bank National Trust Company
    1761 East Saint Andrew Place
    Santa Ana, California 92705
    Attention: Trust Administration, AA0601
    Telephone: (714) 247-6000
    Facsimile: (714) 247-6470

(vi)  if to the Depositor:

    Financial Asset Securities Corp.
    600 Steamboat Road
    Greenwich, Connecticut 06830
    Attention: Legal

(vii)  if to the Issuer:

    Aames Mortgage Investment Trust 2006-1
    c/o Wilmington Trust Company
    Rodney Square North
    1100 North Market Street
    Wilmington, Delaware 19890
    Attention: Corporate Trust Administration

(viii)  if to the Swap Provider:

    Bear Stearns Financial Products Inc.
    383 Madison Avenue
    New York, New York 10179
    Attention: DPC Manager

All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 10.07.

Section 10.08.   Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

Section 10.09.   Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 10.10.   Headings Not To Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 10.11.   Benefits of Agreement. Nothing in this Agreement or in the Notes, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, power, remedy or claim under this Agreement. Notwithstanding the foregoing, (i) the Owner Trustee shall be an express third-party beneficiary of this Agreement and (ii) Aames Investment Acceptance Corporation shall be an express third-party beneficiary with respect to Section 9.02.

Section 10.12.   Special Notices to the Rating Agencies.

(a)  The Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

(i)  any amendment to this Agreement pursuant to Section 10.03; and

(ii)  the making of a final payment hereunder.

(b)  All notices to the Rating Agencies provided for by this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

if to Moody’s:

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10004
Fax no.: (212) 553-4392

if to S&P:

Standard & Poor’s Ratings Services, a division
of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Fax no.: (212) 438-2661

(c)  The Trust Administrator shall make available to the Rating Agencies each report prepared pursuant to Section 5.09.

Section 10.13.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 10.14.   Execution by the Issuer. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other document.

Section 10.15.   Intention of the Parties and Interpretation. Each of the parties acknowledges and agrees that the purpose of Sections 4.04(d), 4.04(e) and  6.07 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the SEC under the 1934 Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time. Therefore, each of the parties agrees (a) to comply with requests made by the Depositor in good faith for delivery of information under the Section 4.04(d), 4.04(e) and 6.07 on the basis of evolving interpretations of Regulation AB, (b) the parties shall comply, with requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (c) that no consent of the Noteholders is required with respect to any amendment of this Agreement to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

AAMES MORTGAGE INVESTMENT TRUST 2006-1,
as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By: /s/ Patricia A. Evans
Name: Patricia A. Evans
Title: Vice President

FINANCIAL ASSET SECURITIES CORP.,
as Depositor

By: /s/ Matt Miles
Name: Matt Miles
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in
its individual capacity but solely as Indenture Trustee

By: /s/ Jennifer Hermansader
Name:  Jennifer Hermansader
Title: Associate

WELLS FARGO BANK, N.A.,
as Trust Administrator and Master Servicer

By: /s/ Sandra Whelan
Name: Sandra Whelan
Title: Vice President

AAMES FUNDING CORPORATION,
as Servicer

By: /s/ John P. Kim
Name: John P. Kim
Title: Executive Vice President

AAMES INVESTMENT CORPORATION, as Sponsor

By: /s/ John P. Kim
Name: John P. Kim
Title: Executive Vice President

STATE OF   )
            : ss.:
COUNTY OF                        )

On this ___ day of ___________ 2005, before me, personally appeared ____________, known to me to be a _______ of Wilmington Trust Company, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__________________________________
Notary Public

[NOTARIAL SEAL]

STATE OF   )
            : ss.:
COUNTY OF                        )

On the ___ day of ___________ 2005, before me, personally appeared __________, known to me to be a _________________ of Financial Asset Securities Corp., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__________________________________
Notary Public

[NOTARIAL SEAL]

STATE OF   )
            : ss.:
COUNTY OF                        )

On the ____ of ___________ 2005, before me, a Notary Public in and for said State, personally appeared ______________ known to me to be a _____________ of Deutsche Bank National Trust Company, one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__________________________________
Notary Public

[NOTARIAL SEAL]

STATE OF   )
            : ss.:
COUNTY OF                        )

On the ____ of ___________ 2005, before me, a Notary Public in and for said State, personally appeared ______________ known to me to be a _____________ of Wells Fargo Bank, N.A., a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__________________________________
Notary Public

[NOTARIAL SEAL]

STATE OF   )
            : ss.:
COUNTY OF                        )

On the ____ of ___________ 2005, before me, a Notary Public in and for said State, personally appeared ______________ known to me to be a _____________ of Aames Funding Corporation, one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__________________________________
Notary Public

[NOTARIAL SEAL]

STATE OF   )
            : ss.:
COUNTY OF                        )

On the ____ of ___________ 2005, before me, a Notary Public in and for said State, personally appeared ______________ known to me to be a _____________ of Aames Investment Corporation, one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__________________________________
Notary Public

[NOTARIAL SEAL]

EXHIBIT A-1

FORM OF INITIAL CERTIFICATION

                            _________________
                                  Date

Deutsche Bank National Trust Company 1761 East Saint Andrew Place Santa Ana, California 92705 Attention: Trust Administration, AA0601	Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045 Attn: Aames Mortgage Investment Trust 2006-1
Financial Asset Securities Corp. 1585 Broadway New York, New York 10036	Aames Funding Corporation 350 South Grand Avenue, 43rd Floor Los Angeles, California 90071

Re:          Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of April 1, 2006 by and among
                Financial Asset Securities Corp., as Depositor, Deutsche Bank National Trust Company, as Indenture Trustee, Wells
                Fargo Bank, N.A., as Trust Administrator and Master Servicer, Aames Mortgage Investment Trust 2006-1, as Issuer,
                Aames Funding Corporation, as Servicer, and Aames Investment Corporation, as Sponsor

Ladies and Gentlemen:

In accordance with Section 2.02(a) of the Transfer and Servicing Agreement, subject to review of the contents thereof, the undersigned, as Custodian, hereby certifies that it has received the documents listed in Section 2.01(b) of the Transfer and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A to the Transfer and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is subject in all respects to the terms of Section 2.02 of the Transfer and Servicing Agreement and the Transfer and Servicing Agreement sections cross-referenced therein.

[Custodian]

By:_____________________________________
Name:
Title:

EXHIBIT A-2

FORM OF INTERIM CERTIFICATION

                            _________________
                                             ;                                             Date

Deutsche Bank National Trust Company 1761 East Saint Andrew Place Santa Ana, California 92705 Attention: Trust Administration, AA0601	Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045 Attn: Aames Mortgage Investment Trust 2006-1
Financial Asset Securities Corp. 1585 Broadway New York, New York 10036	Aames Funding Corporation 350 South Grand Avenue, 43rd Floor Los Angeles, California 90071
Re:          Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of April 1, 2006 by and among Financial Asset Securities Corp., as Depositor, Deutsche Bank National Trust Company, as Indenture
               Trustee, Wells Fargo Bank, N.A., as Trust Administrator and Master Servicer, Aames Mortgage Investment
               Trust 2006-1, as Issuer, Aames Funding Corporation, as Servicer, and Aames Investment Corporation, as Sponsor

Ladies and Gentlemen:

In accordance with Section 2.02(b) of the Transfer and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Transfer and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is qualified in all respects by the terms of said Transfer and Servicing Agreement including, but not limited to, Section 2.02(b).

[Custodian]

By:_____________________________________
Name:
Title:

EXHIBIT A-3

FORM OF FINAL CERTIFICATION

                            _________________
                                 Date

Deutsche Bank National Trust Company 1761 East Saint Andrew Place Santa Ana, California 92705 Attention: Trust Administration, AA0601	Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045 Attn: Aames Mortgage Investment Trust 2006-1
Financial Asset Securities Corp. 1585 Broadway New York, New York 10036	Aames Funding Corporation 350 South Grand Avenue, 43rd Floor Los Angeles, California 90071
Re:          Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of April 1, 2006 by and among
                Financial Asset Securities Corp., as Depositor, Deutsche Bank National Trust Company, as Indenture Trustee, Wells
                Fargo Bank, N.A., as Trust Administrator and Master Servicer, Aames Mortgage Investment Trust 2006-1, as Issuer,
                Aames Funding Corporation, as Servicer, and Aames Investment Corporation, as Sponsor

Ladies and Gentlemen:

In accordance with Section 2.02(d) of the Transfer and Servicing Agreement, the undersigned, as Custodian on behalf of the Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Transfer and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is qualified in all respects by the terms of said Transfer and Servicing Agreement.

[Custodian]

By:_____________________________________
Name:
Title:

EXHIBIT A-4

FORM OF ENDORSEMENT

Pay to the order of Deutsche Bank National Trust Company, as indenture trustee (the “Indenture Trustee”) under the Transfer and Servicing Agreement dated as of April 1, 2006 by and among Financial Asset Securities Corp., as Depositor, the Indenture Trustee, Wells Fargo Bank, N.A., as Trust Administrator and Master Servicer, Aames Mortgage Investment Trust 2006-1, as Issuer, Aames Funding Corporation, as Servicer, and Aames Investment Corporation, as Sponsor, relating to Aames Mortgage Investment Trust 2006-1 Mortgage Backed Notes, Series 2006-1, without recourse.

__________________________________
[current signatory on note]

By:_______________________________
Name:
Title:

EXHIBIT B

[Reserved]

EXHIBIT C

FORM OF LOST NOTE AFFIDAVIT

I, _________________________________________, being duly sworn, do hereby state under oath that:

1. I am a duly elected ______________________ of Aames Investment Corporation (the “Company”) and am duly authorized to make this affidavit.

2. This affidavit is being delivered in connection with the transfer of the Mortgage Loan described in Paragraph 3 hereof by the Company pursuant to the Transfer and Servicing Agreement, dated as of April 1, 2006, among Aames Mortgage Investment Trust 2006-1, as Issuer, Financial Asset Securities Corp., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and as Trust Administrator, Aames Funding Corporation, as Servicer, Aames Investment Corporation, as Sponsor, and Deutsche Bank National Trust Company, as Indenture Trustee, relating to the Aames Mortgage Investment Trust 2006-1 Mortgage Backed Notes, Series 2006-1 (the “Agreement”).

3. The ______________ is the payee under the following described Mortgage Note (“Mortgage Note”) which evidences the obligation of the borrower(s) to repay the Mortgage Loan:

Loan Number: ____________________________________
Mortgage Note Date:_______________________________
Borrower(s): _____________________________________
Original Payee (if not the Company): ___________________
Original Amount:__________________________________
Mortgage Rate: ___________________________________
Address of Mortgaged Property: ______________________
________________________________________________

4. The Company is the lawful owner of the Mortgage Note and has not cancelled, altered, assigned or hypothecated the Mortgage Note.

5. A thorough and diligent search for the executed original Mortgage Note was undertaken and was unsuccessful.

6. Attached hereto is a true and correct copy of the Mortgage Note.

7. The Mortgage Note has not been endorsed by the Company in any manner inconsistent with its transfer of the Mortgage Loan under the Mortgage Loan Purchase Agreement.

8. Without limiting the generality of the rights and remedies of the Indenture Trustee contained in the Agreement, the Company hereby confirms and agrees that in the event the inability to produce the executed original Mortgage Note results in a breach of the representations, warranties and covenants appearing in Section 2 of the Mortgage Loan Purchase Agreement and Section 3.01 of the Agreement, the Company shall repurchase the Mortgage Loan at the Purchase Price and otherwise in accordance with Section 3.03 of the Agreement. In addition, the Company covenants and agrees to indemnify the Indenture Trustee and the Trust from and hold them harmless against any and all losses, liabilities, damages, claims or expenses arising from the Company’s failure to have delivered the Mortgage Note to the Indenture Trustee, including without limitation any such losses, liabilities, damages, claims or expenses arising from any action to enforce the indebtedness evidenced by the Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of the Mortgage Note.

9. In the event that the Company locates the executed original Mortgage Note, it shall promptly provide the Mortgage Note to the Indenture Trustee.

10. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement.

Date: _______________________

______________________________
(signature)

______________________________
(print name)

______________________________
(print title)

EXHIBIT D

CUSTODIAL AGREEMENT

EXHIBIT D

DEUTSCHE BANK NATIONAL TRUST COMPANY

as Custodian

and

AAMES MORTGAGE INVESTMENT TRUST 2006-1

as Issuer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY

as Indenture Trustee
_____________________________

CUSTODIAL AGREEMENT

Dated as of April 1, 2006

_____________________________

Aames Mortgage Investment Trust 2006-1
Mortgage Backed Notes

TABLE OF CONTENTS

Section 1.	Definitions
Section 2.	Delivery of this Agreement; Delivery of the Custodial Files
Section 3.	Acceptance of Mortgage Loans by Custodian; Review of Documentation.
Section 4.	Obligations of the Custodian; Ownership of Mortgage Loan Documents
Section 5.	Release of Custodial Files.
Section 6.	Fees of Custodian
Section 7.	Removal of Custodian With Respect to Some or All of the Mortgage Loans
Section 8.	Transfer of Custodial Files Upon Termination
Section 9.	Examination of Custodial Files
Section 10.	Insurance of Custodian
Section 11.	Counterparts
Section 12.	Periodic Statements
Section 13.	GOVERNING LAW
Section 14.	Copies of Mortgage Documents
Section 15.	No Adverse Interest of Custodian
Section 16.	Resignation by Custodian
Section 17.	Term of Agreement
Section 18.	Notices
Section 19.	Successors and Assigns
Section 20.	Limitation on Liability.
Section 21.	Custodian Obligations Regarding Genuineness of Documents
Section 22.	Shipment of Documents
Section 23.	Authorized Representatives
Section 24.	Amendments
Section 25.	Limited Role of Owner Trustee; Successor Owner Trustee.
Section 26.	Eligibility Requirements for the Custodian

EXHIBITS

EXHIBIT A	MORTGAGE LOAN SCHEDULE
EXHIBIT B-1	FORM OF INITIAL CERTIFICATION
EXHIBIT B-2	FORM OF INTERIM CERTIFICATION
EXHIBIT B-3	FORM OF FINAL CERTIFICATION
EXHIBIT B-4	FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT
EXHIBIT B-5	FORM OF LOST NOTE AFFIDAVIT
EXHIBIT B-6	FORM OF ENDORSEMENT
EXHIBIT C	AUTHORIZED REPRESENTATIVES OF THE CUSTODIAN
EXHIBIT D	AUTHORIZED REPRESENTATIVES OF THE INDENTURE TRUSTEE
EXHIBIT E	AUTHORIZED REPRESENTATIVES OF THE MASTER SERVICER
EXHIBIT F	AUTHORIZED REPRESENTATIVES OF THE SERVICER (AAMES FUNDING CORPORATION)

This is a Custodial Agreement (the “Agreement”), dated and effective as of April 1, 2006, by and among Deutsche Bank National Trust Company, as custodian (in such capacity, the “Custodian”), Aames Mortgage Investment Trust 2006-1, as issuer (the “Issuer”), and Deutsche Bank National Trust Company, as indenture trustee (in such capacity, the “Indenture Trustee”);

W I T N E S S E T H:

WHEREAS, the Indenture Trustee has entered into a transfer and servicing agreement, dated as of April 1, 2006 (the “Transfer and Servicing Agreement”), by and among the Issuer, the Indenture Trustee, Financial Asset Securities Corp., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), Aames Funding Corporation, as servicer (the “Servicer”), and Aames Investment Corporation, as seller, pursuant to which the Depositor has conveyed certain Mortgage Loans identified on Exhibit A hereto (the “Mortgage Loan Schedule”) to the Issuer;

WHEREAS, the Issuer has entered into an indenture dated as of April 1, 2006 (the “Indenture”), among the Indenture Trustee, the Issuer and the Trust Administrator, pursuant to which the Issuer has pledged such Mortgage Loans to the Indenture Trustee to secure the Issuer’s 2006-1 Mortgage Backed Notes (the “Notes”);

WHEREAS, the Indenture Trustee and the Custodian desire that the Custodian shall hold the Mortgage Loan Documents (as defined herein) on behalf of the Indenture Trustee in accordance with the terms hereof, and that the Custodian shall cooperate with the Master Servicer in the performance of the Master Servicer’s duties under the Transfer and Servicing Agreement;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Indenture Trustee and the Custodian agree as follows:

Section 1.  Definitions. All capitalized terms not defined herein shall have the meanings assigned to such terms in the Transfer and Servicing Agreement. The Indenture Trustee shall notify the Custodian, in advance, of any material changes to such Transfer and Servicing Agreement that may affect the rights and obligations of the Custodian set forth herein and shall not agree to any amendment that affects the rights or obligations of the Custodian without the Custodian’s prior written consent. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Agreement: This Custodial Agreement and all amendments and attachments hereto and supplements hereof.

Custodian: Deutsche Bank National Trust Company or any of its successors in interest or assigns, or any successor to the Custodian under this Agreement as herein provided.

Custodial File: As to each Mortgage Loan, any Mortgage Loan Documents that are delivered to the Custodian or which at any time come into the possession of the Custodian pursuant to this Agreement.

Final Certification: A final certification as to each Mortgage Loan, which Final Certification is delivered to the Depositor, the Master Servicer, the Servicer and the Indenture Trustee by the Custodian in accordance with Section 3(d) hereof and in the form annexed hereto as Exhibit B-3.

Initial Certification: An initial certification as to each Mortgage Loan, which Initial Certification is delivered to the Depositor, the Master Servicer, the Servicer and the Indenture Trustee by the Custodian in accordance with Section 3(a) hereof and in the form annexed hereto as Exhibit B-1.

Interim Certification: An interim certification as to each Mortgage Loan, which Interim Certification is delivered to the Depositor, the Master Servicer, the Servicer and the Indenture Trustee by the Custodian in accordance with Section 3(b) hereof and in the form annexed hereto as Exhibit B-2.

Master Servicer: Wells Fargo Bank, N.A. or its successors in interest.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Custodial File which shall include the Mortgage Loan Documents set forth or described in Section 2 hereof.

Mortgage Loan Documents: The original documents as to each Mortgage Loan, as set forth or described in Section 2 hereof.

Mortgage Loan Schedule: The schedule attached hereto as Exhibit A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust. Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) city, state and zip code of the Mortgaged Property; (iii) the original principal amount of the Mortgage Loan; (iv) the Mortgage Rate at origination; (v) the monthly payment of principal and interest at origination; and (vi) the Mortgage Pool in which such Mortgage Loan is included. The Servicer shall be responsible for providing the Indenture Trustee, the Custodian and the Master Servicer with all amendments to the Mortgage Loan Schedule.

Seller: Aames Investment Corporation under the Mortgage Loan Purchase and Assignment Agreement dated as of April 1, 2006, by and between Aames Investment Corporation, as Seller, and Financial Asset Securities Corp., as Purchaser.

Servicer: Aames Funding Corporation and any of its respective successors in interest and assigns.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of Authorized Representatives annexed hereto as Exhibit F, furnished by the Servicer to the Indenture Trustee, the Master Servicer, the Custodian and the Depositor on the Closing Date, as such list may from time to time be amended.

Transfer and Servicing Agreement: As defined in the first RECITAL of this Agreement.

Trust: The Issuer, a Delaware statutory trust formed under the Trust Agreement.

Trust Agreement: The trust agreement dated as of May 1, 2006, between the Depositor and the Owner Trustee, as amended and restated on May 2, 2006, among the Depositor, the Trust Administrator and the Owner Trustee, as such may be amended or supplemented from time to time.

Section 2.  Delivery of this Agreement; Delivery of the Custodial Files. On or prior to the Closing Date, the Seller shall deliver the Mortgage Loan Schedule to the Custodian. On the Closing Date, the Indenture Trustee, the Depositor and the Custodian shall, if necessary, amend the Mortgage Loan Schedule attached as Exhibit A hereto. Subsequent to the Closing Date, in the event of any repurchase or substitution of any Mortgage Loan, the Indenture Trustee shall instruct the Custodian in writing to amend the Mortgage Loan Schedule to reflect such withdrawals or substitutions of a Deleted Mortgage Loan from this Agreement and provide a copy of the applicable certificate from the Depositor or Master Servicer regarding such withdrawal of a Deleted Mortgage Loan from this Agreement; and in the case of any substitution of a Mortgage Loan, to reflect the addition of any Qualifying Substitute Mortgage Loan to this Agreement. The Mortgage Loans set forth in the Mortgage Loan Schedule from time to time shall be subject to this Agreement.

On or prior to the Closing Date, the Depositor shall deliver or cause to be delivered to and deposited with the Custodian the following original documents (as to each Mortgage Loan, the “Mortgage Loan Documents”) pertaining to each of the Mortgage Loans identified on the Mortgage Loan Schedule annexed hereto:

(a)  the original Mortgage Note, endorsed without recourse either (A) in blank or (B) in the form of the Form of Endorsement set forth in Exhibit B-6 hereto (in each case, with all necessary intervening endorsements, as applicable), or with respect to any lost Mortgage Note, an original Lost Note Affidavit, in the form set forth in Exhibit B-5 hereto, stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(b)  the original of any guarantee executed in connection with the Mortgage Note assigned to the Indenture Trustee;

(c)  the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by an Officer’s Certificate of the Depositor to be a true and complete copy of the original submitted for recording, together with a written Opinion of Counsel acceptable to the Indenture Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Indenture Trustee’s interest in the Mortgage Loan;

(d)  an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse, or (B) to “Deutsche Bank National Trust Company, as Indenture Trustee of the Aames Mortgage Investment Trust 2006-1,” without recourse or (C) to the order of the Indenture Trustee;

(e)  if applicable, such original intervening assignments of Mortgage, notices of transfer or equivalent instruments (each, an “Intervening Assignment”), as may be necessary to show a complete chain of assignment from the originator or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel to be delivered to the Depositor stating that such original Intervening Assignment is not required to enforce the Indenture Trustee’s interest in the Mortgage Loan;

(f)  the original or a certified copy of lender’s title insurance policy (or, in lieu thereof, a commitment to issue such title insurance policy, with an original or a certified copy of such title insurance policy to follow as soon after the Closing Date as reasonably practicable) or attorney’s opinion of title and abstract of title;

(g)  the original or copies of each assumption, modification, written assurance or substitution agreement, if any, or as to any such agreement which cannot be delivered prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Custodian is a true copy and that the original of such agreement has been forwarded to the public recording office;

(h)  the original Primary Mortgage Insurance Policy or certificate, or an electronic certification evidencing the existence of the Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required; and

(i)  the original of any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage or as to any security agreement or equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Custodian is a true copy and that the original of such document has been forwarded to the public recording office.

Any Opinion of Counsel delivered by the Depositor pursuant to this Section shall be accompanied by an Officer’s Certificate of the Depositor, upon which the Custodian shall be entitled to conclusively rely, to the effect that the Depositor has delivered such Opinion of Counsel to the Indenture Trustee. From time to time, the Indenture Trustee, the Master Servicer or the Servicer will forward to the Custodian additional documents pursuant to the Transfer and Servicing Agreement or additional documents evidencing an assumption, modification or extension of a Mortgage Loan approved by the Master Servicer or the Servicer in accordance with the Transfer and Servicing Agreement.

All such Mortgage Loan Documents held by the Custodian as to each Mortgage Loan shall constitute the related Custodial File.

For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Custodian an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 4.02(d) of the Transfer and Servicing Agreement have been so deposited.

Section 3.  Acceptance of Mortgage Loans by Custodian; Review of Documentation.

(a)  The Custodian, by execution and delivery hereof, acknowledges receipt of the Custodial Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian, on behalf of the Indenture Trustee, under this Section 3. The Custodian, on behalf of the Indenture Trustee, shall execute and deliver on the Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1.

(b)  Within 45 days after the Closing Date, the Custodian shall, on behalf of the Indenture Trustee and for the benefit of Holders of the Notes, review each Custodial File to ascertain whether all required documents set forth in Section 2 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor, the Master Servicer, the Servicer and the Indenture Trustee an Interim Certification in the form annexed hereto as Exhibit B-2 to the effect that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2 of this Agreement are in its possession and (ii) such documents have been reviewed by it and appear on their face to relate to such Mortgage Loan. The Custodian shall review the documents to see that they are executed and are endorsed as specified in Section 2 hereof, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. The Custodian shall have no responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser or for the perfection or priority of any document. Such Interim Certification shall supersede all Initial Certifications relating to the same Custodial File.

(c)  If in the course of the review described in paragraph (b) above the Custodian discovers any document or documents constituting a part of a Custodial File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered except to alterations which the related borrower purportedly has given its written consent, as evidenced in writing) or appears to be unrelated to a Mortgage Loan identified on the Mortgage Loan Schedule (each, a “Material Defect”), the Custodian shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certificate delivered to the Depositor, the Master Servicer, the Servicer and the Indenture Trustee.

(d)  Within 180 days following the Closing Date, the Custodian shall deliver to the Depositor, the Master Servicer, the Servicer and the Indenture Trustee a Final Certification substantially in the form annexed hereto as Exhibit B-3 evidencing the completeness of the Custodial Files in its possession or control. Such Final Certification shall supersede all Initial and Interim Certifications relating to the same Custodial File.

(e)  For purposes of the determinations required to be made by the Custodian pursuant to paragraphs (a) through (d) of this Section 3, the Custodian shall be entitled to conclusively rely upon the diskette, tape or other electronic media (the “Data File”) provided by or on behalf of the Depositor with respect to the Mortgage Loans as to whether (i) any guarantee was executed in connection with any Mortgage Loan, (ii) any assumption, modification or substitution agreement was executed in connection with any Mortgage Loan, (iii) primary mortgage guaranty insurance is required with respect to any Mortgage Loan or (iv) any security agreement or equivalent instrument was executed in connection with any Mortgage Loan.

(f)  If, during the term of this Agreement, the Custodian discovers any Material Defect with respect to any Custodial File, the Custodian shall give written specifications of such Material Defect to the Indenture Trustee.

(g)  In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties agrees to provide to the Indenture Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Indenture Trustee to comply with Applicable Law.

Section 4.  Obligations of the Custodian; Ownership of Mortgage Loan Documents. With respect to each Custodial File that is delivered to the Custodian or that comes into the possession of the Custodian pursuant to this Agreement, the Custodian acknowledges and agrees that the Custodian is the custodian for the Indenture Trustee exclusively and that the Indenture Trustee of the Mortgage Loans has the legal right to, at any time and in its absolute discretion, direct, in writing, the Custodian to release any Custodial File or all Custodial Files to the Indenture Trustee or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate. The Custodian shall hold each Custodial File received by it for the exclusive use and benefit of the Indenture Trustee, and shall make disposition thereof only in accordance with this Agreement and upon written instructions or certifications of a Servicing Officer or the written instructions furnished by the Indenture Trustee. The Custodian shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File in secure and fire resistant facilities in accordance with customary standards (two-hour fire rated) for such custody. The Custodian shall conduct, or cause to be conducted, periodic audits of the Custodial Files held by it under this Agreement in accordance with this Agreement and of the related accounts, records and computer systems in such a manner as shall allow the Indenture Trustee to verify the accuracy of the Custodian’s record keeping. The Custodian shall not be responsible to verify (i) the validity, legality, enforceability, recordability, perfection, priority, sufficiency, due authorization or genuineness of any document in the Custodial File or of any Mortgage Loans or (ii) the collectability, insurability, effectiveness (including the authority or capacity of any Person to execute or issue any document in the Custodial File), or suitability of any Mortgage Loan unless specified otherwise in this Agreement. The Custodian shall promptly report to the Indenture Trustee any failure on its part to hold the Custodial Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy such failure.

Section 5.  Release of Custodial Files.

(a)  Upon (i) becoming aware of the payment in full of any Mortgage Loan, or (ii) the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Servicer promptly shall notify the Custodian by a certification (which certification will include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the custodial account maintained by the Servicer pursuant to the Transfer and Servicing Agreement have been so deposited) of a Servicing Officer and shall request the Custodian, on the request for release and receipt substantially in the form of Exhibit B-4, to deliver to the Servicer the related Custodial File. Upon receipt of such certification and request, the Custodian shall promptly release within three (3) Business Days the related Custodial File to the Servicer and the Custodian shall have no further responsibility with regard to such Custodial File.

(b)  The Custodian shall, upon request of the Master Servicer or the Servicer and delivery to the Custodian of a request for release and receipt signed by a Servicing Officer substantially in the form of Exhibit B-4, promptly release within three (3) Business Days of receipt of such request the related Custodial File held in its possession or control to the Master Servicer or the Servicer. Such request for release and receipt shall obligate the Master Servicer or the Servicer to return the Custodial File to the Custodian when the need therefor by the Master Servicer or the Servicer no longer exists (but no later than the time specified in Exhibit B-4) unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Custodial File shall be released by the Custodian to the Master Servicer or the Servicer.

Section 6.  Fees of Custodian. All fees of the Custodian for its services under this Agreement, and any expenses incurred but not paid by the Custodian (including but not limited to counsel fees), will be paid by the Seller on behalf of the Depositor (and by its acknowledgement hereof, the Seller agrees to pay). The Custodian agrees that it will continue to act as Custodian hereunder and perform its duties hereunder, and if after a 60-day period the Seller has failed to pay the Custodian’s fees, the Custodian may seek repayment of such fees from the Trust Administrator who will pay such fees from amounts on deposit in the Collection Account prior to any distributions to Noteholders pursuant to Section 5.08 of the Transfer and Servicing Agreement.

Section 7.  Removal of Custodian With Respect to Some or All of the Mortgage Loans. With or without cause, the Indenture Trustee may, upon 60 days’ notice, remove and discharge the Custodian from the performance of its duties under this Agreement with respect to any or all of the Mortgage Loans by written notice from the Indenture Trustee to the Custodian, with a copy to the Depositor, the Master Servicer and the Servicer and delivery of all outstanding Final Certifications. Having given notice of such removal, the Indenture Trustee promptly shall, by written instrument, with a copy to the Depositor and an original to the successor custodian or document custodian, (i) appoint a successor custodian to act on behalf of the Indenture Trustee to replace the Custodian under this Agreement, (ii) designate a document custodian to receive the Custodial Files with respect to the Mortgage Loans removed from this Agreement, or (iii) take delivery of the Custodial Files. The Indenture Trustee’s appointment of a successor custodian or document custodian shall be subject to the consent of the Depositor and the Seller, which consent shall not be unreasonably withheld. In the event of any such removal, the Custodian shall promptly transfer to the successor custodian, as directed, all affected Custodial Files. In the event of removal of the Custodian for cause and the appointment of a successor custodian under this Agreement, the expenses of transferring the Custodial Files to the successor custodian shall be at the expense of the Custodian. In the event of removal of the Custodian without cause by the Indenture Trustee and the appointment of a successor custodian under this Agreement, the Trust Estate shall be responsible for the expenses of transferring the Custodial Files to the successor custodian. In all cases, the fees of the successor custodian hereunder shall be paid by the Seller on behalf of the Depositor (and subject to the consent of the Seller if such fees exceed the fees payable to the previous Custodian) or, if the Seller fails to pay such fees, then as provided in Section 6 above. Notwithstanding the foregoing, this Agreement shall remain in full force and effect with respect to any Mortgage Loans for which this Agreement is not terminated hereunder.

Section 8.  Transfer of Custodial Files Upon Termination. If the Custodian is notified by the Indenture Trustee that the Transfer and Servicing Agreement has been terminated, upon written request of the Indenture Trustee, the Custodian shall release to such Persons as the Indenture Trustee shall designate, in writing, the Custodial Files relating to such Mortgage Loans as the Indenture Trustee shall request.

Section 9.  Examination of Custodial Files. Upon reasonable (but in no event less than 48 hours) prior notice to the Custodian, the Servicer, the Master Servicer and the Indenture Trustee and their respective agents, accountants, attorneys, auditors and prospective purchasers will be permitted during the Custodian’s normal business hours to examine the Custodial Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans at the expense of the requesting party.

Section 10.  Insurance of Custodian. At its own expense, the Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect fidelity insurance, theft of documents insurance, and errors and omissions insurance (which includes forgery insurance). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as is customary for insurance typically maintained by banks which act as custodian and in amounts and with insurance companies reasonably acceptable to the Indenture Trustee. A certificate of the respective insurer as to each such policy, with a copy of such policy attached, shall be furnished to the Indenture Trustee, upon request, containing the statement of the insurer or endorsement evidencing that such insurance shall not terminate prior to receipt by the Indenture Trustee, by registered mail, of 30 days’ prior written notice thereof.

Section 11.  Counterparts. For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

Section 12.  Periodic Statements. On or before December 31 of each year, or upon the request of the Indenture Trustee at any other time, the Custodian shall provide to the Indenture Trustee a list of all the Mortgage Loans for which the Custodian holds a Custodial File pursuant to this Agreement. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual additions and deletions to specifically denote any Mortgage Loans substituted, paid off or repurchased since the date of this Agreement.

Section 13.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 14.  Copies of Mortgage Documents. Upon the request of the Master Servicer, the Servicer or the Indenture Trustee and at the reasonable expense of the Seller, the Custodian shall provide the requestor with copies of the Mortgage Notes, Mortgages, Assignments of Mortgages and other documents relating to any or all of the Mortgage Loans held by the Custodian.

Section 15.  No Adverse Interest of Custodian. By execution of this Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof.

Section 16.  Resignation by Custodian. The Custodian may resign as custodian under this Agreement upon at least 60 days’ notice to the Depositor, the Seller, the Master Servicer, the Servicer and the Indenture Trustee. If the Custodian resigns without reasonable cause, the costs associated with the resignation of the Custodian, including all costs associated with the transfer of the Custodial Files, shall be borne by the Custodian. In the event of such resignation, the Indenture Trustee shall promptly appoint a successor custodian to serve as Custodian hereunder. Upon such appointment the Custodian shall promptly transfer to the successor custodian, as directed, all Custodial Files being administered under this Agreement. If no successor is so appointed by the end of such 60-day period, the Custodian shall deliver all Custodial Files to the Indenture Trustee or as the Indenture Trustee directs. The Seller shall be responsible for the payment or reimbursement of such successor custodian’s reasonable fees and expenses in connection with the performance of such successor custodian’s obligations under this Agreement; provided that such fees will be subject to the consent of the Seller if such fees exceed the fees paid to the resigning servicer.

Section 17.  Term of Agreement. Unless terminated pursuant to Section 7, Section 8 or Section 16 hereof, this Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and the final remittance of all funds due the Indenture Trustee under the Transfer and Servicing Agreement. In such event, all documents remaining in the Custodial Files shall be released in accordance with the written instructions of the Indenture Trustee.

Section 18.  Notices. Any demand, notice, consent, report, statement or any other communication hereunder shall be deemed to have been received on the date delivered to or received by the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt). All demands, notices, consents, reports, statements and any other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the recipient party at the address shown below, or at such other addresses as may hereafter be furnished to the other parties by like notice:

(i)	if to the Custodian:

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA, 92705
Attention: Mortgage Custody - AA0601

or such other address as may hereafter be furnished to the Indenture Trustee in writing by the Custodian;

(ii)	if to the Master Servicer:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Aames 2006-1
Telephone: (410) 884-2000
Facsimile: (410) 715-2380

(iii)	if to the Trust Administrator:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Aames 2006-1
Telephone: (410) 884-2000
Facsimile: (410) 715-2380

(iv)	if to the Indenture Trustee:

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Trust Administration - AA0601

with a copy to the Depositor and the Seller:

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Aames Investment Corporation
350 South Grand Avenue, 43rd Floor
Los Angeles, CA 90071
Attention: Executive Vice President - Capital Markets
Telephone: (323) 210-5335
Facsimile: (323) 210-5066

with a copy to:

General Counsel
Telephone: (323) 210-4871
Facsimile: (323) 210-5026

(v)	if to the Servicer:

Aames Funding Corporation
350 South Grand Avenue, 43rd Floor
Los Angeles, CA 90071
Attention: Executive Vice President - Capital Markets
Telephone: (323) 210-5335
Facsimile: (323) 210-5066

with a copy to:

General Counsel
Telephone: (323) 210-4871
Facsimile: (323) 210-5026

Section 19.  Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the parties hereto, subject to the limitations herein provided. The Indenture Trustee shall have the right, subject to the terms of the Transfer and Servicing Agreement, without the consent of the Custodian or the Depositor (but with notice in writing to the Custodian), to assign, in whole or in part, its interest under this Agreement with respect to the Mortgage Loans to one or more parties including the Depositor and affiliates thereof, each of which in turn may assign its interest under this Agreement with respect to the Mortgage Loans to one or more parties, and such parties shall succeed to the rights of the Indenture Trustee under this Agreement with respect to the applicable Mortgage Loans. All references to the Indenture Trustee in this Agreement shall be deemed to include its assignee or successor and any subsequent assignee, specifically including the Depositor and the Indenture Trustee. The Custodian shall have the right to assign, in whole or in part, its interest under this Agreement only with the prior written consent of the Indenture Trustee, the Seller and the Depositor or in accordance with Section 16 hereof.

Section 20.  Limitation on Liability.

(a)  Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed (which belief may be based upon the opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Agreement, except for its or their own negligence, lack of good faith or willful misconduct. The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect, incidental, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

(b)  Notwithstanding anything herein to the contrary, the Custodian agrees to indemnify the Trust, the Depositor, the Seller, the Master Servicer, the Servicer, the Indenture Trustee and each of their respective officers, directors and agents for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Depositor, the Seller, the Indenture Trustee, the Master Servicer or the Servicer, due to any act or omission by the Custodian with respect to the Custodial Files which constitutes negligence, lack of good faith or willful misconduct on the part of the Custodian; provided, however, that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting from the willful misconduct, lack of good faith or negligence of such Person. The provisions of this Subsection 20(b) shall survive the termination of this Custodial Agreement.

(c)  The Issuer hereby agrees to indemnify and defend the Custodian and its directors, officers, employees and agents for any loss, liability or expense incurred without negligence, willful misconduct, or bad faith on their part, arising out of, or in connection with, the acceptance or administration of the custodial arrangement created hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

Section 21.  Custodian Obligations Regarding Genuineness of Documents. In the absence of bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; provided that the provisions of this Section shall not in any manner limit or reduce the responsibilities of the Custodian under Section 3 hereof.

Section 22.  Shipment of Documents. Written instructions as to the method of shipment and the shipper(s) that the Custodian is directed to utilize in connection with transmission of Mortgage Loan Documents in the performance of the Custodian’s duties hereunder shall be delivered by the Seller to the Custodian prior to any shipment of any Mortgage Loan Documents hereunder. The Seller will arrange for the provision of such services at its sole cost and expense (or, at the Custodian’s option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to Custodial Files and Mortgage Loan Documents as the Servicer deems appropriate. Without limiting the generality of the provisions of Section 20 above, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person or property, arising out of actions of the Custodian properly taken pursuant to instructions of the Indenture Trustee or the Seller. In the event the Custodian does not receive written instructions as to the method of shipment and shippers from the Seller, the Custodian is hereby authorized to utilize a nationally recognized courier service and be reimbursed therefor.

Section 23.  Authorized Representatives. Each individual designated as an authorized representative of the Custodian, the Indenture Trustee, the Master Servicer or the Servicer (an “Authorized Representative”) is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Custodial Agreement on behalf of the Custodian, the Indenture Trustee, the Master Servicer and the Servicer, respectively, and the specimen signature for each such Authorized Representative of the Custodian, the Indenture Trustee, the Master Servicer and the Servicer initially authorized hereunder is set forth on Exhibits C, D, E and F, respectively. From time to time, the Custodian, the Indenture Trustee, the Master Servicer or the Servicer may, by delivering to the others a revised exhibit, change the information previously given pursuant to this Section 23, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

Section 24.  Amendments. This Agreement may be amended or modified from time to time by the Issuer, the Indenture Trustee and the Custodian in writing, with prior notice by the Indenture Trustee to the Master Servicer, the Servicer, the Seller and the Depositor. In the event of an amendment to the Transfer and Servicing Agreement, the Depositor shall provide a copy of such amendment to the Custodian. No amendments or modifications to the Transfer and Servicing Agreement that have an impact on this Agreement shall be effective unless agreed to in writing by the Custodian.

Section 25.  Limited Role of Owner Trustee; Successor Owner Trustee.

(a)  The execution and delivery of this Agreement by the undersigned Owner Trustee on behalf of the Issuer is solely and strictly in its capacity as Owner Trustee under the Trust Agreement, and not individually, and has been undertaken at the direction of the Depositor. It is hereby expressly acknowledged that any obligations, liabilities, covenants, duties, representations and warranties hereunder are those of the Issuer only, and not those of the Owner Trustee and Wilmington Trust Company in its individual capacity. There shall be no individual or corporate liability against or on the part of the Owner Trustee (or any of its officers, directors or employees) under this Agreement, and there shall be no recourse against the Owner Trustee in its individual or corporate capacity (or any of its directors, officers or employees), or against any of its properties or assets, for recovery of or as a result of any claim, debt, liability or obligation (whether of payment or performance) of or against the Issuer or the Owner Trustee under or pursuant to this Agreement (whether arising out of or relating to any covenant, agreement, representation or warranty, or otherwise). Recourse against the Owner Trustee for any claims, liabilities, debts or obligations under this Agreement is limited to the assets and properties of the trust established by the Trust Agreement.

(b)  It is hereby acknowledged that the rights and remedies of the Owner Trustee under or pursuant to this Agreement shall automatically be transferred to and vest in any successor trustee under the Trust Agreement, in the event of the resignation or removal of the Owner Trustee as owner trustee thereunder.

Section 26.  Eligibility Requirements for the Custodian. The Custodian and any successor custodian shall at all times (i) be a depository institution subject to supervision or examination by a federal or state authority, (ii) have a combined capital and surplus of at least $15,000,000 and (iii) be qualified to do business in all applicable jurisdictions in which it engages in business. In case at any time the Custodian shall cease to be eligible in accordance with the provisions of this Section, the Custodian shall resign immediately in the manner and with the effect specified in Section 16.

Section 27.  Compliance with Regulation AB.

(a)  Intent of the Parties; Reasonableness. The Custodian acknowledges and agrees that the purpose of this Section 27 is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the 1933 Act, the Exchange Act and the rules and regulations of the Commission under the 1933 Act and the Exchange Act. The Custodian acknowledges that interpretations of the requirements of Regulation AB may change over time, due to interpretive guidance provided by the Commission or its staff and agrees to comply with reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Custodian shall cooperate reasonably with the Depositor to deliver to the Depositor (including any of its assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

(b)  Additional Representations and Warranties of the Custodian.

(i)  The Custodian hereby represents and warrants that the information set forth in the Free Writing Prospectus and the Prospectus Supplement under the caption “The Indenture Trustee and Custodian” (the “Custodian Disclosure”) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)  The Custodian shall be deemed to represent to the Depositor as of the date hereof and on each date on which information is provided to the Depositor under Section 27(c) that, except as disclosed in writing to the Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and (ii) there are no affiliations of a type described in Item 1119(a) of Regulation AB relating to the Custodian with respect to the Depositor or any of the following and their affiliates: Aames Mortgage Investment Trust 2006-1, the Seller, the Master Servicer, the Servicer, the Trust Administrator, Bear Stearns Financial Products Inc., in its capacity as Swap Provider, or any successor thereto or other material party as identified in writing to the Custodian by the Seller (each a “Transaction Party”).

(iii)  If so requested by the Depositor on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (ii) of this Section 27(b) or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Depositor shall not be given more than once each calendar quarter, unless the Depositor shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

(c)  Additional Information to Be Provided by the Custodian. For so long as the Notes are outstanding, for the purpose of satisfying the Depositor’s reporting obligation under the Exchange Act with respect to any class of Notes, the Custodian shall (a) notify the Depositor and the Trust Administrator in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Noteholders, and provide to the Depositor and the Trust Administrator a written description of such proceedings and (b) notify the Depositor and the Trust Administrator of any affiliations of a type described in Item 1119(a) of Regulation AB relating to the Custodian with respect to the Depositor or any Transaction Party and provide to the Depositor and the Trust Administrator a written description of such affiliations. Any notices and descriptions required under this Section 27(c) shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Depositor or Trust Administrator files each Report on Form 10-D or Form 10-K with respect to the Notes, the Custodian will be deemed to represent that any information previously provided under this Section 27(c), if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

(d)  Report on Assessment of Compliance and Attestation. On or before March 15th of each calendar year, beginning in 2007 until and unless a Form 15 suspension notification has been filed with respect to the Trust, the Custodian shall, at its own expense:

(i)  deliver to the Trust Administrator a report (in form and substance reasonably satisfactory to the Trust Administrator) regarding the Custodian’s assessment of compliance with the Servicing Criteria (set forth in Exhibit G) applicable to it during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Each such report shall include (a) a statement of the Custodian’s responsibility for assessing compliance with the Servicing Criteria applicable to it, (b) a statement that the Custodian used the criteria applicable to it identified in Exhibit G to assess compliance with the applicable Servicing Criteria, (c) disclosure of any material instance of noncompliance identified by the Custodian, and (d) a statement that a registered public accounting firm has issued an attestation report on the Custodian’s assessment of compliance with the applicable Servicing Criteria, which report shall be delivered by the Custodian as provided in this Section 27(d). Such report shall be addressed to the Depositor and signed by an authorized officer of the Custodian, and shall address each of the applicable Servicing Criteria; and

(ii)  deliver to the Trust Administrator a report of a registered public accounting firm (who may also render other services to the Custodian), which is a member of the American Institute of Certified Public Accountants, that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the 1933 Act and the Exchange Act.

(iii)  The Custodian has not and shall not engage any subcontractor which is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

(e)  Indemnification; Remedies.

The Custodian shall indemnify the Depositor and the Trust Administrator, each affiliate of the Depositor and the Trust Administrator or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act)(each, an “Indemnified Party”); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon (i) any untrue statement of a material fact contained or alleged to be contained in the Custodian Disclosure and any information, report or certification provided under this Section 27(c) and (d)(i) by or on behalf of the Custodian (collectively, the “Custodian Information”), or the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) any failure by the Custodian to deliver any information, report, certification or accountants’ attestation when and as required to be delivered under this Section 27. This indemnification shall survive the termination of this Agreement or the termination, resignation or removal of the Custodian.

In the case of any failure of performance described in clause (ii) of the immediately preceding paragraph, the Custodian shall promptly reimburse the Depositor for all costs reasonably incurred by the Depositor in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Custodian.

If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Custodian agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault and the relative benefit of such Indemnified Party on the one hand and the Custodian on the other.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

AAMES MORTGAGE INVESTMENT TRUST 2006-1, as Issuer
By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Acknowledged: AAMES INVESTMENT CORPORATION, as Seller

By:
Name:
Title:

FINANCIAL ASSET SECURITIES CORP., as Depositor

By:
Name:
Title:

AAMES FUNDING CORPORATION, as Servicer

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Master Servicer

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Name:
Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B-1

FORM OF INITIAL CERTIFICATION

__________________________________ [Date]

Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, CA, 92705 Attention: Trust Administration AA0601	Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, MD 21045 Attention: Aames Mortgage Investment Trust 2006-1

Financial Asset Securities Corp. 600 Steamboat Road Greenwich, Connecticut 06830 Attention: Legal	Aames Funding Corporation 350 South Grand Avenue, 43rd Floor Los Angeles, CA 90071 Attention: Aames Mortgage Investment Trust 2006-1

Re:
Custodial Agreement dated as of April 1, 2006 (the “Custodial Agreement”), among Deutsche Bank National Trust Company, as Indenture Trustee, Aames Mortgage Investment Trust 2006-1, as Issuer, and Deutsche Bank National Trust Company, as Custodian, with respect to Aames Mortgage Investment Trust 2006-1 Mortgage Backed Notes

Ladies and Gentlemen:

In accordance with Section 3 of the Custodial Agreement, subject to review of the contents thereof, the undersigned, as Custodian, hereby certifies that it has received a Custodial File pertaining to each Mortgage Loan listed on the Mortgage Loan Schedule attached as Exhibit A to the Custodial Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used but not otherwise defined herein shall have the respective meanings assigned to them in the Custodial Agreement. This Certification is subject in all respects to the terms of Section 3 of the Custodial Agreement and the Custodial Agreement sections cross-referenced therein.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian

By:
Name:
Title:

EXHIBIT B-2

FORM OF INTERIM CERTIFICATION

___________________________________ [Date]

Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, CA, 92705 Attention: Trust Administration AA0601	Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, MD 21045 Attention: Aames Mortgage Investment Trust 2006-1

Financial Asset Securities Corp. 600 Steamboat Road Greenwich, Connecticut 06830 Attention: Legal	Aames Funding Corporation 350 South Grand Avenue, 43rd Floor Los Angeles, CA 90071 Attention: Aames Mortgage Investment Trust 2006-1

Re:
Custodial Agreement dated as of April 1, 2006 (the “Custodial Agreement”), among Deutsche Bank National Trust Company, as Indenture Trustee, Aames Mortgage Investment Trust 2006-1, as Issuer, and Deutsche Bank National Trust Company, as Custodian, with respect to Aames Mortgage Investment Trust 2006-1 Mortgage Backed Notes

Ladies and Gentlemen:

In accordance with Section 3 of the Custodial Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule attached as Exhibit A thereto (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it received the applicable documents listed in Section 2 of the Custodial Agreement as provided therein.

The undersigned hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule attached as Exhibit A thereto (other than any Mortgage Loan paid in full or listed on Schedule I hereto), it has reviewed the documents listed in Section 2 of the Custodial Agreement and, subject to Section 3 of the Custodial Agreement, has determined that each such document appears regular on its face, appears to contain the required signatures by or on behalf of the mortgagor and the mortgagee, and appears to relate to the Mortgage Loan identified in such documents. Such interim certification shall supersede the initial certification relating to the same custodial file.

Capitalized words and phrases used but not otherwise defined herein shall have the respective meanings assigned to them in the Custodial Agreement. This Certification is qualified in all respects by the terms of the Custodial Agreement including, but not limited to, Section 3 thereof.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian

By:
Name:
Title:

EXHIBIT B-3

FORM OF FINAL CERTIFICATION

________________________________ [Date]

Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, CA, 92705 Attention: Trust Administration AA0601	Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, MD 21045 Attention: Aames Mortgage Investment Trust 2006-1

Financial Asset Securities Corp. 600 Steamboat Road Greenwich, Connecticut 06830 Attention: Legal	Aames Funding Corporation 350 South Grand Avenue, 43rd Floor Los Angeles, CA 90071 Attention: Aames Mortgage Investment Trust 2006-1

Re:
Custodial Agreement dated as of April 1, 2006 (the “Custodial Agreement”), among Deutsche Bank National Trust Company, as Indenture Trustee, Aames Mortgage Investment Trust 2006-1, as Issuer, and Deutsche Bank National Trust Company, as Custodian, with respect to Aames Mortgage Investment Trust 2006-1 Mortgage Backed Notes

Ladies and Gentlemen:

In accordance with Section 3 of the Custodial Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule attached as Exhibit A thereto (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it has received the applicable documents listed in Section 2 of the Custodial Agreement.

The undersigned hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule attached as Exhibit A to the Custodial Agreement (other than any Mortgage Loan paid in full or listed on Schedule I hereto), it has reviewed the documents listed in Section 2 of the Custodial Agreement and, subject to Section 3 of the Custodial Agreement, has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items (i) through (v) of the definition of Mortgage Loan Schedule is correct. This final certification shall supersede all initial and interim certifications relating to the same custodial file.

Capitalized words and phrases used but not otherwise defined herein shall have the respective meanings assigned to them in the Custodial Agreement. This Certification is qualified in all respects by the terms of the Custodial Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian

By:
Name:
Title:

EXHIBIT B-4

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

________________________________
[Date]

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Mortgage Custody - Aames 2006-1

In connection with the administration of the mortgages held by you as Custodian under a certain custodial agreement dated as of April 1, 2006 among Deutsche Bank National Trust Company, as Indenture Trustee, Aames Mortgage Investment Trust 2006-1, and you, as Custodian (the “Custodial Agreement”), the undersigned Master Servicer (or Servicer) hereby requests a release of the Custodial File held by you as Custodian with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1.  Mortgage Loan paid in full. The Master Servicer (or Servicer) hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account (or the Custodial Account) and remitted to (as applicable) the Trust Administrator for deposit into the Note Account pursuant to the Transfer and Servicing Agreement.

2.  The Mortgage Loan is being foreclosed.

3.  Mortgage Loan substituted. The Master Servicer (or Servicer) hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Custodial File pursuant to the Transfer and Servicing Agreement.

4.  Mortgage Loan repurchased. The Master Servicer (or Servicer) hereby certifies that the Purchase Price has been credited to the Collection Account (or the Custodial Account) and remitted to the Trust Administrator for deposit into the Note Account pursuant to the Transfer and Servicing Agreement.

5.  Other. (Describe)

The undersigned acknowledges that the above Custodial File will be held by the undersigned in accordance with the provisions of the Transfer and Servicing Agreement and will be returned to you within ten (10) days of our receipt of the Custodial File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Custodial File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Custodial File will be returned when no longer required by us for such purpose).

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Custodial Agreement.

[Name of Master Servicer (or Servicer)]

By:
Name:
Title:	Servicing Officer

EXHIBIT B-5

FORM OF LOST NOTE AFFIDAVIT AND AGREEMENT

I, _________________________________________, being duly sworn, do hereby state under oath that:

1.  I am a duly elected ______________________ of Aames Investment Corporation (the “Company”) and am duly authorized to make this affidavit.

2.  This affidavit is being delivered in connection with the transfer of the Mortgage Loan described in Paragraph 3 hereof by the Company pursuant to the Transfer and Servicing Agreement, dated as of April 1, 2006, among Aames Mortgage Investment Trust 2006-1, as Issuer, Financial Asset Securities Corp., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and as Trust Administrator, Aames Funding Corporation, as Servicer, Aames Investment Corporation, as Seller, and Deutsche Bank National Trust Company, as Indenture Trustee, relating to the Aames Mortgage Investment Trust 2006-1 Mortgage Backed Notes (the “Agreement”).

3.  The ______________ is the payee under the following described Mortgage Note (“Mortgage Note”) which evidences the obligation of the borrower(s) to repay the Mortgage Loan:

Loan Number: __________________________________
Mortgage Note Date:_____________________________
Borrower(s): ___________________________________
Original Payee (if not the Company): _________________
Original Amount:________________________________
Mortgage Rate: _________________________________
Address of Mortgaged Property: ____________________
_____________________________________________

4.  The Company is the lawful owner of the Mortgage Note and has not cancelled, altered, assigned or hypothecated the Mortgage Note.

5.  A thorough and diligent search for the executed original Mortgage Note was undertaken and was unsuccessful.

6.  Attached hereto is a true and correct copy of the Mortgage Note.

7.  The Mortgage Note has not been endorsed by the Company in any manner inconsistent with its transfer of the Mortgage Loan under the Mortgage Loan Purchase and Assignment Agreement.

8.  Without limiting the generality of the rights and remedies of the Indenture Trustee contained in the Agreement, the Company hereby confirms and agrees that in the event the inability to produce the executed original Mortgage Note results in a breach of the representations, warranties and covenants appearing in Section 1.04 of the Mortgage Loan Purchase and Assignment Agreement and Section 3.03 of the Agreement, the Company shall repurchase the Mortgage Loan at the Purchase Price and otherwise in accordance with Section 3.04 of the Agreement. In addition, the Company covenants and agrees to indemnify the Indenture Trustee and the Trust from and hold them harmless against any and all losses, liabilities, damages, claims or expenses (other than those resulting from negligence or bad faith of the Indenture Trustee) arising from the Company’s failure to have delivered the Mortgage Note to the Indenture Trustee, including without limitation any such losses, liabilities, damages, claims or expenses arising from any action to enforce the indebtedness evidenced by the Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of the Mortgage Note.

9.  In the event that the Company locates the executed original Mortgage Note, it shall promptly provide the Mortgage Note to the Indenture Trustee.

10.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement.

Date: _______________________

_______________________________________
(signature)

_______________________________________
(print name)

_______________________________________
(print title)

EXHIBIT B-6

FORM OF ENDORSEMENT

Pay to the order of Deutsche Bank National Trust Company, as indenture trustee (the “Indenture Trustee”) under the Indenture dated as of April 1, 2006, relating to Aames Mortgage Investment Trust 2006-1 Mortgage Backed Notes, without recourse.

[current signatory on note]

By:
Name:
Title:

EXHIBIT C

AUTHORIZED REPRESENTATIVES OF THE CUSTODIAN

Name	Signature	Title

EXHIBIT D

AUTHORIZED REPRESENTATIVES OF THE INDENTURE TRUSTEE

Name	Signature	Title

EXHIBIT E

AUTHORIZED REPRESENTATIVES OF THE MASTER SERVICER

Name	Signature	Title

EXHIBIT F

AUTHORIZED REPRESENTATIVES OF THE SERVICER
(AAMES FUNDING CORPORATION)

Name	Signature	Title

EXHIBIT G

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Custodian shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institutions” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than ther person who prepared the reconciliations; and (D) contain explanations for reconciling items, These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors; or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	√
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	√
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation of recovery actions (e.g., forbearance plans, modifications and deed in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction documents.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts); (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 3- calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the service at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible funds are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT E

CUSTODIAL ACCOUNT LETTER AGREEMENT

                            ______________ __, ____

To:           ______________________

______________________

______________________
(the “Depository”)

As Servicer under the Transfer and Servicing Agreement dated as of April 1, 2006, by and among Financial Asset Securities Corp., as Depositor, you, as Indenture Trustee, Wells Fargo Bank, N.A., as Trust Administrator and Master Servicer, Aames Mortgage Investment Trust 2006-1, as Issuer, Aames Funding Corporation, as Servicer and Aames Investment Corporation, as Sponsor (the “Transfer and Servicing Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.02(d) of the Transfer and Servicing Agreement, designated as “Aames Funding Corporation in trust for Deutsche Bank National Trust Company, as Indenture Trustee for Aames Mortgage Investment Trust 2006-1.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

AAMES FUNDING CORPORATION
Servicer

By: ___________________________________
Name:  ___________________________
Title: ____________________________
Date: ____________________________

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                              ________________________________
                                    Depository

By: _________________________________
Name:
Title:
Date:

EXHIBIT F

ESCROW ACCOUNT LETTER AGREEMENT

                        ______________ __, ____

To:          ______________________

______________________

______________________
(the “Depository”)

As Servicer under the Transfer and Servicing Agreement dated as of April 1, 2006, by and among Financial Asset Securities Corp., as Depositor, you, as Indenture Trustee, Wells Fargo Bank, N.A., as Trust Administrator and Master Servicer, Aames Mortgage Investment Trust 2006-1, as Issuer, Aames Funding Corporation, as Servicer and Aames Investment Corporation, as Sponsor (the “Transfer and Servicing Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.02(f) of the Transfer and Servicing Agreement, designated as “Aames Funding Corporation in trust for Deutsche Bank National Trust Company, as Indenture Trustee for Aames Mortgage Investment Trust 2006-1.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

AAMES FUNDING CORPORATION
Servicer

By: ___________________________________
Name:  ___________________________
Title: ____________________________
Date: ____________________________

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                              ________________________________
                                    Depository

By: _________________________________
Name:
Title:
Date:

EXHIBIT G-1

FORM OF MONTHLY REMITTANCE ADVICE

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

EXHIBIT G-2

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

EXHIBIT G-3

CALCULATION OF REALIZED LOSS/GAIN FORM 332- INSTRUCTION SHEET

WELLS FARGO BANK, N.A.

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
(a)

(b)  The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.             The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.             The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.             Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.        Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history
(to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

* Unusual or extraordinary items may require further documentation.

13.           The total of lines 1 through 12.

(c)           Credits:

14-21.      Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney
Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.           The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _______________
Phone: ______________________   Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale   Short Sale  Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes                             No
If “Yes”, provide deficiency or cramdown amount ________________________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes (see page 2)	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	$________________	(12)
Cash for Keys__________________________		________________
HOA/Condo Fees_______________________		________________
______________________________________		________________
______________________________________		________________
Total Expenses		$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	________________	(18a)
HUD Part A
HUD Part B		________________	(18b)
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
_________________________________________		_________________
_________________________________________		_________________
Total Credits		$________________	(22)
Total Realized Loss (or Amount of Gain)		$________________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

EXHIBIT H

FORM OF BACK-UP CERTIFICATION

Re:	Aames Mortgage Investment Trust 2006-1 Mortgage Backed Notes

I, ________________________________, the _______________________ of [Aames Funding Corporation] [Subservicer] [Subcontractor]( the “Company”), certify to Financial Asset Securities Corp. and the Master Servicer, and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), [and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the Master Servicer pursuant to the Agreement] [Edit as necessary for Subservicer or Subcontractor] (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the [Agreement] has been provided to the [Master Servicer] [Servicer] [Subservicer];

(4) I am responsible for reviewing the activities performed by the Company [as servicer, subservicer or subcontractor] under the [Agreement], and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the [Agreement] in all material respects; and

(5) The Compliance Statement required to be delivered by the Company pursuant to [the Agreement], and the Servicing Assessment and Attestation Report required to be provided by the Company [and by any Subservicer and Subcontractor pursuant to the Agreement—delete as appropriate for certification party], have been provided to [Wells Fargo]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:_____________________
Name:

EXHIBIT I

Form of Interest Rate Swap Agreement

BEAR STEARNS FINANCIAL PRODUCTS INC.
383 MADISON AVENUE
NEW YORK, NEW YORK 10179
212-272-4009

DATE:	May 2, 2006

TO:	Aames Mortgage Investment Trust 2006-1 c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19801
ATTENTION:	Corporate Trust Administration
TELEPHONE:	302-636-6000
FACSIMILE:	302-636-4140

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

SUBJECT:	Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER:

The purpose of this letter agreement (“Agreement”) is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the “ Transaction”) between Bear Steams Financial Products Inc. (“BSFP”) and Aames Mortgage Investment Trust 2006-1 (the “Counterparty”), pursuant to the Transfer and Servicing Agreement (the “TSA”), dated as of April 1, 2006, among Aames Mortgage Investment Trust 2006-1, as issuer (the “Issuer”), Financial Asset Securities Corp., as depositor (the “Depositor”), Deutsche Bank National Trust Company, as indenture trustee (the “Indenture Trustee”), Wells Fargo Bank, N.A., as trust administrator (the “Trust Administrator”) and master servicer (the `Master Servicer”), Aames Funding Corporation, as servicer (the “Servicer”), and Aames Investment Corporation, as sponsor (the “Sponsor”). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a “Confirmation” as referred to in the “ISDA Form Master Agreement” (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1.             This Agreement is subject to the 2000 ISDA Definitions, as supplemented by the Annex thereto (June 2000 Version) (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). You and we have agreed to enter into this Agreement in lieu of negotiating an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) and, accordingly, an agreement in such form but without any Schedule attached thereto and with all elections, modifications and amendments to such form contained herein (the “ISDA Form Master Agreement”) shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA

Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Terms capitalized but not defined herein except in the Definitions shall have the respective meanings attributed to them in the TSA.

2.               The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	With respect to any Calculation Period, the amount set forth for such period in the Schedule I attached hereto.

Trade Date:	April 28, 2006

Effective Date:	May 25, 2006

Termination Date:
October 25, 2011; provided, however, for the purposes of determining the Floating Amount to be paid in respect of the final Calculation Period, such date shall be subject to adjustment in accordance with the Business Day Convention.

Fixed Amount:

Fixed Rate Payer:	Counterparty

Floating Rate Payer
Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing June 25, 2006 and ending on the Termination Date, with No Adjustment.

Floating Rate Payer
Payment Date:	Early Payment shall be applicable. The Fixed Rate Payer Payment Dates shall be one Business Days prior to each Fixed Rate Payer Period End Date.

Fixed Rate:	5.36000%

Fixed Rate Day
Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	BSFP

Floating Rate Payer
Period End Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing June 25, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer
Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Dates shall be one Business Days prior to each Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR BBA

Designated Maturity:	One month

Floating Rate Day
Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	Following

Additional Amount:	In connection with entering into this Transaction USD 535,000 is payable by BSFP to Counterparty May 2, 2006.

3.	Additional Provisions:
(1) Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph (1) shall be deemed repeated on the trade date of each Transaction.

4.	Provisions Deemed Incorporated in a Schedule to the ISDA Form Master Agreement:
1)	The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

2)	Termination Provisions. For purposes of the ISDA Form Master Agreement:

(a) “Specified Entity” is not applicable to BSFP or Counterparty for any purpose.

(b) “Specified Transaction” is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or Counterparty.

(c) Section 5(a)(i) of the ISDA Form Master Agreement is hereby amended by deleting the word “third’ therein and replacing it with the word “second.”

(d) “Breach of Agreement” provision of Section 5(a)(ii) will not apply to BSFP and will not apply to Counterparty.

(e) “Credit Support Default” provisions of Section 5(a)(iii) will not apply to BSFP and will not apply to Counterparty.

(f) “Misrepresentation” provisions of Section 5(a)(iv) will not apply to BSFP and will not apply to Counterparty.

(g) The “Merger Without Assumption” provision of Section 5(a)(viii) will not apply to BSFP and will not apply to Counterparty.

(h) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to BSFP or Counterparty.

(i) The “Bankruptcy” provision of Section 5(a)(vii)(2) will apply to BSFP and will not apply to Counterparty.

(j) The “Automatic Early Termination” provision of Section 6(a) will not apply to BSFP or to Counterparty.

(k) Payments on Early Termination. For the purpose of Section 6(e) of the ISDA Form Master Agreement:

(i) Market Quotation will apply.
(ii) The Second Method will apply.

(l) “Termination Currency” means United States Dollars.

3)	Tax Representations.

(a)	Payer Representations. For the purpose of Section 3(e) of the ISDA Form Master Agreement, each of BSFP and the Counterparty will make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Form Master Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the ISDA Form Master Agreement;

(ii) the satisfaction of the agreement contained in Sections 4(a)(i) and 4(a)(iii) of the ISDA Form Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Sections 4(a)(i) and 4(a)(iii) of the ISDA Form Master Agreement; and

(iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the ISDA Form Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Sections 4(a)(i) and 4(a)(iii) of the ISDA Form Master Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of the ISDA Form Master Agreement, each of BSFP and the Counterparty make the following representations.

The following representation will apply to BSFP:

BSFP is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

The following representation will apply to the Counterparty:

The beneficial owner of the payments made to it under this Agreement is either (i) a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes and an “Exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of United States Treasury Regulations, or (ii) a “non U.S. branch of a foreign person” as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations (the “Regulations”) for United States federal income tax purposes, and it is a “foreign person” as that term is used in section 1.6041-4(a)(4) of the Regulations for United States federal income tax purposes.

4)	[Reserved]

5)	Documents to be Delivered. For the purpose of Section 4(a) of the ISDA Form Master Agreement:

(1)	Tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

BSFP and the Counterparty
Any document required or reasonably requested to
allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any Tax or with such deduction
or withholding at a reduced rate
Promptly after the earlier of (i) reasonable demand by either party or (ii) learning that such form or document is required
(2)	Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

BSFP and the Counterparty
Any documents required by the receiving party to evidence the authority of the delivering party (which, in the case of the Owner Trustee, shall be the TSA and Indenture or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement and such Confirmation	Yes

BSFP and the Counterparty
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be
		Upon the execution and delivery of this Agreement and such Confirmation	Yes

BSFP	A copy of its most recent audited consolidated financial statements	Promptly after the request of by other Party

Counterparty	An executed copy of the TSA	Within 30 days after the date of this Agreement.	No

BSFP
Legal opinion(s) with respect to such party and its Credit Support Provider, if any, for it reasonably satisfactory in form and substance to the other party relating to the enforceability of the party’s obligations under this Agreement.
		Upon the execution and delivery of this Agreement and any Confirmation	No

6)	Miscellaneous. Miscellaneous

(a)	Address for Notices: For the purposes of Section 12(a) of the ISDA Form Master Agreement:

Address for notices or communications to BSFP:

	Address:	383 Madison Avenue, New York, New York 10179
	Attention:	DPC Manager
	Facsimile:	(212) 272-5823

with a copy to:

	Address:	One Metrotech Center North, Brooklyn, New York 11201
	Attention:	Derivative Operations - 7th Floor
	Facsimile:	(212) 272-1634

(For all purposes)

Address for notices or communications to the Counterparty:

	Address:	Aames Mortgage Investment Trust 2006-1 c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890
	Attention:	Corporate Trust Administration
	Facsimile:	302-636-4140
	Phone:	302-636-6000

with a copy to:

	Address:	Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045
	Attention:	Aames Mortgage Investment Trust 2006-1
	Facsimile:	410-715-2380
	Telephone:	410-884-2000

	Address:	Aames Investment Corporation 350 South Grand Avenue, 43rd Floor Los Angeles, CA 90071 Attention: Chief Financial Officer Facsimile No.: 323-210-5036 Telephone No.: 323-210-4964

Aames Investment Corporation 350 South Grand Avenue, 43rd Floor Los Angeles, CA 90071 Attention: General Counsel Facsimile No.: 323-210-5066 Telephone No.: 323-210-5335

(For all purposes)

(b)	Process Agent. For the purpose of Section 13(c):

	BSFP appoints as its Process Agent:	Not Applicable

	The Counterparty appoints as its Process Agent:	Not Applicable

(c)
Offices. The provisions of Section 10(a) will not apply to this Agreement; neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of the ISDA Form Master Agreement, it shall not in future have any Office other than one in the United States.

(d)	Multibranch Party. For the purpose of Section 10(c) of the ISDA Form Master Agreement:

BSFP is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is BSFP.

(f)	Credit Support Document. Not applicable for either BSFP or the Counterparty.

(g)	Credit Support Provider.

BSFP: Not Applicable

The Counterparty: Not Applicable

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 1402.

(i)              Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j)              Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

7)              “Affiliate” will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that neither BSFP nor Counterparty shall be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

“(g) Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that: --

(1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2) Evaluation and Understanding.

(i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; and

(ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4) Principal. It is entering into the Transaction as principal, and not as agent or in any other capacity, fiduciary or otherwise and the other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.”

9)              Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust Company (“Wilmington”), not individually or personally but solely as the Owner Trustee of the Counterparty, in the exercise of the powers and authority conferred and vested in it under the Amended and Restated Trust Agreement dated May 2, 2006, by and among Financial Asset Securities Corp., as Depositor (the “Depositor”), Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”), and Wells Fargo Bank, N.A., as Trust Administrator (the “Trust Administrator”), (ii) each of the representations, undertakings and agreements herein made on the part of the Counterparty is made and intended not as personal representations, undertakings and agreements by Wilmington but is made and intended for the purpose of binding only the Counterparty, (iii) under no circumstances shall Wilmington in its individual capacity be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement or any other related documents and (iv) nothing herein contained shall be construed as creating any liability on Wilmington, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under parties hereto.

10)            Proceedings. BSFP shall not institute against or cause any other person to institute against, or join any other person in instituting against Counterparty any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day following payment in full of the Notes.

11)            Set-off. The provisions for Set-off set forth in Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements.

12) Additional Termination Events. Additional Termination Events will apply:

(i) If a Rating Agency Downgrade has occurred and BSFP has not complied with Section 13 below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such an Additional Termination Event.

(ii) Amendments to TSA. Without the prior written consent of BSFP, Counterparty shall not consent to any amendment or supplemental agreement to the TSA if such amendment or supplemental agreement could reasonably be expected to have a material adverse effect on the interests of BSFP. Counterparty will furnish to BSFP a copy of each proposed and each executed amendment or supplemental agreement and copies of any related Rating Agency confirmation therewith, if any. The failure by Counterparty to comply with the above shall constitute an Additional Termination Event hereunder, upon which Counterparty shall be the sole Affected Party and all Transactions hereunder shall be Affected Transactions.

(iii) Swap Disclosure Event. If, upon the occurrence of a Swap Disclosure Event (as defined in Section 16 of this Agreement), BSFP has not, within 10 days after such Swap Disclosure Event complied with any of the provisions set forth in Section 16 (iii) below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such Additional Termination Event.

13)            Rating Agency Downgrade. In the event that BSFP’s long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “AA-” by S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “Aa3” by Moody’s (and together with S&P, the “Swap Rating Agencies”, and such rating thresholds, “Approved Rating Thresholds”), then within 30 days after such rating withdrawal or downgrade (unless, within 30 days after such withdrawal or downgrade, each such Swap Rating Agency has reconfirmed the rating of the Notes, which was in effect immediately prior to such withdrawal or downgrade), BSFP shall, subject to the Rating Agency Condition and at its own expense, either (i) cause another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement, (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds to honor, BSFP’s obligations under this Agreement, (iii) post collateral under a Credit Support Annex which will be sufficient to restore the immediately prior ratings of the Notes; or (iv) establish any other arrangement satisfactory to the applicable Swap Rating Agency, which will be sufficient to restore the immediately prior ratings of the Notes. In the event that BSFP’s long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “BBB-” by S&P, then within 10 business days after such rating withdrawal or downgrade, BSFP shall, subject to the Rating Agency Condition and at its own expense, either (i) secure another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement or (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, BSFP’s obligations under this Agreement. BSFP’s failure to do any of the foregoing shall, at the Counterparty’s option, constitute an Additional Termination Event with BSFP as the Affected Party. For purposes of this provision, “Rating Agency Condition” means, with aspect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Swap Rating Agencies then providing a rating of the Notes and receive from each of the Swap Rating Agencies a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then current rating of the Notes.

14)             Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless the Swap Rating Agencies, have been provided notice of the same and confirms in writing (including by facsimile transmission) after such notice is given that it will not downgrade, qualify, withdraw or otherwise modify its then-current rating of the Notes.

15)            Limited Recourse Non petition. The liability of the Counterparty in relation to this Agreement and any Confirmation hereunder is limited in recourse to the Trust Estate (as defined in the TSA) and distributions of interest proceeds and principal proceeds thereon applied in accordance with the terms of the TSA BSFP shall have no right to institute any proceedings for the enforcement of the lien of the Trust Estate unless the Indenture Trustee shall have commenced proceedings pursuant to the TSA for the enforcement of the lien of the Indenture Trustee for the benefit of the secured parties (as defined in the TSA) and BSFP shall only enforce such a lien in conjunction with the enforcement of the rights of such Secured Parties in the manner set forth in the TSA. Upon application of the Trust Estate (and proceeds thereon) in accordance with the TSA, BSFP shall not be entitled to take any further steps against the Counterparty to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished.

16) Compliance with Regulation AB.

(i) BSFP agrees and acknowledges that Aames Mortgage Investment Trust 2006-1 (“Aames”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding BSFP or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between BSFP or its group of affiliated entities, if applicable, and Aames, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii) It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, Aames requests from Party A the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by Aames, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(iii) Upon the occurrence of a Swap Disclosure Event, BSFP, at its own expense, shall (a) provide to Aames the Swap Financial Disclosure, (b) secure another entity to replace BSFP as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Swap Rating Agencies, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds ando which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (c) obtain a guaranty of the BSFP’s obligations under this Agreement from an affiliate of the BSFP that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iv) BSFP agrees that, in the event that BSFP provides Swap Financial Disclosure to Aames in accordance with Section 16(iii)(a) or causes its affiliate to provide Swap Financial Disclosure to Aames in accordance with Section 16(iii)(c), it will indemnify and hold harmless Aames, its respective directors or officers and any person controlling Aames, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(17) Third Party Beneficiary. Aames shall be a third party beneficiary of this Agreement.

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.
5. Account Details and Settlement Information:
Payments to BSFP:
Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of Bear, Steams Securities Corp.
Account Number: 0925-3186, for further credit to Bear Steams Financial Products Inc. Sub-account
Number: 102-04654-1-3
Attention: Derivatives Department

Acknowledgment of Charge. Provider hereby acknowledges that Counterparty has granted a first priority security interest in its rights under this Agreement and has assigned this Agreement to the Indenture Trustee pursuant to the Indenture, and consents thereto, and BSFP hereby consents to any transfer of such rights pursuant to an exercise of creditor’s remedies in respect of such security interest or assignment. BSFP hereby agrees that, unless notified in writing by the Indenture Trustee of other payment instructions, any and all amounts payable by BSFP to Counterparty under this Agreement shall be paid to the Indenture Trustee at the following account:

Payments to Counterparty: Wells Fargo Bank, N.A. ABA #: 121-000-248 For credit to: SAS Clearing Acct#: 3970771416 FC to: Aames 2006-1, Interest Rate Swap Acct # 50916200

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Susan Donlon by telephone at 212-272-2364. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By: _____________________________
Name:
Title:

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

AAMES MORTGAGE INVESTMENT TRUST 2006-1 By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee of Aames Mortgage Investment Trust 2006-1

By: _____________________________
Name:
Title:
am

SCHEDULE I

(all such dates subject to adjustment in accordance with the Business Day Convention)

From and including	To but excluding	Notional Amount (USD)
Effective Date	06/25/06	602,186,073.68
06/25/06	07/25/06	591,785,982.21
07/25/06	08/25/06	580,366,114.67
08/25/06	09/25/06	567,964,846.04
09/25/06	10/25/06	554,628,014.07
10/25/06	11/25/06	540,450,032.53
11/25/06	12/25/06	525,655,656.61
12/25/06	01/25/07	510,572,469.53
01/25/07	02/25/07	495,917,871.49
02/25/07	03/25/07	481,683,668.20
03/25/07	04/25/07	467,858,222.28
04/25/07	05/25/07	454,429,777.11
05/25/07	06/25/07	441,386,914.88
06/25/07	07/25/07	428,718,546.83
07/25/07	08/25/07	416,413,903.75
08/25/07	09/25/07	404,462,526.72
09/25/07	10/25/07	392,778,024.45
10/25/07	11/25/07	381,227,088.38
11/25/07	12/25/07	330,886,781.06
12/25/07	01/25/08	133,734,035.28
01/25/08	02/25/08	126,567,214.04
02/25/08	03/25/08	120,758,572.00
03/25/08	04/25/08	115,456,477.70
04/25/08	05/25/08	110,703,390.54
05/25/08	06/25/08	106,484,604.43
06/25/08	07/25/08	102,706,290.24
07/25/08	08/25/08	99,296,797.35
08/25/08	09/25/08	96,200,494.33
09/25/08	10/25/08	93,359,314.93
10/25/08	11/25/08	90,610,752.19
11/25/08	12/25/08	83,642,805.81
12/25/08	01/25/09	79,054,751.55
01/25/09	02/25/09	76,800,609.77
02/25/09	03/25/09	74,642,647.38
03/25/09	04/25/09	72,547,598.96
04/25/09	05/25/09	70,513,540.43
05/25/09	06/25/09	68,538,609.66
06/25/09	07/25/09	66,621,004.37
07/25/09	08/25/09	64,758,980.15
08/25/09	09/25/09	62,950,848.46
09/25/09	10/25/09	61,194,974.79
10/25/09	11/25/09	59,489,776.82
11/25/09	12/25/09	57,833,722.68
12/25/09	01/25/10	56,225,329.27
01/25/10	02/25/10	54,663,160.61
02/25/10	03/25/10	53,145,826.25
03/25/10	04/25/10	51,671,979.82
04/25/10	05/25/10	50,240,317.49
05/25/10	06/25/10	48,849,576.58
06/25/10	07/25/10	47,498,534.20
07/25/10	08/25/10	46,186,005.96
08/25/10	09/25/10	44,910,844.61
09/25/10	10/25/10	43,646,991.36
10/25/10	11/25/10	41,420,965.36
11/25/10	12/25/10	35,460,573.47
12/25/10	01/25/11	32,952,670.31
01/25/11	02/25/11	32,130,418.45
02/25/11	03/25/11	31,328,362.35
03/25/11	04/25/11	30,546,011.19
04/25/11	05/25/11	29,782,885.97
05/25/11	06/25/11	29,038,519.27
06/25/11	07/25/11	28,312,454.92
07/25/11	08/25/11	27,604,247.80
08/25/11	09/25/11	26,913,463.50
09/25/11	Termination Date	26,239,678.13

EXHIBIT J

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

Definitions
Primary Servicer - transaction party having borrower contact
Master Servicer - aggregator of pool assets
Securities Administrator - waterfall calculator (may be the Trustee, or may be the Master Servicer)
Back-up Servicer - named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets
Paying Agent - distributor of funds to ultimate investor
Trustee - fiduciary of the transaction

Note: The definitions above describe the essential function that the party performs, rather than the party’s title. So, for example, in a particular transaction, the trustee may perform the “paying agent” and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:         X - obligation
[X] - under consideration for obligation

Reg AB Reference	Servicing Criteria	Primary Servicer	Master Servicer	Trust Admin.	Trustee/ Custodian
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X (with respect to (B) and (D) only)	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/A	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	N/A	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X			X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X			X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X

EXHIBIT K

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trust Administrator pursuant to Section 6.07(a).

Under Item 1 of Form 10-D: a) items marked “5.09 statement” are required to be included in the periodic Payment Date statement under Section 5.09, provided by the Trust Administrator based on information received from the Servicer and the Master Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 5.09 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Responsible Party
10-D	Must be filed within 15 days of the Payment Date.
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	5.09 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	5.09 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	5.09 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	5.09 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
5.09 statement
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	5.09 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	5.09 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	5.09 statement
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
5.09 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	5.09 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
5.09 statement
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.
5.09 statement Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	5.09 statement: Servicer and Master Servicer. Form 10-D report: Depositor
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
5.09 statement: Master Servicer and Servicer
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	Form 10-D report; Servicer
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Servicer
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	5.09 statement
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,
[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Depositor and Servicer Form 10-D report: Depositor, Master Servicer and Servicer
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	Depositor / N/A
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Noteholders, including proceedings known to be contemplated by governmental authorities:
Sponsor
Depositor
Indenture Trustee
Trust Administrator
Issuing entity
Master Servicer
Servicer
Custodian
Sponsor Depositor Indenture Trustee Trust Administrator Depositor Master Servicer Servicer Custodian
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	Trust Administrator
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Trust Administrator
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A N/A
Item 1115(b) - Derivative Counterparty Financial Information*
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
Depositor Depositor Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The party responsible for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trust Administrator
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
All parties to this Agreement, to the extent such party is a party to such agreement or amendment
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
All parties to this Agreement to the extent such party is a party to such agreement
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, Master Servicer or Indenture Trustee, with respect to any of the following:
Sponsor (Seller), Depositor, Servicer, Indenture Trustee, Swap Provider, Cap Provider, Custodian
Depositor/Servicer (as to itself)/Indenture Trustee (as to itself and Custodian)/Trust Administrator
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.
Disclosure will be made of events other than waterfall triggers which are disclosed in the 5.09 statement
Depositor/Trust Administrator
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Noteholders, including the Transfer and Servicing Agreement	Party requesting material modification
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	Depositor
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 4.07]	Depositor
	6.02	Change of Master Servicer or Indenture Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or indenture trustee. Reg AB disclosure about any new servicer or indenture trustee is also required.
Servicer (with respect to itself or any Subservicer used by it) or Master Servicer Depositor
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.
Depositor
	6.04	Failure to Make a Required Distribution	Trust Administrator
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	All parties to this Agreement
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	Depositor
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The party responsible for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information	N/A
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A N/A
Item 1115(b) - Derivative Counterparty Financial Information
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
Depositor Depositor Depositor
		Item 1117 - Sponsor Depositor Indenture Trustee Issuing entity Master Servicer Servicer Custodian	Sponsor Depositor Indenture Trustee Issuing entity Master Servicer Servicer Custodian
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Noteholders:
Sponsor

Depositor
Indenture Trustee

Issuing entity
Master Servicer
Originator

Custodian
Credit Enhancer/Support Provider, if any Significant Obligor, if any

Sponsor (only with respect to the Servicer, the Originator, the Indenture Trustee, the Custodian, the Master Servicer, the Trust Administrator and the Swap Provider)
Depositor
Indenture Trustee (only with respect to affiliations and relationships with the sponsor, depositor or issuing entity)
Issuing entity
Master Servicer
Depositor
Custodian (only with respect to affiliations and relationships with the sponsor, depositor or issuing entity)
Depositor
Depositor

		Item 1122 - Assessment of Compliance with Servicing Criteria	Each Party participating in the servicing function
		Item 1123 -Servicer Compliance Statement	Master Servicer, Servicer and Trust Administrator

EXHIBIT L

ADDITIONAL DISCLOSURE NOTIFICATION

**SEND TO WELLS FARGO VIA FAX TO 410-715-2380 AND VIA EMAIL TO cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW. SEND TO THE DEPOSITOR AT THE ADDRESS BELOW**

Wells Fargo Bank, N.A. as Securities Administrator
Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail: cts.sec.notifications@wellsfargo.com

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06080
Attn: Corporate Trust Services - Aames Mortgage Investment Trust 2006-1-SEC REPORT PROCESSING

RE: **Additional Form [ ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Transfer and Servicing Agreement, dated as of April 1, 2006, among the Issuer, Depositor, Wells Fargo Bank, N.A. as master servicer, and trust administrator (the “Master Servicer” and “Trust Administrator”), Deutsche Bank National Trust Company, a national banking association, as indenture trustee (the “Indenture Trustee”), Aames Funding Corporation as servicer (the “Servicer”) and Aames Investment Corporation as sponsor (the “Sponsor”). The Undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [ ].

Description of Additional Form [ ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [ ] Disclosure:

Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

[NAME OF PARTY]
as [role]

By: __________________
Name:
Title:

SCHEDULE A

MORTGAGE LOAN SCHEDULE

[ON FILE WITH THE CUSTODIAN.]